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                                                                  CONFORMED COPY


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                                CREDIT AGREEMENT


                            DATED AS OF JULY 6, 1995


                                      AMONG


                       HORIZON/CMS HEALTHCARE CORPORATION,


                       CONTINENTAL MEDICAL SYSTEMS, INC.,


                            THE LENDERS NAMED HEREIN,

                                       AND

                           NATIONSBANK OF TEXAS, N.A.

                          AS AGENT AND AS ISSUING BANK





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                                TABLE OF CONTENTS


Article   Section                                                           Page

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.01.  Defined Terms. . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.02.  Terms Generally. . . . . . . . . . . . . . . . . . . . . 26
     SECTION 1.03.  Types of Borrowings. . . . . . . . . . . . . . . . . . . 26

ARTICLE II  THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 2.01.  Commitment to Make Loans . . . . . . . . . . . . . . . . 26
     SECTION 2.02.  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 2.03.  Notice of Borrowings . . . . . . . . . . . . . . . . . . 29
     SECTION 2.04.  Notes; Repayment of Loans. . . . . . . . . . . . . . . . 29
     SECTION 2.05.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     SECTION 2.06.  Interest on Loans. . . . . . . . . . . . . . . . . . . . 30
     SECTION 2.07.  Default Interest . . . . . . . . . . . . . . . . . . . . 32
     SECTION 2.08.  Alternate Rate of Interest . . . . . . . . . . . . . . . 32
     SECTION 2.09.  Termination and Reduction of Commitments . . . . . . . . 32
     SECTION 2.10.  Repayments and Prepayments . . . . . . . . . . . . . . . 33
     SECTION 2.11.  Reserve Requirements; Certain Changes in Circumstances . 34
     SECTION 2.12.  Change in Legality . . . . . . . . . . . . . . . . . . . 35
     SECTION 2.13.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 2.14.  Pro Rata Treatment . . . . . . . . . . . . . . . . . . . 37
     SECTION 2.15.  Sharing of Setoffs . . . . . . . . . . . . . . . . . . . 37
     SECTION 2.16.  Payments . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 2.17.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 2.18.  Assignment of Commitments Under Certain Circumstances. . 41
     SECTION 2.19.  Horizon Letters of Credit. . . . . . . . . . . . . . . . 41
     SECTION 2.20.  Continental Letters of Credit. . . . . . . . . . . . . . 46

ARTICLE III  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . 50
     SECTION 3.01.  Organization; Powers . . . . . . . . . . . . . . . . . . 50
     SECTION 3.02.  Authorization. . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 3.03.  Enforceability . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 3.04.  Consents and Governmental Approvals. . . . . . . . . . . 51
     SECTION 3.05.  Financial Statements . . . . . . . . . . . . . . . . . . 51
     SECTION 3.06.  No Material Adverse Change . . . . . . . . . . . . . . . 51
     SECTION 3.07.  Title to Properties; Possession Under Leases . . . . . . 52
     SECTION 3.08.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 52
     SECTION 3.09.  Litigation; Compliance with Laws . . . . . . . . . . . . 52
     SECTION 3.10.  Agreements . . . . . . . . . . . . . . . . . . . . . . . 53



                                        i

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     SECTION 3.11.  Federal Reserve Regulations. . . . . . . . . . . . . . . 54
     SECTION 3.12.  Investment Company Act; Public Utility
                 Holding Company Act . . . . . . . . . . . . . . . . . . . . 54
     SECTION 3.13.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 54
     SECTION 3.14.  Tax Returns. . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 3.15.  No Material Misstatements. . . . . . . . . . . . . . . . 55
     SECTION 3.16.  Employee Benefit Plans . . . . . . . . . . . . . . . . . 55
     SECTION 3.17.  Environmental and Safety Matters . . . . . . . . . . . . 56
     SECTION 3.18.  Security Interests . . . . . . . . . . . . . . . . . . . 56
     SECTION 3.19.  Solvency . . . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 3.20.  Transactions with Affiliates . . . . . . . . . . . . . . 57
     SECTION 3.21.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 3.22.  Labor Relations. . . . . . . . . . . . . . . . . . . . . 58

ARTICLE IV  CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . . . . . 58
     SECTION 4.01.  First Borrowing. . . . . . . . . . . . . . . . . . . . . 58
     SECTION 4.02.  All Borrowings . . . . . . . . . . . . . . . . . . . . . 63

ARTICLE V  AFFIRMATIVE COVENANTS OF HORIZON. . . . . . . . . . . . . . . . . 64
     SECTION 5.01.  Existence; Businesses and Properties; Leases
                 and Operating Leases. . . . . . . . . . . . . . . . . . . . 65
     SECTION 5.02.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . 65
     SECTION 5.03.  Obligations and Taxes. . . . . . . . . . . . . . . . . . 65
     SECTION 5.04.  Financial Statements, Reports, etc . . . . . . . . . . . 66
     SECTION 5.05.  Litigation and Other Notices . . . . . . . . . . . . . . 68
     SECTION 5.06.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 5.07.  Maintaining Records; Access to Properties and Inspections 68
     SECTION 5.08.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 69
     SECTION 5.09.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 5.10.  Material Subsidiaries. . . . . . . . . . . . . . . . . . 69
     SECTION 5.11.  Further Assurances . . . . . . . . . . . . . . . . . . . 69

ARTICLE VI  AFFIRMATIVE COVENANTS OF CONTINENTAL . . . . . . . . . . . . . . 69
     SECTION 6.01.  Existence; Businesses and Properties; Leases and
                 Operating Leases. . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 6.02.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 6.03.  Obligations and Taxes. . . . . . . . . . . . . . . . . . 70
     SECTION 6.04.  Financial Statements, Reports, etc . . . . . . . . . . . 71
     SECTION 6.05.  Litigation and Other Notices . . . . . . . . . . . . . . 72
     SECTION 6.06.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 6.07.  Maintaining Records; Access to Properties and Inspections 73
     SECTION 6.08.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 73
     SECTION 6.09.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 6.10.  Material Subsidiaries. . . . . . . . . . . . . . . . . . 73
     SECTION 6.11.  Further Assurances . . . . . . . . . . . . . . . . . . . 73


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ARTICLE VII  NEGATIVE COVENANTS OF HORIZON . . . . . . . . . . . . . . . . . 74
     SECTION 7.01.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 7.02.  Negative Pledge. . . . . . . . . . . . . . . . . . . . . 75
     SECTION 7.03.  Sale and Lease-Back Transactions . . . . . . . . . . . . 77
     SECTION 7.04.  Investments, Loans and Advances. . . . . . . . . . . . . 77
     SECTION 7.05.  Mergers, Consolidations, Dispositions and Acquisitions . 78
     SECTION 7.06.  Dividends and Distributions. . . . . . . . . . . . . . . 80
     SECTION 7.07.  Impairment.. . . . . . . . . . . . . . . . . . . . . . . 80
     SECTION 7.08.  Limitation on Restrictions on Subsidiaries . . . . . . . 81
     SECTION 7.09.  No Other Negative Pledges. . . . . . . . . . . . . . . . 81
     SECTION 7.10.  Transactions with Affiliates . . . . . . . . . . . . . . 81
     SECTION 7.11.  Business of Horizon and Subsidiaries . . . . . . . . . . 82
     SECTION 7.12.  Sales of Receivables.. . . . . . . . . . . . . . . . . . 82
     SECTION 7.13.  Certain Amendments . . . . . . . . . . . . . . . . . . . 82
     SECTION 7.14.  Changes in GAAP. . . . . . . . . . . . . . . . . . . . . 82
     SECTION 7.15.  Material Agreements. . . . . . . . . . . . . . . . . . . 82
     SECTION 7.16.  Issuance of Securities . . . . . . . . . . . . . . . . . 83
     SECTION 7.17.  Financial Covenants. . . . . . . . . . . . . . . . . . . 83

ARTICLE VIII  NEGATIVE COVENANTS OF CONTINENTAL. . . . . . . . . . . . . . . 84
     SECTION 8.01.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . 85
     SECTION 8.02.  Negative Pledge. . . . . . . . . . . . . . . . . . . . . 86
     SECTION 8.03.  Sale and Lease-Back Transactions . . . . . . . . . . . . 87
     SECTION 8.04.  Investments, Loans and Advances. . . . . . . . . . . . . 88
     SECTION 8.05.  Mergers, Consolidations, Dispositions and Acquisitions . 89
     SECTION 8.06.  Dividends and Distributions. . . . . . . . . . . . . . . 91
     SECTION 8.07.  Impairment.. . . . . . . . . . . . . . . . . . . . . . . 91
     SECTION 8.08.  Limitation on Restrictions on Subsidiaries . . . . . . . 92
     SECTION 8.09.  No Other Negative Pledges. . . . . . . . . . . . . . . . 92
     SECTION 8.10.  Transactions with Affiliates . . . . . . . . . . . . . . 93
     SECTION 8.11.  Business of Continental and Subsidiaries . . . . . . . . 93
     SECTION 8.12.  Sales of Receivables.. . . . . . . . . . . . . . . . . . 93
     SECTION 8.13.  Certain Amendments . . . . . . . . . . . . . . . . . . . 93
     SECTION 8.14.  Changes in GAAP. . . . . . . . . . . . . . . . . . . . . 94
     SECTION 8.15.  Material Agreements. . . . . . . . . . . . . . . . . . . 94
     SECTION 8.16.  Subordinated Debt. . . . . . . . . . . . . . . . . . . . 94
     SECTION 8.17.  Financial Covenants. . . . . . . . . . . . . . . . . . . 95

ARTICLE IX  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 96

ARTICLE X  THE AGENT AND ISSUING BANK. . . . . . . . . . . . . . . . . . .  100
     SECTION 10.01.  Appointment and Authorization . . . . . . . . . . . .  100
     SECTION 10.02.  Liability of Agent. . . . . . . . . . . . . . . . . .  101
     SECTION 10.03.  Action by Agent . . . . . . . . . . . . . . . . . . .  101
     SECTION 10.04.  Successor Agents. . . . . . . . . . . . . . . . . . .  101
     SECTION 10.05.  Agent and Affiliate . . . . . . . . . . . . . . . . .  102



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     SECTION 10.06.  Indemnification . . . . . . . . . . . . . . . . . . .  102
     SECTION 10.07.  Credit Decision . . . . . . . . . . . . . . . . . . .  103

ARTICLE XI  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .  103
     SECTION 11.01.  Notices . . . . . . . . . . . . . . . . . . . . . . .  103
     SECTION 11.02.  Survival of Agreement . . . . . . . . . . . . . . . .  104
     SECTION 11.03.  Binding Effect. . . . . . . . . . . . . . . . . . . .  104
     SECTION 11.04.  Successors and Assigns. . . . . . . . . . . . . . . .  104
     SECTION 11.05.  Expenses; Indemnity . . . . . . . . . . . . . . . . .  107
     SECTION 11.06.  Right of Setoff . . . . . . . . . . . . . . . . . . .  109
     SECTION 11.07.  Applicable Law. . . . . . . . . . . . . . . . . . . .  110
     SECTION 11.08.  Waivers; Amendment. . . . . . . . . . . . . . . . . .  110
     SECTION 11.09.  Interest Rate Limitation. . . . . . . . . . . . . . .  111
     SECTION 11.10.  Entire Agreement. . . . . . . . . . . . . . . . . . .  112
     SECTION 11.11.  Severability. . . . . . . . . . . . . . . . . . . . .  112
     SECTION 11.12.  Counterparts. . . . . . . . . . . . . . . . . . . . .  112
     SECTION 11.13.  Headings. . . . . . . . . . . . . . . . . . . . . . .  112
     SECTION 11.14.  Jurisdiction; Consent to Service of Process . . . . .  112
     SECTION 11.15.  Several Liability . . . . . . . . . . . . . . . . . .  113



SCHEDULES

Schedule 2.01(a)    Horizon Commitment
Schedule 2.01(b)    Continental Commitment
Schedule 2.19(l)    Existing Letters of Credit
Schedule 3.02       Authorizations
Schedule 3.07       Real Property
Schedule 3.08       Subsidiaries
Schedule 3.09       Compliance with Laws
Schedule 3.10       Material Contracts and Licenses
Schedule 3.16       Employee Benefit Plans
Schedule 3.17       Environmental Matters
Schedule 3.20(a)    Transactions with Affiliates of Horizon
Schedule 3.20(b)    Transactions with Affiliates of Continental
Schedule 7.01       Indebtedness of Horizon
Schedule 7.02       Liens of Horizon
Schedule 7.04       Investments of Horizon
Schedule 7.08       Encumbrances and Restrictions of Horizon
Schedule 8.01       Indebtedness of Continental
Schedule 8.02       Liens of Continental
Schedule 8.04       Investments of Continental
Schedule 8.08       Encumbrances and Restrictions of Continental
Schedule 8.09       Continental Agreements


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EXHIBITS

Exhibit A-1    Form of Horizon Note
Exhibit A-2    Form of Continental Note
Exhibit B-1    Form of Horizon Guarantee Agreement
Exhibit B-2    Form of Horizon Subsidiaries' Guarantee Agreement
Exhibit B-3    Form of Continental Subsidiaries' Guarantee Agreement
Exhibit C-1    Form of Horizon Pledge Agreement
Exhibit C-2    Form of Horizon Subsidiaries' Pledge Agreement
Exhibit C-3    Form of Continental Pledge Agreement
Exhibit C-4    Form of Continental Subsidiaries' Pledge Agreement
Exhibit D      Form of Intercompany Note
Exhibit E      Form of Assignment and Acceptance
Exhibit F-1    Form of Opinion of Counsel to Horizon
Exhibit F-2    Form of Opinion of Counsel to Continental
Exhibit G-1    Form of Horizon Compliance Certificate
Exhibit G-2    Form of Continental Compliance Certificate
Exhibit H      Form of Supplemental Agreement

     CREDIT AGREEMENT dated as of July 6, 1995, among HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation, CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation, the financial institutions listed on the signature pages hereof and NATIONSBANK OF TEXAS, N.A., as Agent and as Issuing Bank.

     Horizon (such term, and all other capitalized terms herein, being used as hereinafter defined) has requested the Lenders to extend credit to Horizon in the aggregate principal amount of up to $250,000,000, in the form of (a) Horizon Loans made by the Lenders at any time and from time to time during the Horizon Availability Period in an aggregate principal amount at any one time outstanding of up to $250,000,000 and (b) Horizon Letters of Credit to be issued by the Issuing Bank at any time and from time to time during the Horizon Letter of Credit Availability Period in an aggregate amount at any one time outstanding of up to $25,000,000; PROVIDED that the sum at any one time of outstanding Horizon Loans and the Horizon Letter of Credit Exposure at such time shall not exceed $250,000,000.

     Continental has requested the Lenders to extend credit to Continental in the aggregate principal amount of up to $235,000,000, in the form of (a) Continental Loans made by the Lenders at any time and from time to time during the Continental Availability Period in an aggregate principal amount at any one
time outstanding of up to $235,000,000 and           (b) Continental Letters of
Credit to be issued by the Issuing Bank at any time and from time to time during the Continental Letter of Credit Availability Period in an aggregate amount at any one time outstanding of up to $45,000,000; PROVIDED that the sum at any one time of outstanding Continental Loans and the Continental Letter of Credit Exposure at such time shall not exceed $235,000,000.

     The proceeds of such Borrowings are to be used, and the Letters of Credit are to be used, as provided in Section 3.13. The Lenders are willing to extend such credit to the Borrowers upon the terms and subject to the conditions set forth herein. Accordingly, the Borrowers, the Lenders, the Agent and the Issuing Bank agree as follows:

                                    ARTICLE I


                                   DEFINITIONS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

     "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

     The term "ADDITIONAL AMOUNT" shall have the meaning assigned to such term in Section 2.17(a).

     "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the Interbank Offered Rate in effect for such Interest Period and (b) Statutory Reserves.

     "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Agent and returned to the Agent duly completed by such Lender.

     "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "AGENT" shall mean NationsBank of Texas, N.A., in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

     "AGREEMENT" shall mean this Agreement, as amended or modified from time to time.

     "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to either Borrower.

     "ASSESSMENT RATE" shall mean, for any date, the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent in accordance with its usual procedures as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit E or such other form as shall be approved by the Agent.

     "ATTRIBUTABLE DEBT" in respect of a transaction of the type referred to in Sections 7.03 and 8.03, shall mean, at the time of determination, the greater of
(i) the Fair Market Value of the property subject to such transaction (as determined in good faith by a Financial Officer of Horizon) or (ii) the present value (discounted at the interest rate implicit in the applicable lease, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended).

     "AVERAGE LIFE" shall mean, as of any date, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from such date to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

     "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "BORROWERS" shall mean Horizon and Continental in their several capacities and not jointly and severally.

     "BORROWING" shall mean a group of Loans of a single Class and Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

     "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas or the State of New York) on which banks are open for business in Dallas, Texas and New York, New York; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "CASH EQUIVALENTS" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from Standard & Poor's Corporation of A-2 or better and a credit rating from Moody's Investors Service, Inc. of P-2 or better;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and a credit rating for short-term bank deposits of A-3 or better from Standard & Poor's Corporation or P-3 or better from Moody's Bank Credit Report Service or of any Lender;

          (d) investments in any deposit or savings account with any bank or other financial institution to the extent that such investments are fully insured by the Federal Deposit Insurance Corporation; and

          (e) other investment instruments approved in writing by the Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

     A "CHANGE IN CONTROL" shall be deemed to have occurred if:

          (a) Horizon shall cease to own of record and beneficially, 100% of each class of outstanding Equity Interests of Continental, free and clear of all Liens (other than any Lien created by the Horizon Pledge Agreement), whether as a result of the issuance of securities of Continental, any merger, consolidation, liquidation or dissolution of Continental, any transfer of securities by Horizon or otherwise;

          (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Horizon, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Horizon was approved by a vote of the percentage specified in the By-laws of Horizon (but not less than 66-2/3%) of the directors of Horizon then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (collectively for purposes of this definition, "incumbent directors") cease for any reason to constitute a majority of the Board of Directors of Horizon then in office; or

          (c) any person or "group" (within the meaning of Rule 13d-5 under the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares representing more than 20% of the aggregate ordinary voting power of the outstanding Equity Interests of Horizon, or (ii) shall otherwise directly or indirectly Control Horizon (except for any such Control deemed to exist solely as a result of an incumbent director's status as a director or executive officer).

     "CLASS" shall have the meaning assigned to such term in Section 1.03.

     "CLOSING DATE" shall mean the date of the first Borrowing hereunder in accordance with Sections 4.01 and 4.02.

     "CMS BUSINESS" shall mean the provision of medical rehabilitation programs and services (whether in an inpatient or outpatient setting or on a contract services basis), the provision of therapy services and LOCUM TENENS services, the ownership and operation of nursing homes and the provision of management services for healthcare institutions, physician and other providers, including the operation of inpatient and outpatient centers, residential care centers, transitional living centers and ambulatory surgery centers, the provision of home healthcare, diagnostic testing and laboratory services, and the provision of practice management and other healthcare provider management services, and activities incidental to or supporting the competitive position of Continental and its subsidiaries in any such businesses.

     "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "COLLATERAL" shall mean all the collateral pledged or purported to be pledged pursuant to the Pledge Agreements.

     "COMMITMENT" shall mean, with respect to any Lender, such Lender's Horizon Commitment and Continental Commitment.

     "COMMITMENT FEES" shall mean the Horizon Commitment Fees and the Continental Commitment Fees.

     "COMMONLY CONTROLLED ENTITY" shall mean each of the Subsidiaries and each other entity, whether or not incorporated, which is under common control with either Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes either Borrower and which is treated as a single employer under Section 414 of the Code.

     "COMMON STOCK" shall mean the Common Stock, par value $.001 per share, of Horizon and any other Equity Interests of Horizon into which the Common Stock shall be reclassified or otherwise changed.

     "CONSOLIDATED SUBSIDIARIES" shall mean, for any person, all subsidiaries of such person that should be consolidated with such person for financial reporting purposes in accordance with GAAP; PROVIDED that the Consolidated Subsidiaries of Horizon shall exclude the Continental Group.

     "CONTINENTAL" shall mean Continental Medical Systems, Inc., a Delaware corporation, and its successors.

     "CONTINENTAL AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the Maturity Date and (b) the termination of the Continental Commitments of the Lenders in accordance with the terms hereof.

     "CONTINENTAL COLLATERAL" shall mean all the collateral pledged or purported to be pledged pursuant to the Continental Pledge Agreement and the Continental Subsidiaries' Pledge Agreement.

     "CONTINENTAL COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Continental Loans hereunder as set forth in
Section 2.01(b), as the same may be reduced from time to time pursuant to
Section 2.09.

     "CONTINENTAL COMMITMENT FEE" shall have the meaning assigned to such term in Section 2.05(b).

     "CONTINENTAL COMMITMENT RATE" shall mean, for any day, calculated on a per annum basis, (i) 0.3125%, if such day is prior to the Pricing Adjustment Date; and (ii) if such day is on or after the Pricing Adjustment Date:

     (A)  0.2000%, if such day falls within a Continental Level I Pricing
          Period;

     (B) 0.2500%, if such day falls within a Continental Level II Pricing Period, a Continental Level III Pricing Period or a Continental Level IV Pricing Period; and

     (C) 0.3125%, if such day falls within a Continental Level V Pricing Period or a Continental Level VI Pricing Period.

     "CONTINENTAL EURODOLLAR MARGIN" shall mean, for any day, calculated on a per annum basis, (i) 1.2500%, if such day is prior to the Pricing Adjustment Date; and (ii) if such day is on or after the Pricing Adjustment Date:

     (A)  0.6250%, if such day falls within a Continental Level I Pricing
          Period;

     (B)  0.7500%, if such day falls within a Continental Level II Pricing
          Period;

     (C)  0.8750%, if such day falls within a Continental Level III Pricing
          Period;

     (D)  1.0000%, if such day falls within a Continental Level IV Pricing
          Period;

     (E) 1.2500%, if such day falls within a Continental Level V Pricing Period; and

     (F)  1.5000%, if such day falls within a Continental Level VI Pricing
          Period.

     "CONTINENTAL FACILITY" shall mean the Continental Loans and the Continental Letters of Credit provided or participated in by the Lenders to Continental pursuant to this Agreement and the other Loan Documents.

     "CONTINENTAL GROUP" shall mean Continental and the Continental
Subsidiaries.

     "CONTINENTAL LETTER OF CREDIT" shall mean any standby letter of credit issued pursuant to Section 2.20.

     "CONTINENTAL LETTER OF CREDIT AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the date five Business Days prior to the

Maturity Date and (b) the termination of the Continental Commitments of the Lenders in accordance with the terms hereof.

     "CONTINENTAL LETTER OF CREDIT DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Continental Letter of Credit.

     "CONTINENTAL LETTER OF CREDIT EXPOSURE" shall mean, at any time, the sum of
(i) the aggregate undrawn amount of all outstanding Continental Letters of Credit, plus (ii) the aggregate amount of all Continental Letter of Credit Disbursements not yet reimbursed by Continental as provided in Section 2.20.
The Continental Letter of Credit Exposure of any Lender at any time shall mean its pro rata share (based on the percentage of the aggregate Continental Commitments represented by such Lender's Continental Commitment) of the aggregate Continental Letter of Credit Exposure at such time.

     "CONTINENTAL LETTER OF CREDIT FEES" shall mean the fees payable to the Issuing Bank and the Lenders pursuant to Section 2.20(f).

     "CONTINENTAL LEVEL I PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio of Continental is less than or equal to 3.00:1.00 and no Event of Default has occurred and is continuing.

     "CONTINENTAL LEVEL II PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio of Continental is greater than 3.00:1.00 but less than or equal to 3.50:1.00 and no Event of Default has occurred and is continuing.

     "CONTINENTAL LEVEL III PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio of Continental is greater than 3.50:1.00 but less than or equal to 4.00:1.00 and no Event of Default has occurred and is continuing.

     "CONTINENTAL LEVEL IV PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio of Continental is greater than 4.00:1:00 but less than or equal to 4.50:1.00 and no Event of Default has occurred and is continuing.

     "CONTINENTAL LEVEL V PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio of Continental is greater than 4.50:1:00 but less than or equal to 5.00:1.00 and no Event of Default has occurred and is continuing.

     "CONTINENTAL LEVEL VI PRICING PERIOD" shall mean any period on or after the Pricing Adjustment Date which is not a Continental Level I Pricing Period, Continental Level II Pricing Period, Continental Level III Pricing Period, Continental Level IV Pricing Period or Continental Level V Pricing Period.

     "CONTINENTAL LOANS" shall mean the revolving loans made by the Lenders to Continental pursuant to Section 2.01(b). Each Continental Loan shall be a Eurodollar Loan or an ABR Loan.

     "CONTINENTAL MINIMUM COMPLIANCE LEVEL" shall have the meaning assigned to such term in Section 8.17(a).

     "CONTINENTAL NOTE" shall mean a promissory note of Continental, substantially in the form of Exhibit A-2, evidencing the Continental Loans.

     "CONTINENTAL OBLIGATIONS" shall mean (a) the obligations of Continental in respect of the due and punctual payment of principal of and interest on the Continental Loans and all amounts drawn under the Continental Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Continental Commitment Fees and all other fees, expenses, indemnities and expense reimbursement obligations of Continental under this Agreement or any other Loan Document and (c) all other obligations, monetary or otherwise, of Continental, any Continental Subsidiary Guarantor or any Continental Subsidiary Pledgor under any Loan Document (including any Interest Rate Protection Agreement entered into after the Closing Date with any Lender as permitted under the Credit Agreement) to which it is a party, in each case, whether now owing or hereafter existing.

     "CONTINENTAL PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement between Continental and the Agent in the form attached hereto as Exhibit C-3, as amended from time to time.

     "CONTINENTAL SUBSIDIARIES' GUARANTEE AGREEMENT" shall mean the Guarantee Agreement among the Continental Subsidiary Guarantors and the Agent in the form attached hereto as Exhibit B-3, as amended from time to time.

     "CONTINENTAL SUBSIDIARIES' PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement among the Continental Subsidiary Pledgors and the Agent in the form attached hereto as Exhibit C-4, as amended from time to time.

     "CONTINENTAL SUBSIDIARY" shall mean any subsidiary of Continental.

     "CONTINENTAL SUBSIDIARY GUARANTOR" shall mean each Continental Subsidiary which is designated as a "Continental Subsidiary Guarantor" on Schedule 3.08 or in a Supplemental Agreement.

     "CONTINENTAL SUBSIDIARY INTERCOMPANY INDEBTEDNESS" shall have the meaning assigned to such term in Section 8.01(f).

     "CONTINENTAL SUBSIDIARY PLEDGOR" shall mean each subsidiary in the Continental Group which is designated as a "Continental Subsidiary Pledgor" on
Schedule 3.08 or in a Supplemental Agreement.

     "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto. For purposes of this definition, beneficial ownership of 10% or more of the voting Equity Interests (on a fully diluted basis) of any person shall be deemed to be "Control" of such person.

     "DEBT/EBITDAR RATIO" of any person shall mean, as of any day, the ratio of
(a) the sum of (i) Total Funded Debt of such person as of such day and (ii) 8 times Rental Expense of such person for the Reference Period with respect to such day to (b) EBITDAR for such Reference Period; PROVIDED, HOWEVER, that if since the beginning of such Reference Period such person or any of its Consolidated Subsidiaries shall have acquired all or substantially all of an operating unit of a business, whether by an acquisition of Equity Interests or assets, by merger or otherwise, then EBITDAR and Rental Expense for such Reference Period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to such an acquisition, the pro forma calculations shall be determined in good faith by a Financial Officer of Horizon, subject to the review and approval of the Agent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Reference Period.

     "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "DISCLOSURE DOCUMENTS" shall have the meaning assigned to such term in
Section 3.15(b).

     "DISQUALIFIED EQUITY INTEREST" of any person shall mean (a) any Equity Interest of such person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Equity Interests or (iii) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Maturity Date and (b) any Preferred Stock of such person.

     "DOLLARS" or "$" shall mean lawful money of the United States of America.

     "EBITDAR" of any person shall mean, for any period, (a) Net Income of such person for such period, excluding (i) any positive non-cash income and (ii) any positive income constituting extraordinary items in accordance with GAAP, PLUS
(b) the following items of such person for such period to the extent deducted in calculating such Net Income: (i) Interest Paid, (ii) income tax expense,
(iii) depreciation expense, (iv) amortization expense, (v) Rental Expense and
(vi) any expenses constituting extraordinary items in accordance with GAAP; PROVIDED that (A) in determining EBITDAR of Horizon for purposes of this definition, Net Income of Horizon shall be determined without regard to (I) any expenses of Horizon and its Consolidated Subsidiaries incurred during fiscal year 1996 as a result of the Merger, to the extent that the aggregate pre-tax amount of all such expenses does not exceed $20,000,000, and (II) restructuring charges of Horizon and its Consolidated Subsidiaries incurred during the fourth quarter of fiscal 1995 as a result of the disposition of eight facilities, as described on Schedule 3.07, to the extent that the aggregate pre-tax amount of all such charges does not exceed $28,000,000, and
(B) in determining EBITDAR of Continental for purposes of this definition, Net Income of Continental shall be determined without regard to (I) any expenses of Continental and its Consolidated Subsidiaries incurred during fiscal year 1996 as a result of the Merger, to the extent that the aggregate pre-tax amount of all expenses does not exceed $40,000,000 and (II) special charges of Continental and its Consolidated Subsidiaries incurred during the second and third quarters of fiscal 1995, to the extent that the aggregate pre-tax amount of all such charges does not exceed $18,500,000.

     "EQUITY INTERESTS" of any person shall mean any and all shares, partnership and other interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar
Loans.

     "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of
Article II.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article IX.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXISTING CONTINENTAL CREDIT FACILITY" shall have the meaning assigned to such term in Section 4.01(o).

     "EXISTING HORIZON CREDIT FACILITY" shall have the meaning assigned to such term in Section 4.01(n).


     "EXISTING ISSUING BANK" shall mean Sunwest Bank of Albuquerque, N.A.

     "EXISTING LETTERS OF CREDIT" shall have the meaning set forth in Section 2.19(l).

     "FACILITIES" shall mean the Horizon Facility and Continental Facility.

     "FAIR MARKET VALUE" shall mean, with respect to any asset or Equity Interest, the sale or lease value, as the case may be, that would be obtained in an arm's-length transaction between an informed and willing seller or lessor under no compulsion to sell or lease and an informed and willing buyer or lessee.

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Each change in the Federal Funds Effective Rate shall be effective on the date thereof, without notice to either Borrower.

     "FEE LETTER" shall have the meaning assigned to such term in
Section 2.05(c).

     "FEES" shall mean the Commitment Fees, the other fees payable pursuant to
  Section 2.05 and the Letter of Credit Fees.

     "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer or principal accounting officer of such corporation.

     "FINANCIAL STATEMENTS" shall have the meaning assigned to such term in
Section 3.05.

     "FIXED CHARGE COVERAGE RATIO" of any person shall mean, as of any day, the ratio of (a) EBITDAR of such person for the Reference Period with respect to such day to (b) the sum of (i) Principal Payments of such person for such Reference Period, (ii) Interest Paid of such person for such Reference Period,
(iii) Rental Expense of such person for such Reference Period; PROVIDED, HOWEVER, that if since the beginning of such Reference Period such person or any of its Consolidated Subsidiaries shall have acquired all or substantially all of an operating unit of a business, whether by an acquisition of Equity Interests or assets, by merger or otherwise, then EBITDAR, Interest Paid and Rental Expense for such Reference Period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such acquisition occurred on the first day of such Reference Period. For purposes of this definition, whenever pro forma effect is to be given to such an acquisition, the pro forma calculations shall be determined in good faith by a Financial Officer of Horizon, subject to the review and approval of the Agent. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Reference Period.

     "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

     "GREENERY CONVERTIBLE NOTES" shall mean the 6-1/2% Convertible Subordinated Debentures Due 2011 and the 8-3/4% Convertible Senior Subordinated Notes Due 2015 of Horizon outstanding on the Closing Date.

     "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "GUARANTEE AGREEMENTS" shall mean the Horizon Guarantee Agreement, the Horizon Subsidiaries' Guarantee Agreement and the Continental Subsidiaries' Guarantee Agreement.

     "HAZARDOUS MATERIALS" shall have the meaning assigned to such term in
Section 3.17.

     "HIGHEST LAWFUL RATE" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations, as the case may be, under laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "HORIZON" shall mean Horizon/CMS Healthcare Corporation, a Delaware corporation, which prior to the effectiveness of the Merger was named Horizon Healthcare Corporation, and its successors.

     "HORIZON AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the Maturity Date and (b) the termination of the Horizon Commitments of the Lenders in accordance with the terms hereof.

     "HORIZON COLLATERAL" shall mean all the collateral pledged or purported to be pledged pursuant to the Horizon Pledge Agreement and the Horizon Subsidiaries' Pledge Agreement.

     "HORIZON COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Horizon Loans hereunder as set forth in
Section 2.01(a), as the same may be reduced from time to time pursuant to
Section 2.09.

     "HORIZON COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.05(a).

     "HORIZON COMMITMENT RATE" shall mean, for any day, calculated on a per annum basis, (i) .2500%, if such day is prior to the Pricing Adjustment Date; and (ii) if such day is on or after the Pricing Adjustment Date:

     (A)  0.2000%, if such day falls within a Horizon Level I Pricing Period;

     (B) 0.2500%, if such day falls within a Horizon Level II Pricing Period, Horizon Level III Pricing Period or Horizon Level IV Pricing Period; and

     (C)  0.3125%, if such day falls within a Horizon Level V Pricing Period.

     "HORIZON EURODOLLAR MARGIN" shall mean, for any day, calculated on a per annum basis, (i) 1.0000%, if such day is prior to the Pricing Adjustment Date; and (ii) if such day is on or after the Pricing Adjustment Date:

     (A)  0.6250%, if such day falls within a Horizon Level I Pricing Period;

     (B)  0.7500%, if such day falls within a Horizon Level II Pricing Period;

     (C)  0.8750%, if such day falls within a Horizon Level III Pricing Period;

     (D)  1.0000%, if such day falls within a Horizon Level IV Pricing Period;
          and

     (E)  1.2500%, if such day falls within a Horizon Level V Pricing Period.

     "HORIZON FACILITY" shall mean the Horizon Loans and the Horizon Letters of Credit provided or participated in by the Lenders to Horizon pursuant to this Agreement and the other Loan Documents.

     "HORIZON GROUP" shall mean Horizon and its subsidiaries (other than Continental and its subsidiaries).


     "HORIZON GUARANTEE AGREEMENT" shall mean the Guarantee Agreement between Horizon and the Agent in the form attached hereto as Exhibit B-1, as amended from time to time.

     "HORIZON LETTER OF CREDIT" shall mean any standby letter of credit issued pursuant to Section 2.19, including the Existing Letters of Credit.

     "HORIZON LETTER OF CREDIT AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the date five Business Days prior to the Maturity Date and (b) the termination of the Horizon Commitments of the Lenders in accordance with the terms hereof.

     "HORIZON LETTER OF CREDIT DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Horizon Letter of Credit (including an Existing Letter of Credit).

     "HORIZON LETTER OF CREDIT EXPOSURE" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Horizon Letters of Credit (including the Existing Letters of Credit), plus (b) the aggregate amount of all Horizon Letter of Credit Disbursements not yet reimbursed by Horizon as provided in Section 2.19. The Horizon Letter of Credit Exposure of any Lender at any time shall mean its pro rata share (based on the percentage of the aggregate Horizon Commitments represented by such Lender's Horizon Commitment) of the aggregate Horizon Letter of Credit Exposure at such time.

     "HORIZON LETTER OF CREDIT FEES" shall mean the fees payable to the Issuing Bank and the Lenders pursuant to Section 2.19(f).

     "HORIZON LEVEL I PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio for Horizon is less than or equal to 3.00:1.00 and no Event of Default has occurred and is continuing.

     "HORIZON LEVEL II PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio for Horizon is greater than 3.00:1.00 but less than or equal to 3.50:1.00 and no Event of Default has occurred and is continuing.

     "HORIZON LEVEL III PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio for Horizon is greater than 3.50:1.00 but less than or equal to 4.00:1.00 and no Event of Default has occurred and is continuing.

     "HORIZON LEVEL IV PRICING PERIOD" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Debt/EBITDAR Ratio for Horizon is greater than 4.00:1.00 but less than or equal to 4.50:1.00 and no Event of Default has occurred and is continuing.

     "HORIZON LEVEL V PRICING PERIOD" shall mean any period on or after the Pricing Adjustment Date which is not a Horizon Level I Pricing Period, Horizon Level II Pricing Period, Horizon Level III Pricing Period or Horizon Level IV Pricing Period.

     "HORIZON LOANS" shall mean the revolving loans made by the Lenders to Horizon pursuant to Section 2.01(a). Each Horizon Loan shall be a Eurodollar Loan or an ABR Loan.

     "HORIZON MINIMUM COMPLIANCE LEVEL" shall have the meaning assigned to such term in Section 7.17(a).

     "HORIZON NOTE" shall mean a promissory note of Horizon, substantially in the form of Exhibit A-1, evidencing the Horizon Loans.

     "HORIZON OBLIGATIONS" shall mean (a) the obligations of Horizon in respect of the due and punctual payment of principal of and interest on the Horizon Loans and all amounts drawn under the Horizon Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Horizon Commitment Fees, all fees payable by Horizon under the Horizon Fee Letter, and all other fees, expenses, indemnities and expense reimbursement obligations of Horizon under this Agreement or any other Loan Document and (c) all other obligations, monetary or otherwise, of Horizon, any Horizon Subsidiary Guarantor or any Horizon Subsidiary Pledgor under any Loan Document (including any Interest Rate Protection Agreement entered into after the Closing Date with any Lender as permitted under the Credit Agreement) to which it is a party, in each case, whether now owing or hereafter existing.

     "HORIZON PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement between Horizon and the Agent in the form attached hereto as Exhibit C-1, as amended from time to time.

     "HORIZON SUBSIDIARIES' GUARANTEE AGREEMENT" shall mean the Guarantee Agreement among the Horizon Subsidiary Guarantors and the Agent in the form attached hereto as Exhibit B-2, as amended from time to time.

     "HORIZON SUBSIDIARIES' PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement among the Horizon Subsidiary Pledgors and the Agent in the form attached hereto as Exhibit C-2, as amended from time to time.

     "HORIZON SUBSIDIARY" shall mean any subsidiary of Horizon (other than the Continental Group).

     "HORIZON SUBSIDIARY GUARANTOR" shall mean each Horizon Subsidiary which is designated as a "Horizon Subsidiary Guarantor" on Schedule 3.08 or in a Supplemental Agreement.

     "HORIZON SUBSIDIARY INTERCOMPANY INDEBTEDNESS" shall have the meaning assigned to such term in Section 7.01(f).

     "HORIZON SUBSIDIARY PLEDGOR" shall mean each Horizon Subsidiary which is designated as a "Horizon Subsidiary Pledgor" on Schedule 3.08 or in a Supplemental Agreement.

     "INACTIVE SUBSIDIARY" of any person shall mean a subsidiary of such person that has been dissolved or is dormant or inactive.

     "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services,
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person,
(i) all obligations of such person in respect of Interest Rate Protection Agreements and (j) all obligations of such person, contingent or otherwise, as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person (i) shall include the Indebtedness of any partnership in which such person is a general partner and (ii) shall exclude the trade payables of such person incurred in the ordinary course of business of such person.

     "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
Section 11.05(b).

     "INTERBANK OFFERED RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the effective rate (rounded upwards, if necessary, to the next 1/16 of 1%), determined by an office of Agent then determining such rates, at which deposits in immediately available funds in dollars approximately equal in principal amount to the Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at 11:00 a.m., local time, two Business Days prior to the commencement of such Interest Period. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Interbank Offered Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quotes or offers were generally available.

     "INTERCOMPANY NOTES" shall mean the promissory notes of the Subsidiaries issued to Horizon or Continental as contemplated by Sections 4.01(d)(ii), 7.01(f) and 8.01(f), in the form attached hereto as Exhibit D or such other form as may be satisfactory to the Agent, representing Horizon Subsidiary Intercompany Indebtedness or Continental Subsidiary Intercompany Indebtedness, as applicable.

     "INTEREST PAID" of any person shall mean, for any period, the aggregate amount of interest expense of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, plus, to the extent not included in such interest expense, (a) interest expense attributable to capital leases, (b) amortization of debt discount and debt issuance cost, (c) capitalized interest, (d) non-cash interest expense,
(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) interest actually paid by such person or any of its Consolidated Subsidiaries under any Guarantee or other obligation of any other person, (g) net costs associated with Interest Rate Protection Agreements (including amortization of fees), (h) dividends paid in respect of all Disqualified Equity Interests of the subsidiaries of such person, (i) dividends paid in respect of all Disqualified Equity Interests of such person held by any party other than any Wholly Owned Subsidiary of such person and (j) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any party (other than such person) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of such person or any of its Affiliates.

     "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing of such Borrowing with or to a Borrowing of a different Type.

     "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding

Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or, if Eurodollar Loans with such an Interest Period are available from each Lender, 6 months thereafter, as the applicable Borrower may elect, and (b) as to any
ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next
succeeding    March 31, June 30, September 30 or December 31, (ii) the Maturity
Date and (iii) the date such Borrowing is repaid or prepaid in accordance with
Section 2.10; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.
Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

     "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap, collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rates.

     "ISSUING BANK" shall mean NationsBank of Texas, N.A., in its capacity as the issuer of Letters of Credit, and its successors in such capacity; PROVIDED that "Issuing Bank" shall mean the Existing Issuing Bank, in its capacity as the issuer of the Existing Letters of Credit, insofar as such term is used in relation to the Existing Letters of Credit.

     "LENDER" shall mean each financial institution listed on the signature pages hereof, each assignee which becomes a Lender pursuant to Section 11.04(b), and their respective successors.

     "LETTER OF CREDIT DISBURSEMENTS" shall mean the Horizon Letter of Credit Disbursements and the Continental Letter of Credit Disbursements.

     "LETTER OF CREDIT EXPOSURE" shall mean the Horizon Letter of Credit Exposure and Continental Letter of Credit Exposure.

     "LETTER OF CREDIT FEES" shall mean the Horizon Letter of Credit Fees and Continental Letter of Credit Fees.

     "LETTERS OF CREDIT" shall mean the Horizon Letters of Credit and Continental Letters of Credit.

     "LEVERAGE RATIO" of any person shall mean, as of any day, the ratio of (a) the sum of (i) Total Funded Debt of such person as of such day and (ii) 8 times Rental Expense of such person for the Reference Period with respect to such day to (b) the sum of (i) Total Funded Debt of such person as of such day, (ii) 8 times Rental Expense of such person for such Reference Period and
(iii) Stockholders' Equity of such person as of such day.

     "LICENSE" shall mean, as to any person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other party necessary or appropriate for such person to own, maintain, or operate its business, properties and assets, including Medicare and Medicaid certifications.

     "LIEN" shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, easement, restriction, restrictive covenant, lease, sublease, option, charge, security interest or encumbrance of any kind in respect of such asset. For purposes hereof, any Borrower or Subsidiary shall be deemed to own subject to a lien any asset which it has acquired or holds subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

     "LOAN DOCUMENTS" shall mean (a) this Agreement, (b) the Notes, (c) the Letters of Credit, (d) the Guarantee Agreements, (e) the Pledge Agreements, (f) the Intercompany Notes, (g) any Interest Rate Protection Agreements entered into after the Closing Date with any Lender as permitted under the Credit Agreement and (h) any Supplemental Agreements.

     "LOANS" shall mean the Horizon Loans and Continental Loans.

     "MAJOR POTENTIAL LIABILITY" shall mean any uninsured claims in excess of $3,500,000 in the aggregate, uninsured malpractice claims in excess of $2,000,000 in the aggregate, or contingent liabilities and any other potential liabilities not owing in the ordinary course of business in excess of $2,000,000 in the aggregate.

     "MARGIN STOCK" shall have the meaning assigned to such term under Regulation U.

     "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in the business, assets, liabilities, financial condition, prospects or results of operations of Horizon and its subsidiaries (other than the Continental Group), taken as a whole, or of Continental and its subsidiaries, taken as a whole.

     "MATERIAL ADVERSE EFFECT" shall mean (a) with respect to Horizon, a materially adverse effect on the business, assets, liabilities, financial condition, prospects or results of operations of Horizon and its subsidiaries (other than the Continental Group), taken as a whole, (b) with respect to Continental, a materially adverse effect on the business, assets, liabilities, financial condition, prospects or results of operations of Continental and its subsidiaries, taken as a whole, (c) a material impairment of the ability of Horizon or Continental to perform any of its obligations under any Loan Document to which it is or will be a party or (d) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

     "MATERIAL CONTRACTS" shall have the meaning assigned to such term in
Section 3.10(a).

     "MATERIAL SUBSIDIARY" shall mean with respect to any person (referred to in this definition as the "parent"), as of any date, any subsidiary of such person that has (i) total revenues of more than $2,000,000 during the Reference Period with respect to such date or (ii) total assets of more than $2,000,000 as of the last day of such Reference Period.

     "MATURITY DATE" shall mean June 30, 2000.

     "MERGER" shall mean the merger of Merger Sub with and into Continental pursuant to the terms of the Merger Agreement, as a result of which Continental shall become a Wholly Owned Subsidiary of Horizon.

     "MERGER AGREEMENT" shall mean the Amended and Restated Agreement and Plan of Merger dated as of May 23, 1995 among the Borrowers and the Merger Sub, and any related agreements for the Merger.

     "MERGER SUB" shall mean CMS Merger Corporation, a Delaware corporation and a Wholly Owned Subsidiary of Horizon.

     "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET INCOME" of any person (for purposes of this definition, the "parent") shall mean, for any period, the net income of the parent and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Net Income:

          (a) any net income of any person if such person is not a subsidiary of the parent, except that (i) the parent's equity in the net income of any such person for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such person during such period to the parent or a subsidiary of the parent as a dividend or other distribution (subject, in the case of a dividend or other distribution to such a subsidiary, to the limitations contained in clause (c) below) and
     (ii) the parent's equity in a net loss of any such person for such period shall be included in determining such Net Income;

          (b) any net income of any person acquired by the parent or a subsidiary of the parent in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income of any subsidiary if such subsidiary of the parent is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such subsidiary, directly or indirectly, to the parent, except that (i) the parent's equity in the net income of any such subsidiary for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such subsidiary during such period to the parent or another subsidiary of the parent as a dividend or other distribution (subject, in the case of a dividend or other distribution to another subsidiary, to the limitation contained in this clause) and (ii) the parent's equity in a net loss of any such subsidiary for such period shall be included in determining such Net Income;

          (d) any net income of any subsidiary of the parent which is not a Subsidiary Guarantor, except that (i) the parent's equity in the net income of any such subsidiary for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such subsidiary during such period to the parent as a dividend or other distribution and
     (ii) the parent's equity in a net loss of any such subsidiary for such period shall be included in determining such Net Income;

          (e)  the cumulative effect of a change in accounting principles; and

          (f) in the case of the Net Income of Horizon, Horizon's equity in the net income (or net loss) of the Continental Group, regardless of the amount of cash actually distributed to Horizon by the Continental Group; it being the agreement of the parties hereto that the Net Income of Horizon shall be calculated as if the Continental Group were separate from, and unrelated to, the Horizon Group.

     "NET PROCEEDS" shall mean, with respect to any disposition of Equity Interests or other assets, an amount equal to (a) the gross proceeds received by or on behalf of a person or any subsidiary of such person from or in respect of such disposition less (b) any expenses reasonably incurred by such person and the subsidiaries of such person in respect of such sale.

     "NEW LENDING OFFICE" shall have the meaning assigned to such term in
Section 2.17(g).

     "NON-U.S. LENDER" shall have the meaning assigned to such term in
Section 2.17(g).

     "NOTES" shall mean the Horizon Notes and the Continental Notes.

     "OBLIGATIONS" shall mean the Horizon Obligations and the Continental Obligations.

     "OPERATING LEASE" shall mean, as applied to any person, any lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such person is the lessee and which is not a Capital Lease Obligation.

     "OTHER TAXES" shall have the meaning assigned to such term in
Section 2.17(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

     "PERMITTED CONTINENTAL GUARANTEES" shall have the meaning assigned to such term in Section 8.01(g).

     "PERMITTED CONTINENTAL SALE AND LEASE-BACK TRANSACTIONS" shall have the meaning assigned to such term in Section 8.03.

     "PERMITTED CONTINENTAL SENIOR INDEBTEDNESS" shall have the meaning assigned to such term in Section 8.01(e).

     "PERMITTED HORIZON GUARANTEES" shall have the meaning assigned to such term in Section 7.01(h).

     "PERMITTED HORIZON SALE AND LEASE-BACK TRANSACTIONS" shall have the meaning assigned to such term in Section 7.03.

     "PERMITTED HORIZON SENIOR INDEBTEDNESS" shall have the meaning assigned to such term in Section 7.01(e).

     A "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

     "PLAN" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PLEDGE AGREEMENTS" shall mean the Horizon Pledge Agreement, the Horizon Subsidiaries' Pledge Agreement, the Continental Pledge Agreement and the Continental Subsidiaries' Pledge Agreement.

     "PREFERRED STOCK", as applied to the Equity Interests of any corporation, shall mean Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Equity Interests of any other class of such corporation.

     "PRICING ADJUSTMENT DATE" shall mean, with respect to Horizon or Continental, the due date for the delivery by such Borrower to the Agent of the Required Financial Statements pursuant to Section 5.04(a) or 6.04(a), as applicable, for its full 1995 fiscal year (or, if earlier, the actual date of delivery of such Required Financial Statements).

     "PRICING PERIOD" shall mean a Horizon Level I Pricing Period, Horizon Level II Pricing Period, Horizon Level III Pricing Period, Horizon Level IV Pricing Period, Horizon Level V Pricing Period, Continental Level I Pricing Period, Continental Level II Pricing Period, Continental Level III Pricing Period, Continental Level IV Pricing Period, Continental Level V Pricing Period or Continental Level VI Pricing Period.

     "PRIME RATE" shall mean the rate of interest per annum adopted from time to time by the Agent as its prime rate in effect at its principal office in Dallas, Texas. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to either Borrower. The Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

     "PRINCIPAL PAYMENTS" for any person shall mean, for any period, all scheduled amortization and other mandatory payments of principal of Indebtedness (other than Loans) of such person and its Consolidated Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, including discount or premium relating to such Indebtedness, whether expensed or capitalized.

     "REFERENCE PERIOD" shall mean, with respect to any date and any person, the period of four consecutive fiscal quarters of such person immediately preceding, or ending on, such date.

     "REFINANCING" shall have the meaning assigned to such term in Section 4.01(l).

     "REGISTER" shall have the meaning assigned to such term in
Section 11.04(d).

     "REGULATION G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "RENTAL EXPENSE" of any person shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property (determined without duplication of any items included in Interest Paid for such period).

     "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

     "REQUIRED FINANCIAL STATEMENTS" of Horizon or Continental shall mean, with respect to any period, the financial statements of such Borrower for such period required under Section 5.04 or Section 6.04, as applicable.

     "REQUIRED LENDERS" shall mean, at any time, Lenders holding Loans and participations in Letters of Credit and having unused Commitments, representing in the aggregate at least 51% of the sum at such time of (a) the aggregate principal amount of the Loans outstanding, (b) the aggregate amount of the Letter of Credit Exposure and (c) the aggregate amount of unused Commitments.

     "SEC" shall mean the Securities and Exchange Commission and any successor agency.

     "SECURED PARTIES" shall mean (a) the Lenders, (b) the Agent in its capacity as such under each Loan Document, (c) the beneficiaries of each indemnification obligation undertaken by any Borrower, Subsidiary Guarantor or Subsidiary Pledgor under any Loan Document, (d) any Lender in its capacity as a counterparty to an Interest Rate Protection Agreement entered into after the Closing Date as permitted under the Credit Agreement and (e) the successors and assigns of the foregoing.

     "SINGLE EMPLOYER PLAN" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "SOLVENT" shall have the meaning assigned to such term in Section 3.19.

     "STATED MATURITY" means, with respect to any Indebtedness, the date specified as the fixed date on which the principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

     "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation
D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "STOCKHOLDERS' EQUITY" of any person shall mean, as of any date, (a) the total of the amounts shown on the balance sheet of such person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of such date as (i) the par or stated value of all outstanding Equity Interests of such person, (ii) paid-in capital or capital surplus relating to such Equity Interests and (iii) any retained earnings or earned surplus, plus,
(b) in determining Stockholders' Equity for purposes of Section 7.17(a) and 8.17(a), an amount equal to the after-tax amount of any expenses of such person and its Consolidated Subsidiaries incurred during fiscal year 1996 as a result of the Merger, to the extent that, in the case of the Stockholders' Equity of Horizon, the aggregate pre-tax amount of all such expenses does not exceed $20,000,000 and, in the case of the Stockholders' Equity of Continental, the aggregate pre-tax amount of all such expenses does not exceed $40,000,000, less
(c)(i) any accumulated deficit and (ii) any amounts attributable to Disqualified Equity Interests; PROVIDED that, in the case of the Stockholders' Equity of Horizon, (A) no credit shall be given for any retained earnings attributable to dividends paid by Continental or any of the Continental Subsidiaries after the Closing Date and (B) full deduction shall be made for any capital contributions to Continental or any of the Continental Subsidiaries made by Horizon after the Closing Date; PROVIDED FURTHER that the foregoing definition shall not be deemed to imply that any such capital contribution is permitted under this Agreement.

     "SUBORDINATED DEBT" shall mean, (a) in the case of Continental, (i) all Indebtedness outstanding under the $2,000,000 7-3/4% Convertible Subordinated Debentures due May 1, 2012, issued to Rocco A. Ortenzio by Continental and (ii) all Indebtedness outstanding under the Subordinated Note Indentures, (b) in the case of Horizon, all Indebtedness represented by the Greenery Convertible Notes and (c) in the case of either Borrower, any Indebtedness which is by its terms subordinate or junior in right of payment to any other Indebtedness.

     "SUBORDINATED NOTE INDENTURES" shall mean (a) the Indenture dated as of March 15, 1993, between Continental and NationsBank of Virginia, N.A., as
Trustee, relating to        10-3/8% Senior Subordinated Notes due 2003 issued by
Continental and (b) the Indenture dated as of August 17, 1992, between Continental and NationsBank of Virginia, N.A., as Trustee, relating to 10-7/8% Senior Subordinated Notes due 2002 issued by Continental.

     "SUBSIDIARIES" shall mean any and all subsidiaries of Horizon (from and after consummation of the Merger, including the Continental Group) or of Continental.

     The term "SUBSIDIARY" shall mean, with respect to any person (referred to in this definition as the "parent"), any corporation, partnership, association or other business entity (a) of which Equity Interests representing at least 50% of the aggregate ordinary voting power or at least 50% of the ownership interests is, at the time any determination is being made, owned, Controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by (i) the parent, (ii) one or more subsidiaries of the parent or
(iii) the parent and one or more subsidiaries of the parent.

     "SUBSIDIARY GUARANTORS" shall mean the Horizon Subsidiary Guarantors and the Continental Subsidiary Guarantors.

     "SUBSIDIARY PLEDGORS" shall mean the Horizon Subsidiary Pledgors and the Continental Subsidiary Pledgors.

     "SUPPLEMENTAL AGREEMENT" shall mean an agreement between a Subsidiary and the Agent in the form attached hereto as Exhibit H, as amended from time to time.

     "TAXES" shall have the meaning assigned to such term in Section 2.17(a).

     "TOTAL FUNDED DEBT" of any person shall mean, as of any date, without duplication, (a) the aggregate amount of Indebtedness of such person and its Consolidated Subsidiaries as of such date which has a final maturity more than one year after such date or which is extendible or renewable at the option of such person or any of its Consolidated Subsidiaries to a time more than one year after such date (whether or not renewed or extended), including any current installment thereof due within one year after such date, determined on a consolidated basis in accordance with GAAP, (b) the aggregate undrawn amount on all outstanding letters of credit (including Letters of Credit) as to which such person or any of its Consolidated Subsidiaries is the account party and (c) the aggregate principal amount of outstanding Loans of such person as of such date; PROVIDED, HOWEVER, that (i) in the case of the Total Funded Debt of Horizon or Continental, the Permitted Horizon Guarantees or Permitted Continental Guarantees, as applicable, shall be excluded and (ii) in the case of the Total Funded Debt of Horizon, the Guarantees by the Horizon Group of the Continental Obligations shall be excluded.

     "TRANSFEREE" shall have the meaning assigned to such term in Section
2.17(a).

     "TYPE" shall have the meaning assigned to such term in Section 1.03.

     "UNQUALIFIED OPINION" shall have the meaning assigned to such term in
Section 5.04(a).

     "WHOLLY OWNED SUBSIDIARY" of any person shall mean, at any time, any subsidiary of such person all the Equity Interests of which are at such time directly or indirectly owned by such person.

     SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that, for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VII or VIII, such terms shall be construed in accordance with GAAP as in effect on the Closing Date applied on a basis consistent with the application used in preparing Horizon's audited Financial Statements referred to in Section 3.05. Unless otherwise expressly provided herein, the word "day" means a calendar day.

     SECTION 1.03. TYPES OF BORROWINGS. The term "BORROWING" refers to the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.03. Each Lender's ratable share of each Borrowing is referred to herein as a separate "LOAN". Borrowings and Loans hereunder are distinguished by "CLASS" and by "TYPE". The Class of a Loan or of a Commitment to make such a Loan or of a Borrowing comprising such Loans refers to whether such Loan is a Horizon Loan or a Continental Loan, each of which is a separate Class. The "TYPE" of a Loan refers to whether such Loan is an ABR Loan or a Eurodollar Loan. Borrowings and Loans may (but need not) be identified by Class and Type (E.G., a "Eurodollar Horizon Loan" is a Loan which is both a Horizon Loan and a Eurodollar Loan).

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. COMMITMENT TO MAKE LOANS. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Horizon Loans to Horizon, at any time and from time to time during the

Horizon Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the excess, if any, of such Lender's Horizon Commitment set forth opposite its name on Schedule 2.01(a) (as the same may be reduced from time to time pursuant to Section 2.09) over its Horizon Letter of Credit Exposure at such time. Horizon may borrow, pay or prepay and reborrow Horizon Loans during the Horizon Availability Period, within the limits set forth in this Section 2.01(a) and upon the other terms and subject to the other conditions and limitations set forth herein.

     (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Continental Loans to Continental, at any time and from time to time during the Continental Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the excess, if any, of such Lender's Continental Commitment set forth opposite its name on Schedule 2.01(b) (as the same may be reduced from time to time pursuant to Section 2.09) over its Continental Letter of Credit Exposure at such time. Continental may borrow, pay or prepay and reborrow Continental Loans during the Continental Availability Period, within the limits set forth in this Section 2.01(b) and upon the other terms and subject to the other conditions and limitations set forth herein.

     SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Horizon Commitments or Continental Commitments, as the case may be; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount which is equal to (i) $2,500,000 or any greater integral multiple of $1,000,000 in the case of Eurodollar Loans and (ii) $500,000 or any greater integral multiple of $100,000 in the case of ABR Loans (or, in either case, an aggregate principal amount equal to the remaining balance of the Horizon Commitments or the Continental Commitments, as the case may be).

     (b) A particular Borrowing of any Class shall consist solely of ABR Loans or Eurodollar Loans of such Class, as a Borrower may request pursuant to Section
2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings by a Borrower of more than one Type and Eurodollar Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; PROVIDED, HOWEVER, that neither Borrower shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than eight separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (c) Subject to Section 2.02(g), each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.14, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Dallas, Texas, not later than 1:00 p.m., Dallas time, and the Agent shall by 3:00 p.m., Dallas time, credit the amounts so received to the general deposit account of the requesting Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) If the Agent has not received from the applicable Borrower the payment required by Section 2.19(g) or 2.20(g), as applicable, by 12:30 p.m., Dallas time, on the date on which the Issuing Bank has notified such Borrower and the Agent that payment of a draft presented under the applicable Letter of Credit will be made, as provided in Section 2.19(g) or 2.20(g), as applicable, the Agent will promptly notify the Issuing Bank and each Lender of the corresponding Letter of Credit Disbursement and, in the case of each Lender, its pro rata portion, as determined under Section 2.14, of such Letter of Credit Disbursement. Not later than 2:00 p.m., Dallas time, on such date, each Lender shall make available its pro rata portion of such Letter of Credit Disbursement, in Federal or other funds immediately available in Dallas, to the Agent at its address set forth in Section 11.01, and the Agent will promptly make such funds available to the Issuing Bank. The Agent will promptly remit to each Lender that shall have made such funds available its pro rata portion, as determined under
Section 2.14, of any amounts subsequently received by the Agent from the applicable Borrower in respect of such Letter of Credit Disbursement.

     (e) Unless the Agent shall have received notice from a Lender prior to any Borrowing, or prior to the time of any required payment by such Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Agent such Lender's portion of such Borrowing or payment, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing or payment in accordance with Section 2.02(c) or
(d), as applicable, and the Agent may, in reliance upon such assumption, make available to the requesting Borrower or the Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower or the Issuing Bank (or, if the Agent and the Issuing Bank are the same person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Agent at, (i) in the case of such Borrower, the interest rate applicable thereto pursuant to Section 2.06, 2.19(g) or 2.20(g), as applicable, and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (f) Notwithstanding any other provision of this Agreement, neither Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. Any Borrowing which cannot be refinanced as a Eurodollar Borrowing by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing.

     (g) A Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, upon the terms and subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with
Section 2.04 or 2.10, as applicable, with the proceeds of a new Borrowing and the proceeds of such new Borrowing (to the extent they do not exceed the principal amount of the Borrowing being refinanced) shall not be paid by the Lenders to the Agent or by the Agent to such Borrower pursuant to Section 2.02(c).

     SECTION 2.03. NOTICE OF BORROWINGS. The requesting Borrower shall give the Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Dallas time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Dallas time, on the day of the proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing;
(ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the requesting Borrower shall be deemed to have selected an Interest Period of one month's duration. If the requesting Borrower shall not have given notice in accordance with this
Section 2.03 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested Borrowing.

     SECTION 2.04. NOTES; REPAYMENT OF LOANS. The Horizon Loans and the Continental Loans made by each Lender shall be evidenced by a Horizon Note or a Continental Note, as applicable, duly executed and delivered on behalf of the applicable Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A-1 or A-2, as applicable, with the blanks appropriately filled in, payable to the order of such Lender in a principal amount equal to such Lender's Horizon Commitment (in the case of a Horizon Note) and the Continental Commitment (in the case of a Continental Note). The outstanding principal balance of each Loan, as evidenced by the applicable Note, shall be payable on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Note shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in
Section 2.06. Each Lender shall, and is hereby authorized by each Borrower to, endorse on the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; PROVIDED, HOWEVER, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the applicable Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

     SECTION 2.05. FEES. (a) Horizon shall pay to the Agent for the account of each Lender, on the last day of March, June, September and December in each year, and on the date on which the Horizon Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "HORIZON COMMITMENT FEE") on the average daily unused amount of the Horizon Commitment of such Lender during the preceding quarter (or shorter period commencing with the Closing Date or ending with the date on which the Horizon Commitment of such Lender shall be terminated), equal to the Horizon Commitment Rate per annum. The "unused amount" of the Horizon Commitment of a Lender on any date means the amount of such Lender's Horizon Commitment on such date, less the sum of its outstanding Horizon Loans on such date and its Horizon Letter of Credit Exposure on such date. All Horizon Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Horizon Commitment Fee due to each Lender shall commence to accrue from the Closing Date and shall cease to accrue on the date on which the Horizon Commitment of such Lender shall be terminated as provided herein.

     (b) Continental shall pay to the Agent for the account of each Lender, on the last day of March, June, September and December in each year, and on the date on which the Continental Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "CONTINENTAL COMMITMENT FEE") on the average daily unused amount of the Continental Commitment of such Lender during the preceding quarter (or shorter period commencing with the Closing Date or ending with the date on which the Continental Commitment of such Lender shall be terminated), equal to the Continental Commitment Rate per annum. The "unused amount" of the Continental Commitment of a Lender on any date means the amount of such Lender's Continental Commitment on such date, less the sum of its outstanding Continental Loans on such date and its Continental Letter of Credit Exposure on such date. All Continental Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Continental Commitment Fee due to each Lender shall commence to accrue from the Closing Date and shall cease to accrue on the date on which the Continental Commitment of such Lender shall be terminated as provided herein.

     (c) Horizon agrees to pay to the Agent, for its own account, the fees set forth in the Fee Letter dated May 26, 1995, as amended (the "FEE LETTER"), between the Agent and Horizon, in the amounts and on the dates provided in the Fee Letter. The annual administration fee provided in the Fee Letter shall by payable in advance on the Closing Date and each anniversary thereof prior to the Maturity Date. Such fees shall be in addition to reimbursement of the Agent's reasonable out-of-pocket expenses.

     (d) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.06.  INTEREST ON LOANS.  (a)  Subject to the provisions of
Section 2.07, each Horizon Loan comprising an ABR Borrowing shall bear interest for each day from the date such Horizon Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times unless such calculation would result in a usurious rate, in which case such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Alternate Base Rate, but in no event to exceed the Highest Lawful Rate.

     (b) Subject to the provisions of Section 2.07, each Continental Loan comprising an ABR Borrowing shall bear interest for each day from the date such Continental Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times unless such calculation would result in a usurious rate, in which case such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Alternate Base Rate, but in no event to exceed the Highest Lawful Rate.

     (c) Subject to the provisions of Section 2.07, each Horizon Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Horizon Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days unless such calculation would result in a usurious rate, in which case such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Horizon Eurodollar Margin, but in no event to exceed the Highest Lawful Rate.

     (d) Subject to the provisions of Section 2.07, each Continental Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Continental Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days unless such calculation would result in a usurious rate, in which case such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Continental Eurodollar Margin, but in no event to exceed the Highest Lawful Rate.

     (e) Subject to the applicable terms and conditions of Section 1.01, each Pricing Period shall commence on (and include) the date of delivery to the Agent of Required Financial Statements demonstrating that such period has commenced (or, in the case of a Horizon Level V Pricing Period or a Continental Level VI Pricing Period, on the first date on which the Borrower has failed to deliver any of its Required Financial Statements when due in accordance with Section
5.04 or 6.04, as applicable) and shall terminate on (and exclude) the earlier of
(i) the date of delivery to the Agent of any subsequent Required Financial Statements demonstrating that such period has terminated and (ii) the first date on which the applicable Borrower has failed to deliver any of its Required Financial Statements when due in accordance with Section 5.04 or 6.04, as applicable.

     (f) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.07. DEFAULT INTEREST. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due under this Agreement or any other Loan Document, by acceleration or otherwise, interest shall accrue, to the extent permitted by law, on such defaulted amount during the period from (and including) the date of such default to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times unless such calculation would result in a usurious rate, in which case such interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the rate applicable to ABR Loans of such Borrower during such period pursuant to Section 2.06, plus 2.00%, but in no event to exceed the Highest Lawful Rate. Such Borrower shall pay all such accrued but unpaid interest from time to time upon demand.

     SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the Business Day prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, any request by a Borrower for a Eurodollar Borrowing pursuant to Section 2.03 shall, until the Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.09.  TERMINATION AND REDUCTION OF COMMITMENTS.  (a)   The
Commitments shall be automatically terminated at 5:00 p.m., Dallas time, on (i) July 15, 1995, if the first Borrowing hereunder in accordance with Article IV has not occurred by such date, and (ii) otherwise, the Maturity Date.

     (b) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, Horizon may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Horizon Commitments; PROVIDED, HOWEVER, that each partial reduction of the Horizon Commitments shall be in an aggregate principal amount which is an integral multiple of $500,000.

     (c) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, Continental may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Continental Commitments; PROVIDED, HOWEVER, that each partial reduction of the Continental Commitments shall be in an aggregate principal amount which is an integral multiple of $500,000.

     (d) Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective applicable Commitments. On the date of each termination or reduction of the Horizon Commitments, Horizon shall pay to the Agent, for the account of the Lenders, the Horizon Commitment Fees on the amount of the Horizon Commitments so terminated or reduced accrued to the date of such termination or reduction. On the date of each termination or reduction of the Continental Commitments, Continental shall pay to the Agent, for the account of the Lenders, the Continental Commitment Fees on the amount of the Continental Commitments so terminated or reduced accrued to the date of such termination or reduction.

     SECTION 2.10. REPAYMENTS AND PREPAYMENTS. (a) To the extent not previously paid, all Borrowings shall be due and payable on the Maturity Date.

     (b) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of the Horizon Loans and (ii) the Horizon Letter of Credit Exposure exceeds the aggregate amount of the Horizon Commitments at such time, Horizon shall immediately prepay Horizon Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Horizon Loans, provide cash collateral in respect of the Horizon Letter of Credit Exposure pursuant to Section 2.19(k) and thereupon such cash shall be deemed to reduce the Horizon Letter of Credit Exposure for purposes of this Section 2.10(b)) in an aggregate principal amount equal to such excess.

     (c) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of the Continental Loans and (ii) the Continental Letter of Credit Exposure exceeds the aggregate amount of the Continental Commitments at such time, Continental shall immediately prepay Continental Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Continental Loans, provide cash collateral in respect of the Continental Letter of Credit Exposure pursuant to Section 2.20(k) and thereupon such cash shall be deemed to reduce the Continental Letter of Credit Exposure for purposes of this Section 2.10(c)) in an aggregate principal amount equal to such excess.

     (d) Subject to Section 2.10(e), each Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower, in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent (i) in the case of any prepayment of Eurodollar Loans, at least three Business Days in advance of the proposed prepayment and (ii) in the case of any prepayment of ABR Loans, by 11:00 a.m., Dallas time, on the day of the proposed prepayment; PROVIDED, HOWEVER, that (A) each partial prepayment of Eurodollar Loans under this
Section 2.10(d) shall be in an aggregate principal amount equal to an integral multiple of $1,000,000, (B) each partial prepayment of ABR Loans under this
Section 2.10(d) shall be in an aggregate principal amount equal to an integral multiple of $100,000, (C) a partial prepayment of a Eurodollar Borrowing under this Section 2.10(d) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $2,500,000 and
(D) a partial prepayment of an ABR Borrowing under this Section 2.10(d) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $500,000. Each notice of prepayment shall specify the prepayment date, the Class, the Type, the Interest Period of the Borrowing to be prepaid (in the case of a Eurodollar Borrowing) and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

     (e) Each payment of Borrowings pursuant to this Section 2.10 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. All payments under this Section 2.10 shall be subject to
Section 2.13, but otherwise shall be without premium or penalty. Any mandatory prepayment of Loans of any Class pursuant to Section 2.10(b) or (c) shall be applied to prepay all ABR Loans of such Class before any Eurodollar Loans of such Class are prepaid.

     SECTION 2.11.  RESERVE REQUIREMENTS; CERTAIN CHANGES IN CIRCUMSTANCES.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the applicable interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) or Letters of Credit by an amount deemed by such Lender to be material, then from time to time each Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered with respect to the Facility of such Borrower.

     (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Letters of Credit or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time each Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered with respect to the Facility of such Borrower.

     (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period.
The protection of this Section 2.11 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change, condition or circumstances which shall have occurred or been imposed.

     (e) Any Lender claiming compensation for any additional amounts pursuant to this Section 2.11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any such additional amounts or additional amounts that may thereafter accrue and that would not be otherwise disadvantageous to such Lender in its sole judgment.

     (f) No Lender shall be entitled to compensation under this Section 2.11 for any costs incurred or reductions suffered with respect to any date unless such Lender shall have notified the applicable Borrower that it will demand compensation for such costs or reductions not more than 90 days after the later of (i) such date and (ii) the date on which such Lender becomes aware of such costs or reductions.

     SECTION 2.12. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written or telecopy notice to the Borrowers and to the Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by either Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.12(b).

In the event that any Lender shall exercise its rights under clause (i) or
(ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.12, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by each Borrower.

     (c) In the event of a change in any law or regulation that enables any Lender to exercise its rights under clause (i) or (ii) of Section 2.12(a), such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for such exercise of rights and would not be otherwise disadvantageous to such Lender in its sole judgment.

     SECTION 2.13. INDEMNITY. To the fullest extent permitted under applicable law, each Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow or to refinance or continue any Loan hereunder after irrevocable notice of such borrowing or refinancing has been given pursuant to Section 2.03, (c) any payment or prepayment of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or not borrowed, refinanced or not paid or prepaid (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment or failure to borrow, refinance or failure to pay or prepay to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     SECTION 2.14. PRO RATA TREATMENT. Except as required under Section 2.12, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments, each refinancing of any Borrowing with a Borrowing of any Type and each Letter of Credit Disbursement shall be allocated pro rata among the Lenders in accordance with their respective Horizon Commitments or Continental Commitments, as applicable (or, in the case of any Lender which has not funded its applicable Commitment as required hereunder, in accordance with the aggregate unpaid principal amount of its applicable Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Schedule 2.01(a) or 2.01(b), as applicable, to the next higher or lower whole dollar amount. The Agent will promptly distribute in lawful money of the United States and in immediately available funds to each Lender its pro rata portion, as determined under Section 2.14, of each payment received by the Agent for the account of the Lenders.

     SECTION 2.15. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against either Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the aggregate unpaid principal portion of its Loans shall be proportionately less than the aggregate unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

     SECTION 2.16. PAYMENTS. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document not later than 12:00 (noon), Dallas time, on the date when due in dollars to the Agent at its offices at 901 Main Street, 13th Floor, Dallas, Texas 75202, in immediately available funds. Any such payment received after such time on any date shall be deemed made on the next Business Day.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.17. TAXES. (a) Any and all payments by either Borrower hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) taxes imposed on the net income of the Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "TRANSFEREE")) and (ii) franchise taxes imposed on the Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Agent or any Lender (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "TAXES"). If a Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or Transferee) or the Agent,
(A) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender (or Transferee) or the Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions and (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) In addition, to the fullest extent permitted under applicable law, each Borrower agrees to indemnify the Agent, the Issuing Bank and each Lender from, and hold them harmless against, and to pay to the relevant Governmental Authority in accordance with applicable law, any current or future stamp or documentary taxes or any other excise or property taxes, assessments, charges or similar levies made by any Governmental Authority which arise from any payment made hereunder by such Borrower or from the execution and delivery by such Borrower of this Agreement or any other Loan Document or otherwise with respect to the Facility of such Borrower (hereinafter referred to as "OTHER TAXES").

     (c) To the fullest extent permitted under applicable law, each Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority, in each case to the extent relating to the Facility of such Borrower. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), or the Agent on its behalf, or by the Agent on its own behalf, shall be conclusive absent manifest error. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor.

     (d) If any Lender (or Transferee) or the Agent shall become aware that it is entitled to claim a refund in respect of Taxes or Other Taxes as to which it has been indemnified by a

Borrower, or with respect to which such Borrower has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such Governmental Authority for such refund at such Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by such Borrower, or with respect to which such Borrower has paid additional amounts, pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, HOWEVER, that such Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund to such Governmental Authority.

     (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by either Borrower to the relevant Governmental Authority, such Borrower will deliver to the Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

     (f) To the fullest extent permitted under applicable law, the provisions of this Section 2.17 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender.

     (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. LENDER") shall deliver to each Borrower and the Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of
Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of either Borrower and is not a controlled foreign corporation related to either Borrower (within the meaning of Section 864(d)(4) of the Code), properly completed and duly executed by such Non-U.S. Lender) claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-

U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.17(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Lender is not legally able to deliver.

     (h) Neither Borrower shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to Section 2.17 to the extent that
(i) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of Section 2.17(g) or (ii) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; PROVIDED, HOWEVER, that this clause (ii) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of either Borrower; and PROVIDED FURTHER, HOWEVER, that this clause (ii) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (ii)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation.

     (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the applicable Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not be otherwise disadvantageous to such Lender (or Transferee) in its sole judgment.

     (j) Nothing contained in this Section 2.17 shall require any Lender (or Transferee) or Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     (k) No Lender (or Transferee) shall be entitled to claim any indemnity payment or additional amount payable pursuant to this Section 2.17 with respect to any date unless such Lender shall have notified the Borrower that it will demand such payment or additional amount not more than 90 days after the later of (i) such date and (ii) the date on which such Lender (or Transferee) becomes aware of such costs or reductions.

     SECTION 2.18. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.11 or 2.12, or a Borrower shall be required to pay additional amounts to any Lender under Section 2.17, either Borrower shall have the right, at its own expense, upon notice to such Lender and the Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the provisions set forth in Section 11.04) all its interests, rights and obligations under this Agreement to another financial institution which shall assume such obligations; PROVIDED that (a) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority and (b) such Borrower shall pay to the affected Lender in immediately available funds on the date of such assignment the entire amount of principal of and interest accrued to the date of payment on the Loans and participations in the Letter of Credit Disbursements made by it hereunder and all other amounts accrued for its account or owed to it hereunder; PROVIDED FURTHER that if prior to any such assignment the circumstances or event that resulted in such Lender's notice or certificate under Section 2.11 or 2.12 or demand for additional amounts under Section 2.17, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.11, 2.12 or 2.17, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

     SECTION 2.19. HORIZON LETTERS OF CREDIT. (a) Horizon may request the issuance of Horizon Letters of Credit, in a form reasonably acceptable to the Agent and the Issuing Bank, for the account of Horizon, at any time and from time to time during the Horizon Letter of Credit Availability Period; PROVIDED that any Horizon Letter of Credit shall be issued only if, and each request by Horizon for the issuance of any Horizon Letter of Credit shall be deemed a representation and warranty of Horizon that, immediately following the issuance of such Horizon Letter of Credit, (i) the Horizon Letter of Credit Exposure shall not exceed $25,000,000 and (ii) the sum of (A) the Horizon Letter of Credit Exposure and (B) the aggregate principal amount of outstanding Horizon Loans shall not exceed the aggregate amount of the Horizon Commitments at such time. The agreement of the Existing Issuing Bank to waive any requirement under the Existing Horizon Credit Facility that any Existing Letter of Credit be cancelled or cash collateralized prior to the Closing Date shall be deemed an "issuance" of such Existing Letter of Credit for purposes hereof.

     (b) Each Horizon Letter of Credit (other than any Existing Letter of Credit) shall expire at the close of business on the earlier of (i) 12 calendar months after the date of issuance of such Horizon Letter of Credit and (ii) the last day of the Horizon Letter of Credit Availability Period, unless such Horizon Letter of Credit expires by its terms on an earlier date. Each Horizon Letter of Credit shall provide for payments of drawings in dollars.


     (c) Each issuance of any Horizon Letter of Credit shall be made on at least three Business Days' prior irrevocable written or telecopy notice (or such shorter notice as shall be acceptable to the Issuing Bank) from Horizon to the Agent and the Issuing Bank specifying the date of issuance, the date on which such Horizon Letter of Credit is to expire in accordance with Section 2.19(b), the amount of such Horizon Letter of Credit, the name and address of the beneficiary of such Horizon Letter of Credit, and such other information as may be necessary or desirable to complete such Horizon Letter of Credit. The Issuing Bank will give the Agent prompt notice of the issuance and amount of such Horizon Letter of Credit and the expiration date of such Horizon Letter of Credit (and the Agent shall give prompt notice thereof to each Lender). During the Horizon Letter of Credit Availability Period, the Issuing Bank also will give the Agent (and, in the case of clause (ii) below, the Lenders) (i) daily notice of the amount available to be drawn under each outstanding Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Horizon Letter of Credit and the amount thereof, the expiration of any

Horizon Letter of Credit and the amount thereof and the payment on any draft presented under any Horizon Letter of Credit.

     (d) By the issuance of a Horizon Letter of Credit (including an Existing Letter of Credit) and without any further action on the part of the Issuing Bank, the Agent or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Horizon Letter of Credit equal to such Lender's pro rata portion, as determined under Section 2.14, of the aggregate amount available to be drawn under such Horizon Letter of Credit, effective upon the issuance of such Horizon Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.02(d), such Lender's pro rata portion, as determined under Section 2.14, of each Horizon Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.19(g); PROVIDED that the Lenders shall not be obligated to make any such payment with respect to any wrongful Horizon Letter of Credit Disbursement made as a result of the gross negligence or willful misconduct of the Issuing Bank.

     (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.19(d) in respect of Horizon Letters of Credit (including Existing Letters of Credit) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso set forth in Section 2.19(d)).

     (f) During the Horizon Letter of Credit Availability Period, Horizon shall pay to the Agent, on the last day of March, June, September and December in each year and on the date on which the Horizon Commitments shall be terminated as provided herein, (i) for the account of the Lenders, ratably in proportion to their Horizon Commitments, a fee on the average daily aggregate amount available to be drawn under all outstanding Horizon Letters of Credit (including Existing Letters of Credit) during the preceding quarter (or shorter period commencing with the Closing Date) at a rate per annum equal to the Horizon Eurodollar Margin from time to time in effect during such period pursuant to Section 2.06 and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under all outstanding Horizon Letters of Credit (including Existing Letters of Credit) of such Issuing Bank during the preceding quarter (or shorter period commencing with the Closing Date) at a rate per annum equal to 0.125%. Such fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fees shall accrue from and including the Closing Date to but excluding the last day of the Horizon Letter of Credit Availability Period. In addition to the foregoing, Horizon shall pay directly to the Issuing Bank, for its account, payable within 15 days after demand therefor by the Issuing Bank, the Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Horizon Letter of Credit, including any trade or documentary Letter of Credit.

     (g) If the Issuing Bank shall pay any draft presented under a Horizon Letter of Credit (including an Existing Letter of Credit), Horizon shall pay to the Agent, on behalf of the Issuing Bank, an amount equal to the amount of such draft before 12:00 noon (Dallas time), on the day on which the Issuing Bank shall have notified Horizon that payment of such draft will be made. The Agent shall promptly pay any such amounts received by it to the Issuing Bank. If Horizon shall fail to pay any amount required to be paid by it under this
Section 2.19(g) when due, such unpaid amount shall bear interest, for each day from and including the due date to but excluding the date of payment, at a rate per annum equal to the rate applicable to ABR Revolving Loans during such period pursuant to Section 2.06, plus 2.00%, but in no event to exceed the Highest Lawful Rate.

     (h) To the fullest extent permitted under applicable law, Horizon's obligation to reimburse Horizon Letter of Credit Disbursements as provided in
Section 2.19(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Horizon Letter of Credit (including any Existing Letter of Credit) or any other Loan Document;

          (ii) the existence of any claim, setoff, defense or other right which Horizon, Continental, any Subsidiary or any other person may at any time have against the beneficiary under any Horizon Letter of Credit (including any Existing Letter of Credit), the Issuing Bank, the Agent, any Lender or any other person in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iii) any draft or other document presented under a Horizon Letter of Credit (including an Existing Letter of Credit) proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect, except to the extent the same is attributable to the gross negligence or willful misconduct of the Issuing Bank;

          (iv) payment by the Issuing Bank under a Horizon Letter of Credit (including an Existing Letter of Credit) against presentation of a draft or other document which does not comply with the terms of such Horizon Letter of Credit; PROVIDED that such payment was not wrongfully made as a result of the gross negligence or willful misconduct of the Issuing Bank; and

          (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.19(h), constitute a legal or equitable discharge of Horizon's obligations hereunder, except to the extent the same is attributable to the gross negligence or willful misconduct of the Issuing Bank.

     (i) To the fullest extent permitted under applicable law, it is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Horizon Letter of Credit (including an Existing Letter of Credit) resulted from the Issuing Bank's gross negligence or willful misconduct,
(i) the Issuing Bank's acceptance of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Horizon Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Horizon Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Horizon Letter of Credit proves to be insufficient in any respect (so long as such document on its face appears to be in order), and whether or not any other statement or any other document presented pursuant to such Horizon Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (iii) any noncompliance in any immaterial respect of the documents presented under such Horizon Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank. It is further understood and agreed that, notwithstanding the proviso to clause (iv) of Section 2.19(h), Horizon's obligation hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank to the extent that such Letter of Credit Disbursement actually discharged a liability of, or otherwise benefited, or was recovered by, Horizon; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to Horizon to the extent of any direct damages suffered by Horizon that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Horizon Letter of Credit comply with the terms thereof.

     (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Horizon Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Agent and Horizon of such demand for payment and whether the Issuing Bank has made or will make a Horizon Letter of Credit Disbursement thereunder; PROVIDED that the failure to give such notice shall not relieve Horizon of its obligation to reimburse any such Horizon Letter of Credit Disbursement in accordance with this
Section 2.19.  The Agent shall promptly give each Lender notice thereof.

     (k) In the event that Horizon is required pursuant to the terms of this Agreement or any other Loan Document to provide cash collateral in respect of the Horizon Letter of Credit Exposure, Horizon shall deposit in an account with the Agent, for the benefit of the Lenders, an amount in cash equal to the Horizon Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder). Such deposit shall be held by the Agent as collateral for the payment and performance of the Horizon Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made as directed by Horizon (unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the determination of whomever to make investments shall be made at the option and in the discretion of the Agent), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Agent to reimburse the Issuing Bank for Horizon Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Horizon Obligations. If Horizon is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Horizon within three Business Days after all Events of Default have been cured or waived. If Horizon is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to Horizon upon demand; PROVIDED that, after giving effect to such return, (i) the sum of (A) the aggregate amount of the Horizon Letter of Credit Exposure plus (B) the aggregate outstanding principal amount of Horizon Loans would not exceed the aggregate Horizon Commitments and (ii) no Default or Event of Default shall have occurred and be continuing.

     (l) "EXISTING LETTERS OF CREDIT" shall mean the letters of credit issued by the Existing Issuing Bank, to the extent listed on Schedule 2.19(l). As to each Existing Letter of Credit, Schedule 2.19(l) sets forth the date of issuance of such Letter of Credit, the date on which such Letter of Credit is to expire in accordance with its terms, the amount of such Letter of Credit and the name of the beneficiary of such Letter of Credit. Horizon agrees to use its reasonable efforts to cause all Existing Letters of Credit to be replaced as soon as reasonably practicable with new Letters of Credit issued by the Agent in its capacity as Issuing Bank. Pending such replacement, the parties hereto agree that each Existing Letter of Credit will be treated as if it had been originally issued under this Agreement and that, effective upon the termination of the Existing Horizon Credit Facility, all participations in the Existing Letters of Credit arising under the Existing Horizon Credit Facility will be terminated. Specifically, and without limitation of the foregoing or the other provisions of this Section 2.19, (i) the amount of each Existing Letter of Credit shall count towards the limits set forth in the proviso to Section 2.19(a) and in Section 2.01(a), (ii) each Lender hereby acquires on the Closing Date from the Existing Issuing Bank a participation in each Existing Letter of Credit equal to such Lender's pro rata portion, as determined under Section 2.14, of the aggregate amount available to be drawn under such Existing Letter of Credit, (iii) each Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Existing Issuing Bank, in accordance with Section 2.02(d), such Lender's pro rata portion, as determined under Section 2.14, of each Horizon Letter of Credit Disbursement made by the Existing Issuing Bank and not reimbursed by Horizon when due in accordance with Section 2.19(g) (subject to the proviso set forth in Section 2.19(d)) and (iv) the Existing Issuing Bank shall have the benefit of all agreements, covenants and indemnities set forth herein which are for the benefit of the "Issuing Bank," insofar as such term is used in relation to the Existing Letters of Credit, and shall comply with all agreements and obligations set forth herein which bind the "Issuing Bank", insofar as such term is used in relation to the Existing Letters of Credit.

     SECTION 2.20. CONTINENTAL LETTERS OF CREDIT. (a) Continental may request the issuance of Continental Letters of Credit, in a form reasonably acceptable to the Agent and the Issuing Bank, for the account of Continental, at any time and from time to time during the

Continental Letter of Credit Availability Period; PROVIDED that any Continental Letter of Credit shall be issued only if, and each request by Continental for the issuance of any Continental Letter of Credit shall be deemed a representation and warranty of Continental that, immediately following the issuance of such Continental Letter of Credit, (i) the Continental Letter of Credit Exposure shall not exceed $45,000,000 and (ii) the sum of
(A) the Continental Letter of Credit Exposure and (B) the aggregate principal amount of outstanding Continental Loans shall not exceed the aggregate amount of the Continental Commitments at such time.

     (b) Each Continental Letter of Credit shall expire at the close of business on the earlier of (i) 12 calendar months after the date of issuance of such Continental Letter of Credit and (ii) the last day of the Continental Letter of Credit Availability Period, unless such Continental Letter of Credit expires by its terms on an earlier date. Each Continental Letter of Credit shall provide for payments of drawings in dollars.

     (c) Each issuance of any Continental Letter of Credit shall be made on at least three Business Days' prior irrevocable written or telecopy notice (or such shorter notice as shall be acceptable to the Issuing Bank) from Continental to the Agent and the Issuing Bank specifying the date of issuance, the date on which such Continental Letter of Credit is to expire in accordance with Section 2.20(b), the amount of such Continental Letter of Credit, the name and address of the beneficiary of such Continental Letter of Credit, and such other information as may be necessary or desirable to complete such Continental Letter of Credit. The Issuing Bank will give the Agent prompt notice of the issuance and amount of such Continental Letter of Credit and the expiration date of such Continental Letter of Credit (and the Agent shall give prompt notice thereof to each Lender). During the Continental Letter of Credit Availability Period, the Issuing Bank also will give the Agent (i) daily notice of the amount available to be drawn under each outstanding Continental Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Continental Letter of Credit and the amount thereof, the expiration of any Continental Letter of Credit and the amount thereof and the payment on any draft presented under any Continental Letter of Credit.

     (d) By the issuance of a Continental Letter of Credit and without any further action on the part of the Issuing Bank, the Agent or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Continental Letter of Credit equal to such Lender's pro rata portion, as determined under
Section 2.14, of the aggregate amount available to be drawn under such Continental Letter of Credit, effective upon the issuance of such Continental Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, on behalf of the Issuing Bank, in accordance with Section 2.02(d), such Lender's pro rata portion, as determined under Section 2.14, of each Continental Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by Continental when due in accordance with Section 2.20(g); PROVIDED that the Lenders shall not be obligated to make any such payment with respect to any wrongful Continental Letter of Credit Disbursement made as a result of the gross negligence or willful misconduct of the Issuing Bank.

     (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.20(d) in respect of Continental Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso set forth in Section 2.20(d)).

     (f) During the Continental Letter of Credit Availability Period, Continental shall pay to the Agent, on the last day of March, June, September and December in each year and on the date on which the Continental Commitments shall be terminated as provided herein, (i) for the account of the Lenders, ratably in proportion to their Continental Commitments, a fee on the average daily aggregate amount available to be drawn under all outstanding Continental Letters of Credit during the preceding quarter (or shorter period commencing with the Closing Date) at a rate per annum equal to the Continental Eurodollar Margin from time to time in effect during such period pursuant to Section 2.06 and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under all outstanding Continental Letters of Credit during the preceding quarter (or shorter period commencing with the Closing Date) at a rate per annum equal to 0.125%. Such fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fees shall accrue from and including the Closing Date to but excluding the last day of the Continental Letter of Credit Availability Period. In addition to the foregoing, Continental shall pay directly to the Issuing Bank, for its account, payable within 15 days after demand therefor by the Issuing Bank, the Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Continental Letter of Credit, including any trade or documentary Letter of Credit.

     (g) If the Issuing Bank shall pay any draft presented under a Continental Letter of Credit, Continental shall pay to the Agent, on behalf of the Issuing Bank, an amount equal to the amount of such draft before 12:00 noon (Dallas time), on the day on which the Issuing Bank shall have notified Continental that payment of such draft will be made. The Agent shall promptly pay any such amounts received by it to the Issuing Bank. If Continental shall fail to pay any amount required to be paid by it under this Section 2.20(g) when due, such unpaid amount shall bear interest, for each day from and including the due date to but excluding the date of payment, at a rate per annum equal to the rate applicable to ABR Revolving Loans during such period pursuant to Section 2.06, plus 2.00%.

     (h) Continental's obligation to reimburse Continental Letter of Credit Disbursements as provided in Section 2.20(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Continental Letter of Credit or any other Loan Document;

          (ii) the existence of any claim, setoff, defense or other right which Continental, Horizon, any Subsidiary or any other person may at any time have againstthe beneficiary under any Continental Letter of Credit, the Issuing Bank, the Agent, any Lender or any other person in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iii) any draft or other document presented under a Continental Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the Issuing Bank under a Continental Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Continental Letter of Credit; PROVIDED that such payment was not wrongfully made as a result of the gross negligence or willful misconduct of the Issuing Bank; and

          (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.20(h), constitute a legal or equitable discharge of Continental's obligations hereunder.

     (i) It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Continental Letter of Credit resulted from the Issuing Bank's gross negligence or willful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Continental Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Continental Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Continental Letter of Credit proves to be insufficient in any respect (so long as such document on its face appears to be in order), and whether or not any other statement or any other document presented pursuant to such Continental Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (iii) any noncompliance in any immaterial respect of the documents presented under such Continental Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank. It is further understood and agreed that, notwithstanding the proviso to clause (iv) of Section 2.20(h), Continental's obligation hereunder to reimburse Continental Letter of Credit Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank to the extent that such Letter of Credit Disbursement actually discharged a liability of, or otherwise benefited, or was recovered by, Continental; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to Continental to the extent of any direct damages suffered by Continental that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Continental Letter of Credit comply with the terms thereof.

     (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Continental Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Agent and Continental of such demand for payment and whether the Issuing Bank has made or will make a Continental Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve Continental of its obligation to reimburse any such Continental Letter of Credit Disbursement in accordance with this Section 2.20. The Agent shall promptly give each Lender notice thereof.

     (k) In the event that Continental is required pursuant to the terms of this Agreement or any other Loan Document to provide cash collateral in respect of the Continental Letter of Credit Exposure, Continental shall deposit in an account with the Agent, for the benefit of the Lenders, an amount in cash equal to the Continental Letter of Credit Exposure (or such lesser amount as shall be required hereunder or thereunder). Such deposit shall be held by the Agent as collateral for the payment and performance of the Continental Obligations. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made as directed by Continental (unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the determination of whomever to make investments shall be made at the option and in the discretion of the Agent), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Agent to reimburse the Issuing Bank for Continental Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Continental Obligations. If Continental is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Continental within three Business Days after all Events of Default have been cured or waived. If Continental is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(c), such amount (to the extent not applied as aforesaid) shall be returned to Continental upon demand; PROVIDED that, after giving effect to such return, (i) the sum of (A) the aggregate amount of the Continental Letter of Credit Exposure plus (B) the aggregate outstanding principal amount of Continental Loans would not exceed the aggregate Continental Commitments and (ii) no Default or Event of Default shall have occurred and be continuing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants (as to itself and its subsidiaries) to each of the Lenders, as follows:

     SECTION 3.01. ORGANIZATION; POWERS. Each of the Borrowers and the Subsidiaries (a) is a corporation or partnership duly organized, formed or registered, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result, individually or in the aggregate, in a Material Adverse Effect, and (d) has the corporate or partnership power and authority, as applicable, to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to consummate the Merger and to obtain extensions of credit hereunder.

     SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by each of the Borrowers and the Subsidiaries of each of the Loan Documents to which it is or will be a party and, in the case of each Borrower, the consummation of the Merger and the extensions of credit hereunder (a) have been duly authorized by all requisite corporate, partnership and, if required, stockholder action and (b) except as set forth on Schedule 3.02, will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the articles of incorporation, certificate of partnership, by-laws, partnership agreement or other constitutive documents of any Borrower or Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture or other material agreement or instrument to which any Borrower or Subsidiary is a party or by which any of them or any of their property is or may be bound,
(ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or other instrument or (iii) except for the Lien of the Pledge Agreements, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Borrower or Subsidiary.

     SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document when executed and delivered by any Borrower or Subsidiary will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.04. CONSENTS AND GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any stockholder or creditor of any Borrower or Subsidiary or (c) any other person is or will be required in connection with the Merger, the Facilities or the performance by any Borrower or Subsidiary of the Loan Documents to which it is or will be a party, except such as (i) have been made or obtained and are in full force and effect or (ii) are required to waive the conflicts, if any, set forth on Schedule 3.02.

     SECTION 3.05. FINANCIAL STATEMENTS. The Borrowers have heretofore furnished to the Lenders (a)(i) the consolidated balance sheet, statement of operations and statement of cash flows of Horizon and its Consolidated Subsidiaries as of and for the fiscal year ended May 31, 1994, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, and (ii) the consolidated balance sheet, statement of operations and statement of cash flows of Continental and its Consolidated Subsidiaries as of and for the fiscal year ended June 30, 1994, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, and (b)(i) the unaudited consolidated balance sheet, statement of operations and statement of cash flows of Horizon and its Consolidated Subsidiaries as of and for the fiscal quarter and the portion of the fiscal year ended February 28, 1995, certified by a Financial Officer of Horizon, and (ii) the unaudited consolidated balance sheet, statement of operations and statement of cash flows of Continental and its Consolidated Subsidiaries as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1995, certified by a Financial Officer of Continental (the financial statements referred to in clauses (a) and (b) above, collectively, the "FINANCIAL STATEMENTS"). The Financial Statements present fairly in accordance with GAAP (subject, in the case of the unaudited Financial Statements, to normal, recurring year end audit adjustments) the consolidated financial position and the consolidated results of operations and consolidated cash flows of each Borrower and its Consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, actual or contingent, of each Borrower and its Consolidated Subsidiaries as of the dates thereof. The Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited Financial Statements, as permitted by Form 10-Q of the
SEC).

     SECTION 3.06. NO MATERIAL ADVERSE CHANGE. Since May 31, 1994, in the case of Horizon, and since June 30, 1994, in the case of Continental, except for any such changes expressly disclosed in the definitive Joint Proxy Statement/Prospectus filed with the SEC in connection with the Merger dated June 6, 1995, as supplemented by the Supplement thereto dated June 21, 1995, or in any other filing with the SEC made after May 31, 1994, in the case of Horizon, or June 30, 1994, in the case of Continental, and in either case made prior to the date hereof, there has occurred no material adverse change in the business, assets, financial condition, prospects or results of operations of Horizon and its subsidiaries or Continental and its subsidiaries, as applicable, taken as a whole, and there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, assets, financial condition, prospects or results of operations of either Borrower and its subsidiaries, taken as a whole.

     SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of the Borrowers and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such properties and assets are free and clear of Liens, other than Liens permitted by Section 7.02 or 8.02.

     (b) Schedule 3.07 sets forth, as of the Closing Date, a true, complete and correct list of (i) all real property owned by the Borrowers and the Subsidiaries having a book value in excess of $100,000; (ii) all material real property leased by the Borrowers and the Subsidiaries; and (iii) the location of each such real property.

     (c) Each of the Borrowers and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrowers and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing Date a list of all the Subsidiaries, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of Horizon therein and specifies which of such Subsidiaries are Material Subsidiaries and which of such Subsidiaries are Inactive Subsidiaries.

     SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower, any Subsidiary or any business, property or rights of any Borrower or Subsidiary (i) which involve any Loan Document or the Merger or
(ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

     (b) Neither Borrower nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction, order or decree, of any Governmental Authority, where such violation or default could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Schedule 3.09, neither Borrower nor any Subsidiary has received any written communication during the past three years from any Governmental Authority that alleges that such party or any of its Affiliates is not in compliance in any material respect with any law, rule or regulation or any judgment, writ, injunction or decree. Continental and its subsidiaries have in all material respects been reimbursed by their fiscal intermediaries for only the correct amounts for therapeutic recreation services as routine services rather than ancillary services, and have not in any material respect sought payment from, nor been paid by, Medicare, for therapeutic recreation services, on a charge basis.

     SECTION 3.10. AGREEMENTS. (a) Each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act), each material agreement relating to the incurrence of Indebtedness or Disqualified Equity Interests and each material Operating Lease to which any Borrower or Subsidiary is a party or by which it or any of its properties or assets are or may be bound as of the date hereof is listed on Schedule 3.10 hereto (collectively, the "MATERIAL CONTRACTS"). Except as expressly set forth in
Schedule 3.10, none of the Material Contracts have been amended, modified or waived in any respect.

     (b) Except as set forth in Schedule 3.10, each Material Contract is valid, binding and in full force and effect and is enforceable by the Borrower or the Subsidiary which is a party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in Schedule 3.10, each of the Borrowers and the Subsidiaries has performed in all material respects all obligations required to be performed by it to date under the Material Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Borrowers, no other party to any of the Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Neither Borrower nor any Subsidiary, nor, to the knowledge of the Borrowers, any other party to any Material Contract, has given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. None of such other parties has any presently exercisable right to terminate any Material Contract nor will any such other party have any right to terminate any Material Contract on account of the execution, delivery or performance of the Loan Documents or the consummation of the Merger.

     (c) The Continental Obligations of Continental constitute "Permitted Indebtedness" and "Senior Indebtedness" within the meaning of the Subordinated
Note Indentures. The Continental Facility constitutes a "Credit Facility" within the meaning of the Subordinated Note Indentures. After giving effect to the Refinancing, there is no outstanding "Designated Senior Indebtedness" within the meaning of the Subordinated Note Indentures, except for the Continental Facility. After giving effect to the Merger and the Refinancing, no "Default" or "Event of Default" within the meaning of the Subordinated Note Indentures has occurred and is continuing. The consummation of the Merger will not constitute a "Change in Control" or an "Asset Sale" within the meaning of the Subordinated
Note Indentures. Immediately after giving effect to the Merger, Continental shall have complied with Section 801 of the Subordinated Note Indentures.

     SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulation G, U and X.

     SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any federal or state law.

     SECTION 3.13. USE OF PROCEEDS. (a) The proceeds of the Horizon Loans will be used solely for the general corporate purposes of the Horizon Group, including refinancing the Existing Horizon Credit Facility, repurchasing Greenery Convertible Notes to the extent permitted in accordance with the terms hereof and providing funds for working capital, capital expenditures in the ordinary course of business and acquisitions permitted hereunder. The Horizon Letters of Credit will be issued solely to support various financial and other performance obligations of the Horizon Group incurred in the ordinary course of business. The proceeds of Horizon Subsidiary Intercompany Indebtedness of any Horizon Subsidiary will be used by such Horizon Subsidiary solely for the general corporate purposes of such Horizon Subsidiary, including refinancing the Existing Horizon Credit Facility and providing funds for working capital, capital expenditures in the ordinary course of business and acquisitions permitted hereunder.

     (b) The proceeds of the Continental Loans will be used for the general corporate purposes of the Continental Group, including refinancing the Existing Continental Credit Facility, repurchasing Subordinated Debt issued under the Subordinated Note Indentures to the extent permitted in accordance with the terms hereof and providing funds for working capital, capital expenditures in the ordinary course of business and acquisitions permitted hereunder. The Continental Letters of Credit will be issued solely to support various financial and other performance obligations of the Continental Group incurred in the ordinary course of business. The proceeds of Continental Subsidiary Intercompany Indebtedness of any Continental Subsidiary will be used by such Continental Subsidiary solely for the general corporate purposes of such Continental Subsidiary, including refinancing the Existing Continental Credit Facility and providing funds for working capital, capital expenditures in the ordinary course of business and acquisitions permitted hereunder.

     SECTION 3.14. TAX RETURNS. Each of the Borrowers and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the Financial Statements.

     SECTION 3.15. NO MATERIAL MISSTATEMENTS. (a) No information, report, financial statement, exhibit or schedule furnished by or on behalf of any Borrower or Subsidiary to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

     (b) Each Borrower has timely and duly filed all the reports and other material that it was required to file with the SEC since May 31, 1994, in the
case of Horizon, and since June 30, 1994, in the case of Continental.   Copies
of all such reports and other material, including the Joint Proxy Statement/Prospectus relating to the Merger dated June 6, 1995, together in each case with all amendments thereto (collectively, the "DISCLOSURE DOCUMENTS"), have been delivered to the Agent. Except as reflected in any subsequent amendment or supplement to a Disclosure Document, no Disclosure Document, including any financial statement contained therein, at the time it was filed or mailed to stockholders, as the case may be, contained any misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     (c) All representations and warranties of the Borrowers and the Merger Sub set forth in the Merger Agreement were true and correct on and as of the date of such agreement and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

     SECTION 3.16. EMPLOYEE BENEFIT PLANS. (a) Each of the Borrowers and the Commonly Controlled Entities is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of
Section 412 of the Code or Section 302 of ERISA) has occurred within the last five years with respect to any Plan, and each Plan has complied in all material
respects with the applicable provisions of ERISA and the Code.   Neither
Borrower nor any Commonly Controlled Entity has any unsatisfied liability with respect to a Single Employer Plan that has been terminated and no Lien in favor of the PBGC or a Plan has arisen during the last five years.

     (b) Except as set forth on Schedule 3.16, the present value of all accrued benefits under each Single Employer Plan in which any Borrower or Commonly Controlled Entity is a participant (based on those assumptions used to fund the Plans) did not, as of the last day of the plan year that ended prior to the date of this Agreement, exceed the value of the assets of such Plan allocable to such accrued benefits.

     (c) Neither Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Borrower or such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the last day of the plan year that ended prior to the date of this Agreement.

     (d) No such Multiemployer Plan with respect to which a Borrower or any Commonly Controlled Entity could incur potential liability in excess of $250,000 is in "reorganization" or "insolvent," within the meaning of such terms as used in ERISA.

     (e) The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of each Borrower and each Subsidiary for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits, except as set forth in
Schedule 3.16.

     SECTION 3.17.  ENVIRONMENTAL AND SAFETY MATTERS.  Except as set forth in
Schedule 3.17, each of the Borrower and the Subsidiaries has complied in all material respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to protection of the environment or to employee health or safety. Except as set forth in
Schedule 3.17, neither Borrower nor any Subsidiary has received notice of any material failure so to comply. The facilities of the Borrowers and the Subsidiaries do not manage or contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or similarly denominated substances, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to protection of the environment or to employee health and safety (collectively, "HAZARDOUS MATERIALS"), in violation in any material respect of any such law or any regulations promulgated pursuant thereto. Except as set forth in Schedule 3.17, to the knowledge of each Borrower, there are no events, conditions or circumstances involving environmental pollution, regulation or control or employee health or safety that are reasonably likely to result in any material liabilities being incurred by any Borrower or Subsidiary.

     SECTION 3.18. SECURITY INTERESTS. The Agent for the benefit of the Secured Parties will at all times have the Liens provided for in the Pledge Agreements and the Pledge Agreements will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral.

     SECTION 3.19. SOLVENCY. After giving effect to the Merger and the Refinancing, each of the Borrowers and the Subsidiaries will be Solvent on the date of the Merger. "SOLVENT" means, with respect to any person, that (a) the sum of the assets of such person, both at a fair valuation and at present fair salable value, will exceed the liabilities of such person, (b) such person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of the foregoing definition, "DEBTS" means any liabilities on claims, and "CLAIM" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any contingent or disputed liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

     SECTION 3.20.  TRANSACTIONS WITH AFFILIATES.  (a)  Except as set forth in
Schedule 3.20(a) and except for agreements and arrangements among Horizon and its Subsidiaries (other than the Continental Group) or among its Subsidiaries (other than the Continental Group), as of the Closing Date, neither Horizon nor any of its subsidiaries is a party to or engaged in any transaction with, and none of the properties and assets of Horizon or any of its subsidiaries is subject to or bound by, any agreement or arrangement with, any Affiliate of Horizon or any of its subsidiaries.

     (b) Except as set forth in Schedule 3.20(b) and except for agreements and arrangements among Continental and its Subsidiaries or among its Subsidiaries, as of the Closing Date, neither Continental nor any of its subsidiaries is a party to or engaged in any transaction with, and none of the properties and assets of Continental or any of its subsidiaries is subject to or bound by, any agreement or arrangement with, any Affiliate of Continental or any of its subsidiaries.

     SECTION 3.21. INSURANCE. Each of the Borrowers and the Subsidiaries maintain policies of fire and casualty, liability, malpractice, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Borrowers and the Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrowers and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     SECTION 3.22. LABOR RELATIONS. Except for such matters as could not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, (a) neither Borrower nor any Subsidiary is engaged in any unfair labor practice, (b) no unfair labor practice complaint is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any of the Subsidiaries before the National Labor Relations Board, (c) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any Subsidiary, (d) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Borrowers, threatened against any Borrower or Subsidiary, (e) to the knowledge of the Borrowers, no union representation question exists with respect to the employees of any Borrower or Subsidiary and (f) to the knowledge of the Borrowers, no union organizing activities are taking place with respect to the employees of any Borrower or Subsidiary.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

     SECTION 4.01. FIRST BORROWING. The obligations of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions that on the date of the first Horizon Borrowing and the first Continental Borrowing hereunder:

          (a) The Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any Lender as to which an executed counterpart shall not have been received, telegraphic, telex, telecopy or other written confirmation from such party in form satisfactory to the Agent of the execution of a counterpart hereof by such Lender).

          (b) The Agent shall have received for the account of each Lender duly executed Notes, dated the Closing Date, complying with the provisions of
     Section 2.04.

          (c) The Agent shall have received counterparts of (i) the Horizon Guarantee Agreement, duly executed by Horizon, (ii) the Horizon Subsidiaries' Guarantee Agreement, duly executed by each Material Subsidiary of Horizon (other than Royal Oaks Partnership) and (iii) the Continental Subsidiaries' Guarantee Agreement, duly executed by each Material Subsidiary of Continental (other than K.C. Rehabilitation Hospital, Inc., North Louisiana Rehabilitation Center, Inc., Kansas Rehabilitation Hospital, Inc., CMS Jonesboro Rehabilitation, Inc., Houston Rehabilitation Associates and Baton Rouge Rehab, Inc.).

          (d) The Agent on behalf of the Secured Parties shall have a perfected, first priority security interest in the Collateral and the Agent shall have received:

               (i) counterparts of (A) the Horizon Pledge Agreement, duly executed by Horizon, (B) the Horizon Subsidiaries' Pledge Agreement, duly executed by each Material Subsidiary of Horizon (other than Royal Oaks Partnership), (C) the Continental Pledge Agreement, duly executed by Continental and (D) the Continental Subsidiaries' Pledge Agreement, duly executed by each Material Subsidiary of Continental (other than K.C. Rehabilitation Hospital, Inc., North Louisiana Rehabilitation Center, Inc., Kansas Rehabilitation Hospital, Inc., CMS Jonesboro Rehabilitation, Inc., Houston Rehabilitation Associates and Baton Rouge Rehab, Inc.);

               (ii) certificates representing all outstanding capital stock of Continental and the other Subsidiaries (other than immaterial Subsidiaries acceptable to the Agent), accompanied by stock powers endorsed in blank, and Intercompany Notes, duly executed by the Subsidiary Guarantors and by North Louisiana Rehabilitation Center, Inc., Kansas Rehabilitation Hospital, Inc., CMS Jonesboro Rehabilitation, Inc., Houston Rehabilitation Associates and Baton Rouge Rehab, Inc., accompanied by assignments executed in blank;

               (iii) an acknowledgement copy, or other evidence satisfactory to the Agent, of the proper filing, registration or recordation of each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded, in each jurisdiction in which such filing, registration or recordation is so required or requested, in order to create in favor of the Agent for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral that is the subject of the Pledge Agreements;

               (iv) certified copies of Requests for Information or Copies (form UCC-11), or equivalent reports from Prentice-Hall Financial Services or other independent search service satisfactory to the Agent, listing (A) any judgment naming any Borrower or Subsidiary as judgment debtor in any of the jurisdictions where a Uniform Commercial Code financing statement would be required by law to be filed in order to create a perfected security interest or lien on any of the personal or real property of the Borrowers and the Subsidiaries, (B) any tax lien that names any Borrower or Subsidiary as a delinquent taxpayer in any of the jurisdictions referred to in the preceding clause (A), and
          (C) any Uniform Commercial Code financing statement that names any Borrower or Subsidiary as debtor or seller filed in any of the jurisdictions referred to in the preceding clause (A);

               (v)  appropriate duly executed termination statements (Form UCC-
          3) signed by all persons disclosed on current financing statements as secured parties in the jurisdictions referred to in clause (iii) above in form for filing under the Uniform Commercial Code of such jurisdictions (except with respect to Liens permitted under Section
          7.02 or 8.02); and

               (vi) an escrow agreement in form and substance satisfactory to the Agent executed by the lenders under the Existing Horizon Credit Facility and Existing Continental Credit Facility providing for the release on the Closing Date of the termination statements referred to in clause (v) above and such other matters as the Agent may reasonably require.

          (e) The Agent shall have received an opinion of counsel to Horizon, the Horizon Subsidiary Guarantors and the Horizon Subsidiary Pledgors substantially in the form of Exhibit F-1 hereto and an opinion of counsel to Continental, the Continental Subsidiary Guarantors and the Continental Subsidiary Pledgors substantially in the form of Exhibit F-2 hereto and, in each case, covering such additional matters relating to the Merger, the Refinancing and the other transactions contemplated hereby as the Agent may reasonably request, such opinion to be dated the Closing Date and addressed to the Agent and the Lenders.

          (f)  The Agent shall have received:

               (i) a certificate, dated the Closing Date and signed by a Financial Officer of each of the Borrowers, confirming compliance with the conditions precedent set forth in paragraphs (s), (t) and (u) of this Section 4.01;

               (ii) a copy of the certificate of incorporation, certificate of partnership or other constitutive documents, including all amendments thereto, of each of the Borrowers, the Subsidiary Guarantors and the Subsidiary Pledgors, certified as of a recent date by the Secretary of State of the State of its organization, and a certificate as to the good standing of each such party as of a recent date, from such Secretary of State;

               (iii) a certificate of the Secretary, Assistant Secretary or other authorized representative of each of the Borrowers, the Subsidiary Guarantors and the Subsidiary Pledgors, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or partnership agreement, as applicable, of such party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
          (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such party (or, in the case of a partnership, the managing general partner thereof) authorizing the execution, delivery and performance of the Loan Documents to which such party is or will be a party, the consummation of the Merger and, in the case of each Borrower the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation, certificate of partnership or other constitutive documents of such party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each authorized representative executing any Loan Document or any other document delivered in connection herewith on behalf of such party;

                (iv) a certificate of another authorized representative as to the incumbency and specimen signature of the person executing the certificate pursuant to clause (iii) above; and

               (v) such other documents, opinions, certificates and agreements in connection with the Merger and the Facilities, in form and substance satisfactory to the Agent, as it or its counsel shall reasonably request.

          (g) The Agent and the Lenders shall have received financial statements prepared in accordance with GAAP and satisfactory in all respects to the Agent and the Lenders, including (i) three years of audited consolidated financial statements of Horizon and its Consolidated Subsidiaries and Continental and its Consolidated Subsidiaries,
     (ii) quarterly financial statements of Horizon and its Consolidated Subsidiaries and of Continental and its Consolidated Subsidiaries for the period after the date of the last audited financial statements and prior to the Closing Date, (iii) projected financial statements of Horizon and its Consolidated Subsidiaries and of Continental and its Consolidated Subsidiaries for the period after the Closing Date through the Maturity Date, (iv) a pro forma opening balance sheet of Horizon and its Consolidated Subsidiaries and of Continental and its Consolidated Subsidiaries, reflecting the Merger, as of May 31, 1995, and (v) a statement of sources and uses of funds in connection with the Merger, in each case certified by a Financial Officer of the applicable Borrower.

          (h) The Agent and the Lenders shall be satisfied with (i) the structure, the terms and all other aspects of the Merger, including all legal, tax and accounting matters related to the Merger and (ii) all legal matters and documentation incident to the Facilities and all corporate and other proceedings taken or to be taken in connection therewith.

          (i) The Agent and the Lenders shall have completed, and shall be satisfied with the results of, their due diligence investigation of the business, assets, operations, properties, condition (financial and otherwise), liabilities (actual and contingent) and prospects of each Borrower.

          (j) The Agent and the Lenders shall be satisfied with the amount and scope of the insurance coverage of the Borrowers and the Subsidiaries and the identity of the insurers providing such coverage, and shall have received a report from each Borrower's independent insurance broker, together with any other evidence reasonably requested by the Agent, demonstrating that the insurance required by Sections 5.02 and 6.02 is in effect.

          (k) The Agent and the Lenders shall be satisfied in all respects with all agreements and transactions between any Borrower or Subsidiary, on the one hand, and any of its Affiliates, on the other hand.

          (l) The first Borrowings under the Facilities shall occur contemporaneously with the closing of the Merger and the refinancing of the Existing Horizon Credit Facility and Existing Continental Credit Facility (the "REFINANCING").

          (m) The Merger Agreement shall not have been amended or modified, nor any material provision thereof waived, except such as shall be acceptable to the Agent in its sole discretion; and all conditions precedent to the obligations of the Borrowers set forth therein shall have been satisfied (without giving effect to any waiver thereof, except such as shall be acceptable to the Agent in its sole discretion).

          (n) After giving effect to the Refinancing, (i) all obligations of Horizon and its subsidiaries under the Amended and Restated Revolving Credit Loan Agreement dated as of March 16, 1995, among Horizon, the lenders party thereto and The Boatmen's National Bank of St. Louis, as Agent (the "EXISTING HORIZON CREDIT FACILITY"), shall have been paid in full with a portion of the proceeds of such Horizon Borrowing, (ii) all letters of credit and other contingent obligations of Horizon and its subsidiaries in connection with the Existing Horizon Credit Facility (except for the Existing Letters of Credit) shall have been terminated and replaced by Horizon Letters of Credit and (iii) all Liens securing obligations under the Existing Horizon Credit Facility shall have been released and the Existing Horizon Credit Facility shall have been terminated.

          (o) After giving effect to the Refinancing, (i) all obligations of Continental and its subsidiaries under the Amended and Restated Credit Agreement dated as of August 28, 1991, among Continental, the lenders party thereto and Citibank, N.A., as Agent, as amended (the "EXISTING CONTINENTAL CREDIT FACILITY"), shall have been paid in full with a portion of the proceeds of such Continental Borrowing, (ii) all letters of credit and other contingent obligations of Continental and its subsidiaries in connection with the Existing Continental Credit Facility shall have been terminated and replaced by Continental Letters of Credit and (iii) all Liens securing obligations under the Existing Continental Credit Facility shall have been released and the Existing Continental Credit Facility shall have been terminated.

          (p) After giving effect to the Refinancing, the Borrowers and their subsidiaries shall have no indebtedness or other liabilities, except in respect of (i) the Facilities, (ii) other indebtedness the amount, terms and conditions (including identity of the issuer, maturity, amortization, interest rates and fees, covenants, subordination terms, events of default and redemption and other provisions) and holders of which are satisfactory in all respects to the Agent and (iii) other liabilities satisfactory in all respects to the Agent.

          (q) After giving effect to the Merger and the Refinancing, (i) no default, event of default, prepayment event or change in control shall have occurred and be continuing under, or within the meaning of, either Subordinated Note Indenture and (ii) the Continental Obligations of Continental shall constitute "Senior Indebtedness" within the meaning of the Subordinated Note Indentures.

          (r) All governmental, regulatory, shareholder and third party consents, approvals, filings, registrations and other actions required in order to consummate the Merger or the Facilities shall have been obtained or made, as applicable, and shall remain in full force and effect, in each case without the imposition of any condition or restriction which is, in the judgment of the Agent, materially adverse to any Borrower or Subsidiary, and the Agent shall have received satisfactory evidence thereof.

          (s) There shall not be any pending proceeding requesting an injunction or restraining order with respect to the Merger or the Facilities or challenging the validity or enforceability of the Merger or the Facilities.

          (t) Since May 31, 1994, in the case of Horizon, and since June 30, 1994, in the case of Continental, except for any changes expressly disclosed in the definitive Joint Proxy Statement/Prospectus filed with the SEC in connection with the Merger dated June 6, 1995, as supplemented by the Supplement thereto dated June 21, 1995, or in any other filing with the SEC made after May 31, 1994, in the case of Horizon, or June 30, 1994, in the case of Continental, and in either case made prior to the date hereof, no Material Adverse Change has occurred and there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

          (u) The Borrowers shall have paid all Fees and other amounts due and payable to the Agent or any Lender on or prior to the Closing Date under the Fee Letter or any Loan Document, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers (to the extent invoices or statements therefor have been received).

Each of the first Horizon Borrowing and the first Continental Borrowing hereunder shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing as to the matters specified in paragraphs
(l), (m), (n), (o), (p), (q), (r), (s) and (t) of this Section 4.01.

     SECTION 4.02. ALL BORROWINGS. The obligations of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions that on the date of each Borrowing (including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.02(g)) and on the date of issuance of each Letter of Credit:

          (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03 or a notice requesting the issuance of a Letter of Credit as required by Section 2.19(c) or 2.20(c), as applicable.

          (b) The representations and warranties set forth in Article III hereof (except, in the case of a refinancing of Loans of a particular Class that does not increase the aggregate principal amount of Loans of such Class outstanding, the representations and warranties set forth in
     Section 3.06) and the representations and warranties of the Borrowers and the Subsidiaries set forth in the other Loan Documents, shall be true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

          (c) In the case of any Horizon Borrowing or the issuance of any Horizon Letter of Credit, at the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Horizon Loans and the Horizon Letter of Credit Exposure will not exceed the limitations set forth in Sections 2.01(a) and 2.19(a), as applicable.

          (d) In the case of any Continental Borrowing or the issuance of any Continental Letter of Credit, at the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Continental Loans and the Continental Letter of Credit Exposure will not exceed the limitations set forth in Sections 2.01(b) and 2.20(a), as applicable.

          (e) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing hereunder and each request for the issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing or issuance as to the matters specified in paragraphs (b), (c), (d) and (e) of this Section 4.02.

                                    ARTICLE V

                        AFFIRMATIVE COVENANTS OF HORIZON

     Horizon covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

     SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES; LEASES AND OPERATING LEASES. (a) Horizon will, and will cause each of the Horizon Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 7.05(a).

     (b) Horizon will, and will cause each of the Horizon Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend, comply with and keep in full force and effect the rights, Licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     (c) Horizon shall, and shall cause each of the Horizon Subsidiaries to, maintain and comply in all material respects with each of its material Operating Leases.

     SECTION 5.02. INSURANCE. Horizon will, and will cause each of the Horizon Subsidiaries to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including business interruption insurance, malpractice insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied, controlled or managed by it; maintain such other insurance as may be required by law; PROVIDED that Horizon may continue through its self insurance program to provide insurance coverage for Horizon Group employee health claims and workman's compensation up to the maximum occurrence limit amount of $100,000 per occurrence and $250,000 per occurrence, respectively. Horizon will deliver evidence of renewal of each such insurance policy on or before the date of expiration, and from time to time shall deliver to the Agent, upon demand, evidence of the maintenance of such insurance. Horizon will permit the Agent and an insurance consultant retained by the Agent, at the expense of Horizon, to review the insurance policies maintained by Horizon and the Horizon Subsidiaries on an annual basis and will implement any changes to such policies reasonably recommended by such consultant.

     SECTION 5.03. OBLIGATIONS AND TAXES. Horizon will, and will cause each of the Horizon Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Horizon shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. Horizon will furnish to the Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations and cash flows, showing the financial position of Horizon and its consolidated subsidiaries (which include the Continental Group) as of the close of such fiscal year and the results of their operations and cash flows during such year, all audited by Arthur Andersen LLP or another nationally recognized "Big Six" independent public accounting firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the consolidated financial position, results of operations and cash flows of Horizon and its consolidated subsidiaries in accordance with GAAP consistently applied (an "UNQUALIFIED OPINION"); PROVIDED that the delivery pursuant to paragraph (h) or (i) below of a copy of the Annual Report on Form 10-K or Annual Report to Shareholders of Horizon for such fiscal year filed with the SEC or mailed to shareholders shall be deemed to satisfy the requirements of this paragraph (a), if such filing or mailing is timely made and contains an Unqualified Opinion;

          (b) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations and cash flows, showing the financial position of Horizon and its Consolidated Subsidiaries (which exclude the Continental Group) as of the close of such fiscal year and the results of their operations and cash flows during such year, all certified by a Financial Officer of Horizon as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of Horizon and its Consolidated Subsidiaries in accordance with GAAP consistently applied;

          (c) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of Horizon and its consolidated subsidiaries (which include the Continental Group) as of the close of such fiscal quarter and the consolidated results of their operations and cash flows during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of Horizon and its consolidated subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; PROVIDED that the delivery pursuant to paragraph (i) below of a copy of the Quarterly Report on Form 10-Q of Horizon for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this paragraph (c), if such filing is timely made;

          (d) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of Horizon and its Consolidated Subsidiaries (which exclude the Continental Group) as of the close of such fiscal quarter and the consolidated results of their operations and cash flows during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of Horizon and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (e) within 90 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters of each year, summary information presenting the consolidating financial position as of, and consolidating results of operations and cash flows for, such period of Horizon and its Consolidated Subsidiaries by line of business;

          (f) within 45 days after the end of each fiscal quarter of each fiscal year, a certificate of a Financial Officer of Horizon certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (g)  concurrently with any delivery of a certificate under paragraph
     (a) or (c) above, a certificate of a Financial Officer of Horizon, substantially in the form attached hereto as Exhibit G-1, (i) setting forth the Debt/EBITDAR Ratio of Horizon as of the date of such certificate and a reasonably detailed calculation thereof, (ii) demonstrating compliance with the covenants contained in Sections 7.06 and 7.17 and setting forth the related computations in reasonable detail and (iii) stating whether, since the date of its most recent Required Financial Statements previously delivered to the Agent, there has been any material change in the generally accepted accounting principles applied in the preparation of Horizon's financial statements and, if so, describing such change;

          (h) promptly upon the delivery or mailing thereof to the holders of Common Stock, copies of all reports, financial information, proxy statements and other information so delivered or mailed;

          (i) promptly upon the filing thereof, copies of all registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Horizon shall have filed with the SEC; and

          (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Horizon or any Horizon Subsidiary, or compliance with the terms of any Loan Document, as any Agent or Lender may reasonably request.

     SECTION 5.05. LITIGATION AND OTHER NOTICES. Horizon will furnish to the Agent and each Lender prompt written notice of the following:

          (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threats or notices of intention of any person to file or commence, or any material escalation of, any actions, suits, investigations or proceedings, whether at law or in equity or by or before any Governmental Authority, against or affecting Horizon or any of the Horizon Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and which, if so determined, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (ii) which involves a claim or series of related claims against Horizon or any Horizon Subsidiary in excess of $1,000,000; and

          (c) any developments that have resulted, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

     SECTION 5.06. ERISA. (a) Horizon will, and will cause each of the Horizon Subsidiaries to, comply in all material respects with the applicable provisions of ERISA.

     (b) Horizon will promptly give notice to the Agent and each Lender of the following events, as soon as possible and in any event within 30 days after Horizon or any Horizon Subsidiary knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan (excluding any such failure resulting from an administrative error and involving an amount that is not material), any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC, Horizon, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Plan covered by Title IV of ERISA (excluding any termination of a Single Employer Plan pursuant to Section 4041(b) of ERISA).

     SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Horizon will, and will cause each of the Horizon Subsidiaries to, maintain all financial records in accordance with GAAP and permit representatives designated by the Agent or any Lender to visit and inspect the financial records and the properties of Horizon or any Horizon Subsidiary, at reasonable times and as often as requested, and to make extracts from and copies of such financial records, and permit representatives designated by the Agent or any Lender to discuss the affairs, finances and condition of Horizon or any Horizon Subsidiary with the officers thereof and the independent accountants therefor.

     SECTION 5.08. USE OF PROCEEDS. Horizon will use the Letters of Credit and the proceeds of the Loans, and will cause the Horizon Subsidiaries to use the proceeds of the Horizon Subsidiary Intercompany Indebtedness, only for the purposes set forth in Section 3.13(a).

     SECTION 5.09. FISCAL YEAR. Horizon will, and will cause each of the Horizon Subsidiaries to, cause its fiscal year to commence on June 1 in each year and to end on May 31 in each year.

     SECTION 5.10. MATERIAL SUBSIDIARIES. Within 15 days after the due date for delivery of any of the Required Financial Statements in accordance with
Section 5.04(a), (b) or (c), Horizon will cause any Horizon Subsidiary which qualifies as a Material Subsidiary based on its total assets as of the end of, and its total revenues for, the then most recent Reference Period, but which is not a Subsidiary Guarantor and a Subsidiary Pledgor, to execute and deliver a Supplemental Agreement pursuant to which such Horizon Subsidiary shall become a Subsidiary Guarantor and a Subsidiary Pledgor and will cause all the terms of such Supplemental Agreement to be satisfied.

     SECTION 5.11. FURTHER ASSURANCES. Horizon will, and will cause each of the Horizon Subsidiaries to, execute any and all further documents, agreements and instruments, and take all further action, which may be required under applicable law, or which the Required Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Pledge Agreements.

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF CONTINENTAL

     Continental covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Continental Obligations shall be unpaid, and until the Continental Commitments have been terminated and the Continental Loans, together with interest thereon, Fees related thereto and all other Continental Obligations have been paid in full, all Continental Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

     SECTION 6.01. EXISTENCE; BUSINESSES AND PROPERTIES; LEASES AND OPERATING LEASES. (a) Continental will, and will cause each of the Continental Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 8.05(a).

     (b) Continental will, and will cause each of the Continental Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend, comply with and keep in full force and effect the rights, Licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     (c) Continental shall, and shall cause each of the Continental Subsidiaries to, maintain and comply in all material respects with each of its material Operating Leases.

     SECTION 6.02. INSURANCE. Continental will, and will cause each of the Continental Subsidiaries to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including business interruption insurance, malpractice insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied, controlled or managed by it; maintain such other insurance as may be required by law. Continental will deliver evidence of renewal of each such insurance policy on or before the date of expiration, and from time to time shall deliver to the Agent, upon demand, evidence of the maintenance of such insurance. Continental will permit the Agent and an insurance consultant retained by the Agent, at the expense of Continental, to review the insurance policies maintained by Continental and the Continental Subsidiaries on an annual basis and will implement any changes to such policies reasonably recommended by such consultant.

     SECTION 6.03. OBLIGATIONS AND TAXES. Continental will, and will cause each of the Continental Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Continental shall have set aside on its books adequate reserves with respect thereto.

     SECTION 6.04. FINANCIAL STATEMENTS, REPORTS, ETC. Continental will furnish to the Agent and each Lender:

          (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations and cash flows, showing the financial position of Continental and its Consolidated Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows during such year, all audited by Arthur Andersen LLP or another nationally recognized "Big Six" independent public accounting firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the consolidated financial position, results of operations and cash flows of Continental and its Consolidated Subsidiaries in accordance with GAAP consistently applied (an "UNQUALIFIED OPINION"); PROVIDED that the delivery pursuant to paragraph (f) below of a copy of the Annual Report on Form 10-K of Continental for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this paragraph (a), if such filing is timely made and contains an Unqualified Opinion;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of operations and cash flows, showing the consolidated financial position of Continental and its Consolidated Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations and cash flows during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the consolidated financial position and consolidated results of operations and cash flows of Continental and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; PROVIDED that the delivery pursuant to paragraph (f) below of a copy of the Quarterly Report on Form 10-Q of Continental for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this paragraph (b), if such filing is timely made;

          (c) within 90 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters of each year, summary information presenting the consolidating financial position as of, and consolidating results of operations and cash flows for, such period of Continental and its Consolidated Subsidiaries by line of business;

          (d) within 45 days after the end of each fiscal quarter of each fiscal year, a certificate of a Financial Officer of Continental certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (e)  concurrently with any delivery of a certificate under paragraph
     (a) or (b) above, a certificate of a Financial Officer of Continental, substantially in the form attached hereto as Exhibit G-2, (i) setting forth the Debt/EBITDAR Ratio of Continental as of the date of such certificate and a reasonably detailed calculation thereof, (ii) demonstrating compliance with the covenants contained in Sections 8.06 and 8.17 and setting forth the related computations in reasonable detail and (iii) stating whether, since the date of its most recent Required Financial Statements previously delivered to the Agent, there has been any material change in the generally accepted accounting principles applied in the preparation of Continental's financial statements and, if so, describing such change;

          (f) promptly upon the filing thereof, copies of all registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Continental shall have filed with the SEC; and

          (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Continental or any Continental Subsidiary, or compliance with the terms of any Loan Document, as any Agent or Lender may reasonably request.

     SECTION 6.05. LITIGATION AND OTHER NOTICES. Continental will furnish to the Agent and each Lender prompt written notice of the following:

          (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, or any material escalation of, any actions, suits, investigations or proceedings, whether at law or in equity or by or before any Governmental Authority, against or affecting Continental or any of the Continental Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and which, if so determined, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (ii) which involves a claim or series of related claims against Continental or any Continental Subsidiary in excess of $1,000,000; and

          (c) any developments that have resulted, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

     SECTION 6.06. ERISA. (a) Continental will, and will cause each of the Continental Subsidiaries to, comply in all material respects with the applicable provisions of ERISA.

     (b) Continental will promptly give notice to the Agent and each Lender of the following events, as soon as possible and in any event within 30 days after Continental or any Continental Subsidiary knows or has reason to know thereof:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan (excluding any such failure resulting from an administrative error and involving an amount that is not material), any Lien in favor of the PBGC or a Plan, or any withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC, Continental, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency (within the meaning of such terms as used in ERISA) of, any Plan covered by Title IV of ERISA (excluding any termination of a Single Employer Plan pursuant to Section 4041(b) of ERISA).

     SECTION 6.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Continental will, and will cause each of the Continental Subsidiaries to, maintain all financial records in accordance with GAAP and permit representatives designated by the Agent or any Lender to visit and inspect the financial records and the properties of Continental or any Continental Subsidiary, at reasonable times and as often as requested, and to make extracts from and copies of such financial records, and permit representatives designated by the Agent or any Lender to discuss the affairs, finances and condition of Continental or any Continental Subsidiary with the officers thereof and the independent accountants therefor.

     SECTION 6.08. USE OF PROCEEDS. Continental will use the Letters of Credit and the proceeds of the Loans, and will cause the Continental Subsidiaries to use the proceeds of the Continental Subsidiary Intercompany Indebtedness, only for the purposes set forth in Section 3.13(b).

     SECTION 6.09. FISCAL YEAR. Continental will, and will cause each of the Continental Subsidiaries (other than any joint venture which is required by contract with an unrelated third party to maintain a different fiscal year) to, cause its fiscal year to commence on June 1 in each year and to end on May 31 in each year, commencing with its 1996 fiscal year.

     SECTION 6.10. MATERIAL SUBSIDIARIES. Within 15 days after the due date for delivery of any of the Required Financial Statements in accordance with
Section 6.04(a) or (b), Continental will cause any Continental Subsidiary which qualifies as a Material Subsidiary based on its total assets as of the end of, and its total revenues for, the then most recent Reference Period, but which is not a Subsidiary Guarantor and a Subsidiary Pledgor, to execute and deliver a Supplemental Agreement pursuant to which such Horizon Subsidiary shall become a Subsidiary Guarantor and a Subsidiary Pledgor and will cause all the terms of such Supplemental Agreement to be satisfied.

     SECTION 6.11. FURTHER ASSURANCES. Continental will, and will cause each of the Continental Subsidiaries to, execute any and all further documents, agreements and instruments, and take all further action, which may be required under applicable law, or which the Required Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Pledge Agreements.

                                   ARTICLE VII

                          NEGATIVE COVENANTS OF HORIZON

     Horizon covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

     SECTION 7.01. INDEBTEDNESS. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, incur, create, issue, assume or permit to exist any Indebtedness or Disqualified Equity Interests, except:

          (a) Indebtedness represented by this Agreement and the Horizon Subsidiaries' Guarantee Agreement;

          (b) Indebtedness existing on the Closing Date to the extent set forth on Schedule 7.01;

          (c) other Indebtedness existing on the Closing Date up to an aggregate principal amount of $3,000,000;

          (d) Indebtedness issued in exchange for, or the proceeds of which are used to refinance, any Indebtedness permitted by clause (b) or (c) above; PROVIDED, HOWEVER, that (i) the principal amount of the Indebtedness so issued shall not exceed the principal amount of the Indebtedness so exchanged or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the Stated Maturity of the Indebtedness so exchanged or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged or refinanced and
     (C) shall be subordinated in right of payment to the prior payment in full of the Horizon Obligations to at least the same extent as the Indebtedness so exchanged or refinanced;

          (e) Indebtedness of any Horizon Subsidiary that is both a Horizon Subsidiary Guarantor and a Horizon Subsidiary Pledgor incurred after the Closing Date ("PERMITTED HORIZON SENIOR INDEBTEDNESS"); PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed an amount equal to 15% of the Stockholders' Equity of Horizon as of the last day of the then most recent full fiscal quarter for which Horizon has delivered its Required Financial Statements to the Agent;

          (f) Indebtedness of any Horizon Subsidiary to Horizon ("HORIZON SUBSIDIARY INTERCOMPANY INDEBTEDNESS"); PROVIDED that:

               (i) such loan from Horizon is evidenced by an Intercompany Note issued by such Horizon Subsidiary to Horizon;

               (ii) such Intercompany Note is subject to the lien of the Horizon Pledge Agreement and has been delivered to the Agent;

               (iii) (A) the aggregate principal amount of such Indebtedness incurred by any single Horizon Subsidiary which is not both a Subsidiary Guarantor and a Subsidiary Pledgor, plus the aggregate amount of all other direct or indirect investments by Horizon in such Horizon Subsidiary, shall not exceed $1,000,000 outstanding at any time, (B) the aggregate principal amount of such Indebtedness incurred by all such Horizon Subsidiaries referred to in the foregoing clause (A), plus the aggregate amount of all other direct or indirect investments by Horizon in all such Horizon Subsidiaries, shall not exceed $10,000,000 outstanding at any time and
          (C) no such Horizon Subsidiary shall be a Material Subsidiary;

               (iv) such loan from Horizon is used by such Horizon Subsidiary as provided in Section 3.13(a); and

               (v) no such loan shall be made to any such Horizon Subsidiary that is the subject of a proceeding described in paragraph (g) or (h) of Article IX;

          (g) Indebtedness of Horizon which is subordinated in right of payment to the prior payment in full of all Horizon Obligations; PROVIDED, that (i) no scheduled payment of principal of such Indebtedness is payable prior to the first anniversary of the Maturity Date, (ii) the other terms and conditions of such Indebtedness (including covenants, subordination terms, events of default and other provisions) are satisfactory in all respects to the Required Lenders and (iii) Horizon shall have prepared and furnished to the Agent prior to the incurrence of such Indebtedness pro forma financial statements demonstrating to the satisfaction of the Agent that none of the financial covenants in Section 7.17 will be violated after giving pro forma effect to such proposed incurrence;

          (h) Guarantees by Horizon issued after the Closing Date of Indebtedness of any Horizon Subsidiary ("PERMITTED HORIZON GUARANTEES"); PROVIDED that (i) such Indebtedness of such Horizon Subsidiary is otherwise permitted hereunder and (ii) the aggregate face amount of all such Guarantees is not more than $5,000,000.

          (i) Interest Rate Protection Agreements containing terms satisfactory to the Agent; PROVIDED that the notional principal amount of such Interest Rate Protection Agreements does not exceed the amount of indebtedness of Horizon and the Horizon Subsidiaries outstanding on the date such agreements are entered into.

     SECTION 7.02. NEGATIVE PLEDGE. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any subsidiary or other person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens in favor of the Agent on behalf of the Secured Parties created by the Horizon Pledge Agreement and the Horizon Subsidiaries' Pledge Agreement;

          (b)  Liens existing on the Closing Date, to the extent set forth in
     Schedule 7.02, securing Indebtedness permitted under Section 7.01(b) or
     (c);

          (c) Liens arising after the Closing Date securing Permitted Horizon Senior Indebtedness or Indebtedness permitted under Section 7.01(d); PROVIDED that, in the case of Liens securing such Indebtedness permitted under Section 7.01(d), such Liens cover only property and assets covered on the Closing Date and the aggregate principal amount of such Indebtedness so secured does not exceed the amount so secured on the Closing Date;

          (d) Liens attributable to Permitted Horizon Sale and Lease-Back Transactions;

          (e) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 and for which adequate reserves have been established;

          (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03 and for which adequate reserves have been established;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) deposits in connection with workmen's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits legislation in respect of employees of the Horizon Group;

          (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Horizon or any of the Horizon Subsidiaries; and

          (j) other Liens securing Indebtedness or other obligations up to an aggregate amount of $5,000,000 at any time outstanding.

     SECTION 7.03. SALE AND LEASE-BACK TRANSACTIONS. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except to the extent that the aggregate amount of Attributable Debt with respect to any such transactions outstanding at any time is no more than $10,000,000 ("PERMITTED HORIZON SALE AND LEASE-BACK TRANSACTIONS").

     SECTION 7.04. INVESTMENTS, LOANS AND ADVANCES. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment, capital contribution or any other beneficial interest in, or issue or permit to exist any guarantee of any Operating Lease or other obligation not constituting Indebtedness of, any other person, except:

          (a)  Cash Equivalents;

          (b) Horizon Subsidiary Intercompany Indebtedness incurred by any Horizon Subsidiary which is both a Horizon Subsidiary Guarantor and a Horizon Subsidiary Pledgor;

          (c) promissory notes or notes receivable received in settlement of customer accounts arising in the ordinary course of business and payable in accordance with the customary trade terms of Horizon or any of the Horizon Subsidiaries;

          (d) equity investments in Continental and in Horizon Subsidiaries existing on the Closing Date (after giving effect to the Merger); PROVIDED that each such Horizon Subsidiary (other than any such Horizon Subsidiary which is not a Material Subsidiary) is both a Horizon Subsidiary Guarantor and a Horizon Subsidiary Pledgor;

          (e) equity investments by Horizon made after the Closing Date to acquire from unrelated third parties a person in the same line of business as Horizon, which person becomes a Horizon Subsidiary upon consummation thereof, and additional equity investments in any of the then existing Horizon Subsidiaries acquired from unrelated third parties; PROVIDED in the case of each such investment that:

               (i) no Default or Event of Default has occurred and is continuing at the time of such investment or would occur immediately after giving effect thereto (on a pro forma basis as if such disposition had occurred on the first day of the applicable Reference Period for purposes of Section 7.17), and Horizon shall have prepared and furnished to the Agent prior to the consummation of such investment pro forma financial statements demonstrating to the satisfaction of the Agent that none of the financial covenants in
          Section 7.17 will be violated after giving pro forma effect to such proposed investment;

               (ii) the aggregate Fair Market Value of the consideration, whether payable upon consummation thereof or in the form of earn-outs, non-competes or other deferred payment arrangements, for such investment (in the case of additional equity investments in an existing subsidiary, including the existing amount of the investment in such subsidiary) including cash, securities, other property and the assumption of Indebtedness, does not exceed an amount equal to 10% of the Stockholders' Equity of Horizon as of the last day of the then most recent full fiscal quarter for which Horizon has delivered its Required Financial Statements to the Agent; and

               (iii) such person (A) shall have executed and delivered to the Agent the Horizon Subsidiaries' Guarantee Agreement and the Horizon Subsidiaries' Pledge Agreement or (B) such person shall have executed and delivered to the Agent a

          Supplemental Agreement and thereby become a Subsidiary Guarantor and Subsidiary Pledgor (and all the terms of such Supplemental Agreement shall have been satisfied);

          (f) Horizon Subsidiary Intercompany Indebtedness incurred by, and equity investments in, any Horizon Subsidiary which is not a Material Subsidiary and is not an Inactive Subsidiary; PROVIDED that (i) the aggregate amount thereof by or in any such single Horizon Subsidiary shall not exceed $1,000,000 outstanding at any time and (ii) the aggregate amount thereof by or in all such Horizon Subsidiaries outstanding at any time shall not exceed $10,000,000;

          (g) advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

          (h) guarantees by Horizon of Operating Leases and other obligations not constituting Indebtedness of any of its Wholly Owned Subsidiaries in the Horizon Group; and

          (i) (A) up to $2,750,000 in investments in Royal Oaks Partnership existing on the Closing Date and (B) other investments existing on the Closing Date to the extent set forth on Schedule 7.04.

     SECTION 7.05.  MERGERS, CONSOLIDATIONS, DISPOSITIONS AND ACQUISITIONS.
(a) Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, (i) merge into or consolidate with any other person, (ii) permit any other person to merge into or consolidate with it, (iii) sell, transfer, lease or otherwise dispose of any assets (whether now owned or hereafter acquired) or any interest therein, including through the creation of any joint venture, or (iv) issue or sell any Equity Interests of any Horizon Subsidiary, except:

          (A) sales in the ordinary course of business consistent with past practice;

          (B) dispositions of obsolete or useless tangible assets in the ordinary course of business;

          (C) dispositions of up to $10,000,000 in aggregate book value (or $5,000,000 in book value for any single asset) of the assets of Horizon or any of the Horizon Subsidiaries; and

          (D) if no Default or Event of Default shall have occurred and be continuing at the time thereof or would occur after giving effect thereto,
     (I) Horizon may merge with any of its Wholly Owned Subsidiaries in the Horizon Group in a transaction in which Horizon is the surviving corporation and (II) any such Wholly Owned Subsidiary may merge into or consolidate with any other such Wholly Owned Subsidiary in a transaction in which the surviving entity is such a Wholly Owned Subsidiary and no person other than Horizon or any of such Wholly Owned Subsidiaries receives any consideration.

If any person ceases to be a Horizon Subsidiary as a result of a disposition permitted under this Section 7.05(a), the Agent shall cancel and release such person's obligations under its Horizon Subsidiary Guarantee Agreement and Horizon Subsidiary Pledge Agreement.

     (b) Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, purchase, lease or otherwise acquire all or any substantial part of the assets of any person, except for assets to be used by Horizon or any of the Horizon Subsidiaries in the same line of business as Horizon; PROVIDED that:

          (i) no Default or Event of Default has occurred and is continuing at the time of any such acquisition or would occur immediately after giving effect thereto (on a pro forma basis as if such acquisition had occurred on the first day of the applicable Reference Period for purposes of Section 7.17), and Horizon shall have prepared and furnished to the Agent prior to the consummation of such acquisition pro forma financial statements demonstrating to the satisfaction of the Agent that none of the financial covenants in Section 7.17 will be violated after giving pro forma effect to such proposed acquisition; and

          (ii) except in the case of any acquisition from a Wholly Owned Subsidiary of Horizon in the Horizon Group, the aggregate Fair Market Value of the consideration, whether payable upon consummation thereof or in the form of earn-outs, non-competes or other deferred payment arrangements, for such acquisition (including cash, securities, other property and assumption of Indebtedness), plus the costs incurred in acquiring such assets do not exceed the amount equal to 10% of the Stockholders' Equity of Horizon as of the last day of the then most recent full fiscal quarter for which Horizon has delivered its Required Financial Statements to the Agent.

     SECTION 7.06. DIVIDENDS AND DISTRIBUTIONS. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, (a) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any Equity Interests of Horizon or any of the Horizon Subsidiaries, (b) directly or indirectly redeem, purchase, retire or otherwise acquire for value, any Equity Interests of Horizon or any of the Horizon Subsidiaries or (c) directly or indirectly redeem, purchase, prepay, retire or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Horizon Loans and Horizon Subsidiary Intercompany Indebtedness) or set aside any amount for any such purpose; PROVIDED, HOWEVER, that:

          (i) any Horizon Subsidiary may declare and pay dividends or make other distributions to Horizon or any Wholly Owned Subsidiary of Horizon in the Horizon Group;

          (ii) Horizon may acquire additional Equity Interests in a majority-owned Horizon Subsidiary; PROVIDED that such acquisition is permitted by
     Section 7.04(e);

          (iii) Horizon may give notice of redemption of, offer to repurchase and repurchase the Greenery Convertible Notes; PROVIDED that the aggregate principal amount of the Greenery Convertible Notes so redeemed or purchased does not exceed $26,000,000; and

          (iv) Horizon may pay cash dividends to holders of Common Stock during any fiscal year of Horizon in an amount which does not exceed 25% of the Net Income of Horizon for its immediately preceding fiscal year; PROVIDED, HOWEVER, that (A) no Default or Event of Default has occurred and is continuing or would occur immediately after giving effect thereto; and (B) no such dividends shall be declared or paid until at least 10 days after receipt by the Agent of the Required Financial Statements for such preceding fiscal year.

     SECTION 7.07. IMPAIRMENT. (a) Horizon will not, and will not permit any of the Horizon Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Agent on behalf of the Secured Parties with respect to the Horizon Collateral, and Horizon will not, and will not permit any of the Horizon Subsidiaries to, grant to any person (other than the Agent on behalf of the Secured Parties) any interest whatsoever in the Horizon Collateral.

     (b) Horizon will not, and will not permit any of the Horizon Subsidiaries to, enter into or be party to any agreement that subordinates (i) the payment, performance or collateralization of any obligations owing by any such subsidiary to Horizon to (ii) the payment, performance, or collateralization of any other obligations (other than the Horizon Obligations).

     (c) Horizon will not, and will not permit any of the Horizon Subsidiaries to, enter into any agreement, any term or condition of which would, if complied with by Horizon or such subsidiary, result in a Default or Event of Default.

     SECTION 7.08. LIMITATION ON RESTRICTIONS ON SUBSIDIARIES. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on (a) the ability of any Horizon Subsidiary to (i) pay dividends or make any other distributions on or in respect of its Equity Interests, or pay any Indebtedness owed to Horizon or any Horizon Subsidiary, (ii) make loans or advances to Horizon or any Horizon Subsidiary or
(iii) transfer any of its properties or assets to Horizon or any Horizon Subsidiary or (b) the ability of Horizon and the Horizon Subsidiaries to pledge to the Agent any Equity Interests in any Horizon Subsidiary formed or acquired after the Closing Date, except for such encumbrances or restrictions existing under or by reason of:

          (i) customary non-assignment provisions in any lease governing a leasehold interest;

          (ii)  this Agreement and the other Loan Documents; and

          (iii) encumbrances and restrictions existing on the Closing Date, to the extent set forth in Schedule 7.08.

     SECTION 7.09. NO OTHER NEGATIVE PLEDGES. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of Horizon or any of the Horizon Subsidiaries, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, or prohibiting Horizon or any of the Horizon Subsidiaries from selling, leasing, pledging, hypothecating or otherwise disposing of any assets of such persons, except for:

          (a)  this Agreement; and

          (b) any agreement with the holder of any Permitted Horizon Senior Indebtedness secured by collateral in accordance with Section 7.02(b), to the extent such agreement limits or restricts Horizon's right to sell, lease, pledge, hypothecate or otherwise dispose of such collateral.

     SECTION 7.10. TRANSACTIONS WITH AFFILIATES. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into any other transactions with, any of its Affiliates, except that so long as no Default or Event of Default shall have occurred and be continuing, Horizon or any of the Horizon Subsidiaries may enter into any of the foregoing transactions in the ordinary course of business and pursuant to the reasonable requirements of its business at prices and on terms and conditions that are (a) set forth in writing and (b) as favorable to Horizon or such Horizon Subsidiary as would be obtainable at the time in a comparable transaction on an arm's-length basis from an unrelated third party. The provisions of this Section 7.10 shall not prohibit (i) any payment permitted under Section 7.04 or 7.06, (ii) any transaction among Horizon and any of its Wholly Owned Subsidiaries (excluding the Continental Group) or among its Wholly Owned Subsidiaries (excluding the Continental Group) or (iii) any transaction expressly permitted by the other provisions of this Agreement or the provisions of any of the other Loan Documents.

     SECTION 7.11. BUSINESS OF HORIZON AND SUBSIDIARIES. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, change the nature of its business as now conducted in any material respect or engage in any business other than the acquisition, ownership and operation of nursing home properties for long term and subacute care, related therapy and pharmacy operations, laboratory services and other healthcare operations.

     SECTION 7.12. SALES OF RECEIVABLES. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable.

     SECTION 7.13. CERTAIN AMENDMENTS. (a) Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, enter into any amendment, modification or waiver in respect of any term or condition of (i) the certificate of incorporation or by-laws of Horizon or of any Material Contract, other than amendments, modifications and waivers which are not, individually or in the aggregate, in the reasonable judgment of the Agent, adverse in any material respect to the rights or interests of the Lenders, (ii) the articles of incorporation, bylaws, partnership agreement or joint venture agreement of any Horizon Subsidiary, if the effect is to prohibit a change in control or pledge of the Equity Interests of such person or (iii) any agreements relating to the Subordinated Debt of Horizon, including any of the terms or provisions contained in any indenture relating to the subordination of payment of any such Subordinated Debt to the payment of the Horizon Obligations.

     (b) Horizon will not forgive any Horizon Subsidiary Intercompany Indebtedness.

     (c) Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, amend, modify or waive, or permit the amendment, modification or waiver of, any of the terms or provisions contained in any agreements relating to any Permitted Horizon Senior Indebtedness, other than amendments, modifications and waivers which are not, individually or in the aggregate, in the reasonable judgment of the Agent, adverse in any material respect to the rights or interests of the Lenders.

     SECTION 7.14. CHANGES IN GAAP. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, change its fiscal year without the prior written consent of the Required Lenders or change its method of financial accounting except in accordance with GAAP.

     SECTION 7.15. MATERIAL AGREEMENTS. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, breach, violate or be in default under any Material Contract and fail to cure such breach, violation or default within any applicable cure period or permit any Major Potential Liability of Horizon or any of the Horizon Subsidiaries to exist.

     SECTION 7.16. ISSUANCE OF SECURITIES. Horizon will not, and will not cause or permit any of the Horizon Subsidiaries to, issue any capital stock, create any new class of stock, or issue any other Equity Interests (including any securities convertible into, or exchangeable for, capital stock); PROVIDED, HOWEVER, that Horizon shall have the right from time to time to issue capital stock (other than Disqualified Equity Interests) and create one or more new classes of stock (other than Disqualified Equity Interests).

     SECTION 7.17.  FINANCIAL COVENANTS.  Horizon will not:

          (a) STOCKHOLDERS' EQUITY. Permit the Stockholders' Equity of Horizon as of the last day of any fiscal quarter of Horizon to be less than the "HORIZON MINIMUM COMPLIANCE LEVEL". The Horizon Minimum Compliance Level on the Closing Date shall be equal to 95% of the Stockholders' Equity of Horizon as of May 31, 1995, and shall be increased as of the last day of each fiscal quarter of Horizon ending after the Closing Date by an amount equal to the sum of (i) 75% of Net Income (if positive) for such fiscal quarter, (ii) the aggregate Net Proceeds received from the issue or sale by Horizon of Equity Interests subsequent to the Closing Date, (iii) the amount by which Indebtedness is reduced on the balance sheet of Horizon and its Consolidated Subsidiaries upon the conversion or exchange subsequent to the Closing Date of any Indebtedness convertible into or exchangeable for Equity Interests and (iv) the amount of Stockholders' Equity of any person acquired after the Closing Date in a pooling of interests transaction. The foregoing increases in the Horizon Minimum Compliance Level shall be fully cumulative and no reduction in the Horizon Minimum Compliance Level shall be made to reflect negative Net Income for any period.

          (b) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio of Horizon as of the last day of any fiscal quarter of Horizon ending during any fiscal year referred to in the chart below to be less than the ratio set forth in the chart below for such fiscal quarter in such fiscal year.

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
      Fiscal Year       1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
     ---------------------------------------------------------------------------
         1996            1.50:1.00      1.50:1.00      1.50:1.00      1.50:1.00
     ---------------------------------------------------------------------------
         1997            1.50:1.00      1.50:1.00      1.50:1.00      1.75:1.00
     ---------------------------------------------------------------------------
         1998            1.75:1.00      1.75:1.00      1.75:1.00      1.75:1.00
     ---------------------------------------------------------------------------
         1999            1.75:1.00      1.75:1.00      1.75:1.00      1.75:1.00
     ---------------------------------------------------------------------------
         2000            1.75:1.00      1.75:1.00      1.75:1.00      1.75:1.00
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

          (c) LEVERAGE RATIO. Permit the Leverage Ratio of Horizon as of the last day of any fiscal quarter of Horizon ending during any fiscal year referred to in the chart below to be greater than the ratio set forth in the chart below for such fiscal quarter in such fiscal year.

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
      Fiscal Year       1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
     ---------------------------------------------------------------------------
         1996            0.65:1.00      0.65:1.00      0.65:1.00      0.65:1.00
     ---------------------------------------------------------------------------
         1997            0.65:1.00      0.65:1.00      0.65:1.00      0.60:1.00
     ---------------------------------------------------------------------------
         1998            0.60:1.00      0.60:1.00      0.60:1.00      0.60:1.00
     ---------------------------------------------------------------------------
         1999            0.60:1.00      0.60:1.00      0.60:1.00      0.60:1.00
     ---------------------------------------------------------------------------
         2000            0.60:1.00      0.60:1.00      0.60:1.00      0.60:1.00
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

          (d) DEBT/EBITDAR RATIO. Permit the Debt/EBITDAR Ratio of Horizon as of the last day of any fiscal quarter of Horizon ending during any fiscal year referred to in the chart below to be greater than the ratio set forth in the chart below for such fiscal quarter in such fiscal year.

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
      Fiscal Year       1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
     ---------------------------------------------------------------------------
         1996            5.00:1.00      5.00:1.00      5.00:1.00      5.00:1.00
     ---------------------------------------------------------------------------
         1997            5.00:1.00      5.00:1.00      5.00:1.00      4.50:1.00
     ---------------------------------------------------------------------------
         1998            4.50:1.00      4.50:1.00      4.50:1.00      4.00:1.00
     ---------------------------------------------------------------------------
         1999            4.00:1.00      4.00:1.00      4.00:1.00      4.00:1.00
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         2000            4.00:1.00      4.00:1.00      4.00:1.00      4.00:1.00
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

                                  ARTICLE VIII

                        NEGATIVE COVENANTS OF CONTINENTAL

     Continental covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Continental Obligations shall be unpaid, and until the Continental Commitments have been terminated and the Continental Loans, together with interest thereon, Fees related thereto and all other Continental Obligations have been paid in full, all Continental Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

     SECTION 8.01. INDEBTEDNESS. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, incur, create, issue, assume or permit to exist any Indebtedness or Disqualified Equity Interests, except:

          (a) Indebtedness represented by this Agreement and the Continental Subsidiaries' Guarantee Agreement;

          (b) Indebtedness and Disqualified Equity Interests existing on the Closing Date to the extent set forth on Schedule 8.01;

          (c) Capital Lease Obligations existing on the Closing Date up to an aggregate amount of $3,500,000 and other Indebtedness existing on the Closing Date up to an aggregate principal amount of $5,000,000;

          (d) Indebtedness issued in exchange for, or the proceeds of which are used to refinance, any Indebtedness permitted by clause (b) or (c) above, other than any Indebtedness under the Subordinated Debt Indentures; PROVIDED, HOWEVER, that (i) the principal amount of the Indebtedness so issued shall not exceed the principal amount of the Indebtedness so exchanged or refinanced and (ii) the Indebtedness so issued (A) shall not mature prior to the Stated Maturity of the Indebtedness so exchanged or refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged or refinanced and
     (C) shall be subordinated in right of payment to the prior payment of the Continental Obligations to at least the same extent as the Indebtedness so exchanged or refinanced;

          (e) Indebtedness of any Continental Subsidiary that is both a Continental Subsidiary Guarantor and a Continental Subsidiary Pledgor incurred after the Closing Date ("PERMITTED CONTINENTAL SENIOR INDEBTEDNESS"); PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed an amount equal to 15% of the Stockholders' Equity of Continental as of the last day of the then most recent full fiscal quarter for which Continental has delivered its Required Financial Statements to the Agent;

          (f) Indebtedness of any Continental Subsidiary to Continental ("CONTINENTAL SUBSIDIARY INTERCOMPANY INDEBTEDNESS"); PROVIDED that:

               (i)  such loan from Continental is evidenced by an Intercompany
          Note issued by such Continental Subsidiary to Continental;

               (ii) such Intercompany Note is subject to the lien of the Continental Pledge Agreement and has been delivered to the Agent;

               (iii) (A) the aggregate principal amount of such Indebtedness incurred by any single Continental Subsidiary which is not both a Subsidiary Guarantor and a Subsidiary Pledgor, plus the aggregate amount of all other direct or indirect investments by Continental in such Continental Subsidiary, shall not exceed $1,000,000 outstanding at any time, (B) the aggregate principal amount of such Indebtedness incurred by all such Continental Subsidiaries referred to in the foregoing clause (A), plus the aggregate amount of all other direct or indirect investments by Continental in all such Continental Subsidiaries, shall not exceed $10,000,000 outstanding at any time and
          (C) no such Continental Subsidiary shall be a Material Subsidiary;

               (iv) such loan from Continental is used by such Continental Subsidiary as provided in Section 3.13(b);

               (v) no such loan shall be made to any such Continental Subsidiary that is the subject of a proceeding described in paragraph
          (g) or (h) of Article IX; and

               (vi) the principal amount of such Indebtedness incurred by any majority-owned Continental Subsidiary shall not exceed any limitation thereon imposed by contract with or obligation to any holder of a minority interest therein;

          (g) Guarantees by Continental issued after the Closing Date of Indebtedness of the Continental Subsidiaries ("PERMITTED CONTINENTAL GUARANTEES"); PROVIDED that (i) such Indebtedness of such Continental Subsidiary is otherwise permitted hereunder and (ii) the aggregate face amount of all such Guarantees is not more than $5,000,000; and

          (h) Interest Rate Protection Agreements containing terms satisfactory to the Agent; PROVIDED that the notional principal amount of such Interest Rate Protection

     Agreements does not exceed the amount of indebtedness of Continental and the Continental Subsidiaries outstanding on the date such agreements are entered into.

     SECTION 8.02. NEGATIVE PLEDGE. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Continental Subsidiary or other person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens in favor of the Agent on behalf of the Secured Parties created by the Continental Pledge Agreement and the Continental Subsidiaries' Pledge Agreement;

          (b)  Liens existing on the Closing Date, to the extent set forth in
     Schedule 8.02, securing Indebtedness permitted under Section 8.01(b) or (c) and Operating Leases existing on the Closing Date, to the extent set forth in Schedule 8.02;

          (c) Liens arising after the Closing Date securing Permitted Continental Senior Indebtedness or Indebtedness permitted under Section 8.01(d); PROVIDED that, in the case of Liens securing such Indebtedness permitted under Section 8.01(d), such Liens cover only property and assets covered on the Closing Date and the aggregate principal amount of such Indebtedness so secured does not exceed the amount so secured on the Closing Date;

          (d) Liens attributable to Permitted Continental Sale and Lease-Back Transactions;

          (e) Liens for taxes not yet due or which are being contested in compliance with Section 6.03 and for which adequate reserves have been established;

          (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 6.03 and for which adequate reserves have been established;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) deposits in connection with workmen's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits legislation in respect of employees of the Continental Group;

          (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Continental or any of the Continental Subsidiaries; and

          (j) other Liens securing Indebtedness or other obligations up to an aggregate amount of $5,000,000 at any time outstanding.

     SECTION 8.03. SALE AND LEASE-BACK TRANSACTIONS. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except to the extent that the aggregate amount of Attributable Debt with respect to any such transaction outstanding at any time is no more than $10,000,000 ("PERMITTED CONTINENTAL SALE AND LEASE-BACK TRANSACTIONS").

     SECTION 8.04. INVESTMENTS, LOANS AND ADVANCES. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment, capital contribution or any other beneficial interest in, or issue or permit to exist any guarantee of any Operating Lease or other obligation not constituting Indebtedness of, any other person, except:

          (a)  Cash Equivalents;

          (b) Continental Subsidiary Intercompany Indebtedness incurred by any Continental Subsidiary which is both a Continental Subsidiary Guarantor and a Continental Subsidiary Pledgor; PROVIDED that the principal amount of such Indebtedness incurred by any majority-owned Continental Subsidiary shall not exceed any limitation thereon (or on the amount of indebtedness that can be secured by the pledge of the Equity Interests of such person or of any Affiliate of such person) imposed by contract with or other obligation to any holder of a minority interest therein;

          (c) equity investments in Continental Subsidiaries existing on the Closing Date; PROVIDED that each such Continental Subsidiary (other than any such Continental Subsidiary which is not a Material Subsidiary and other than North Louisiana Rehabilitation Center, Inc., Kansas Rehabilitation Hospital, Inc., CMS Jonesboro Rehabilitation, Inc., Houston Rehabilitation Associates and Baton Rouge Rehab, Inc.) is both a Continental Subsidiary Guarantor and a Continental Subsidiary Pledgor; and

          (d) equity investments by Continental made after the Closing Date to acquire from unrelated third parties a person in a CMS Business, which person becomes a Continental Subsidiary upon consummation thereof, and additional equity investments in any of the then existing Continental Subsidiaries acquired from unrelated third parties; PROVIDED in the case of each such investment that:

               (i) no Default or Event of Default has occurred and is continuing at the time of such investment or would occur immediately after giving effect thereto (on a pro forma basis as if such disposition had occurred on the first day of the applicable Reference Period for purposes of Section 8.17), and Continental shall have prepared and furnished to the Agent prior to the consummation of such investment pro forma financial statements demonstrating to the satisfaction of the Agent that none of the financial covenants in
          Section 8.17 will be violated after giving pro forma effect to such proposed investment;

               (ii) the aggregate Fair Market Value of the consideration, whether payable upon consummation thereof or in the form of earn-outs, non-competes or other deferred payment arrangements, for such investment (in the case of additional equity investments in an existing subsidiary, including the existing amount of the investment in such subsidiary), including cash, securities, other property and the assumption of Indebtedness, does not exceed an amount equal to 10% of the Stockholders' Equity of Continental as of the last day of the then most recent full fiscal quarter for which Continental has delivered its Required Financial Statements to the Agent; and

               (iii) such person (A) shall have executed and delivered to the Agent the Continental Subsidiaries' Guarantee Agreement and the Continental Subsidiaries' Pledge Agreement or (B) such person shall have executed and delivered to the Agent a Supplemental Agreement and thereby become a Subsidiary Guarantor and Subsidiary Pledgor (and all the terms of such Supplemental Agreement shall have been satisfied);

          (e) (i) Continental Subsidiary Intercompany Indebtedness incurred by, and equity investments in, any Continental Subsidiary which is not a Material Subsidiary and is not an Inactive Subsidiary and (ii) advances to K.C. Rehabilitation Hospital, Inc.; PROVIDED that (A) the aggregate amount thereof by, in or to any such single Continental Subsidiary (including K.C. Rehabilitation Hospital, Inc.) shall not exceed $1,000,000 outstanding at any time and (B) the aggregate amount thereof by, in or to all such Continental Subsidiaries (including K.C. Rehabilitation Hospital, Inc.) outstanding at any time shall not exceed $10,000,000;

          (f) other investments existing on the Closing Date, to the extent set forth on Schedule 8.04;

          (g) advances to North Louisiana Rehabilitation Center, Inc., Kansas Rehabilitation Hospital, Inc., CMS Jonesboro Rehabilitation, Inc., Houston Rehabilitation Associates and Baton Rouge Rehab, Inc., evidenced by Intercompany Notes; PROVIDED, THAT, the aggregate principal amount thereof to any such Subsidiary outstanding at any time does not exceed the amount set forth with respect to such Subsidiary on Schedule 8.04;

          (h) advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business; and

          (i) guarantees by Continental of Operating Leases and other obligations not constituting Indebtedness of the Continental Subsidiaries; PROVIDED that any such guarantee of an Operating Lease or other obligation of any such Continental Subsidiary which is not a Wholly Owned Subsidiary of Continental is outstanding on the Closing Date.

     SECTION 8.05.  MERGERS, CONSOLIDATIONS, DISPOSITIONS AND ACQUISITIONS.
(a) Continental will not, and will not cause or permit any of the Continental Subsidiaries to, (i) merge into or consolidate with any other person, (ii) permit any other person to merge into or consolidate with it, (iii) sell, transfer, lease or otherwise dispose of any assets (whether now owned or hereafter acquired) or any interest therein, including through the creation of any joint venture, or (iv) issue or sell any Equity Interests of any of the Continental Subsidiaries, except:

          (A) sales in the ordinary course of business consistent with past practice;

          (B) dispositions of obsolete or useless tangible assets in the ordinary course of business;

          (C) dispositions of up to $10,000,000 in aggregate book value (or $5,000,000 in book value for any single asset) of the assets of Continental or any of the Continental Subsidiaries; PROVIDED that the proceeds thereof are not required to be used, and are not used, directly or indirectly, to purchase or otherwise acquire any Subordinated Debt; and

          (D) if no Default or Event of Default shall have occurred and be continuing at the time thereof or would occur immediately after giving effect thereto, (I) Continental may merge with any of its Wholly Owned Subsidiaries in a transaction in which Continental is the surviving corporation and (II) any such Wholly Owned Subsidiary may merge into or consolidate with any other such Wholly Owned Subsidiary in a transaction in which the surviving entity is such a Wholly Owned Subsidiary and no person other than Continental or any of its Wholly Owned Subsidiaries receives any consideration.

If any person ceases to be a Continental Subsidiary as a result of a disposition permitted under this Section 8.05(a), the Agent shall cancel and release such person's obligations under its Continental Subsidiary Guarantee Agreement and Continental Subsidiary Pledge Agreement.

     (b) Continental will not, and will not cause or permit any of the Continental Subsidiaries to, purchase, lease or otherwise acquire all or any substantial part of the assets of any person, except for assets to be used by Continental or any of the Continental Subsidiaries in the same line of business as Continental; PROVIDED that:

          (i) no Default or Event of Default has occurred and is continuing at the time of any such acquisition or would occur immediately after giving effect thereto (on a pro forma basis as if such acquisition had occurred on the first day of the applicable Reference

     Period for purposes of Section 8.17), and Continental shall have prepared and furnished to the Agent prior to the consummation of such acquisition pro forma financial statements demonstrating to the satisfaction of the Agent that none of the financial covenants in Section 8.17 will be violated after giving pro forma effect to such proposed acquisition; and

          (ii) except in the case of any acquisition from a Wholly Owned Subsidiary of Continental, the aggregate Fair Market Value of the consideration, whether payable upon consummation thereof or in the form of earn-outs, non-competes or other deferred payment arrangements, for such acquisition (including cash, securities, other property and assumption of Indebtedness), plus the costs incurred in acquiring such assets do not exceed the amount equal to 10% of the Stockholders' Equity of Continental as of the last day of the then most recent full fiscal quarter for which Continental has delivered its Required Financial Statements to the Agent.

     SECTION 8.06. DIVIDENDS AND DISTRIBUTIONS. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, (a) declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any Equity Interests of Continental or any of the Continental Subsidiaries, (b) directly or indirectly redeem, purchase, retire or otherwise acquire for value, any equity interests of Continental or any of the Continental Subsidiaries or (c) directly or indirectly redeem, purchase, prepay, retire or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Continental Loans and Continental Subsidiary Intercompany Indebtedness) or set aside any amount for any such purpose; PROVIDED, HOWEVER, that:

          (i) any Continental Subsidiary may declare and pay dividends or make other distributions to Continental or any Wholly Owned Subsidiary of Continental;

          (ii) Continental may acquire additional Equity Interests in a majority-owned Continental Subsidiary; PROVIDED that such acquisition is permitted by Section 8.04(d); and

          (iii) Continental may declare and pay dividends or make other distributions to Horizon, subject to all applicable provisions of the Subordinated Note Indentures;

          (iv) Continental may purchase Indebtedness to the extent permitted under Section 8.16; and

          (v) if no Default or Event of Default has occurred and is continuing at the time thereof or would occur immediately after giving effect thereto, any Continental Subsidiary may declare and pay pro rata cash dividends or make other pro rata cash distributions to unrelated third parties holding minority equity interests in such Continental Subsidiaries to the extent contemplated by applicable agreements with such parties (but this clause
     (v) shall not permit the repurchase or other acquisition of such interests).

     SECTION 8.07. IMPAIRMENT. (a) Continental will not, and will not permit any of the Continental Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Agent on behalf of the Secured Parties with respect to the Continental Collateral, and Continental will not, and will not permit any of the Continental Subsidiaries to, grant to any person (other than the Agent on behalf of the Secured Parties) any interest whatsoever in any Continental Collateral.

     (b) Continental will not, and will not permit any of the Continental Subsidiaries to, enter into or be party to any agreement that subordinates (i) the payment, performance or collateralization of any obligations owing by any
Continental Subsidiary to Continental to    (ii) the payment, performance, or
collateralization of any other obligations (other than the Continental Obligations).

     (c) Continental will not, and will not permit any of the Continental Subsidiaries to, enter into any agreement, any term or condition of which would, if complied with by Continental or any Continental Subsidiary, result in a Default or Event of Default.

     SECTION 8.08. LIMITATION ON RESTRICTIONS ON SUBSIDIARIES. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on (a) the ability of any Continental Subsidiary to (i) pay dividends or make any other distributions on or in respect of its Equity Interests, or pay any Indebtedness owed to Continental or any Continental Subsidiary, (ii) make loans or advances to Continental or any Continental Subsidiary or (iii) transfer any of its properties or assets to Continental or any Continental Subsidiary or (b) the ability of Continental and the Continental Subsidiaries to pledge to the Agent any Equity Interests in any Continental Subsidiary formed or acquired after the Closing Date, except for such encumbrances or restrictions existing under or by reason of:

          (A) customary non-assignment provisions in any lease governing a leasehold interest;

          (B)  this Agreement and the other Loan Documents; and

          (C) encumbrances and restrictions existing on the Closing Date, to the extent set forth in Schedule 8.08.

     SECTION 8.09. NO OTHER NEGATIVE PLEDGES. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of Continental or any of the Continental Subsidiaries, whether now owned or hereafter acquired, or, except as set forth on Schedule 8.09, requiring an obligation to be secured if some other obligation is secured or prohibiting Continental or any of the Continental Subsidiaries from selling, leasing, pledging, hypothecating or otherwise disposing of any assets of such persons, except for:

          (a)  this Agreement;

          (b) any such prohibitions in effect on the Closing Date pursuant to the Subordinated Note Indentures; and

          (c) any agreement with the holder of any Permitted Continental Senior Indebtedness secured by collateral in accordance with Section 8.02(b), to the extent such agreement limits or restricts Continental's right to sell, lease, pledge, hypothecate or otherwise dispose of such collateral.

     SECTION 8.10. TRANSACTIONS WITH AFFILIATES. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise enter into any other transactions with, any of its Affiliates, except that so long as no Default or Event of Default shall have occurred and be continuing, Continental or any of the Continental Subsidiaries may enter into any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions that (a) are set forth in writing, (b) are as favorable to Continental or such Continental Subsidiary as would be obtainable at the time in a comparable transaction on an arm's-length basis from an unrelated third party and (c) with respect to a transaction or series of related transactions involving payments in excess of $10,000,000 in the aggregate, such transaction or series of related transactions shall have been approved by a majority of the independent directors of the Board of Directors of Continental. The provisions of this Section 8.10 shall not prohibit (a) any payment permitted under Section 8.04 or 8.06, (b) any transaction among Continental and any of its Wholly Owned Subsidiaries or among its Wholly Owned Subsidiaries or (c) any transaction expressly permitted by the other provisions of this Agreement or the provisions of any of the other Loan Documents.

     SECTION 8.11. BUSINESS OF CONTINENTAL AND SUBSIDIARIES. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, change the nature of its business as now conducted in any material respect or engage in any business other than the CMS Businesses.

     SECTION 8.12. SALES OF RECEIVABLES. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable.

     SECTION 8.13. CERTAIN AMENDMENTS. (a) Continental will not, and will not cause or permit any of the Continental Subsidiaries to, enter into any amendment, modification or waiver in respect of any term or condition of (i) the certificate of incorporation or by-laws of Continental or of any Material Contract, other than amendments, modifications and waivers which are not, individually or in the aggregate, in the reasonable judgment of the Agent, adverse in any material respect to the rights or interests of the Lenders or
(ii) the articles of incorporation, bylaws, partnership agreement or joint venture agreement of any such Continental Subsidiary, if the effect is to prohibit a change in control or pledge of the Equity Interests of such person.

     (b) Continental will not forgive any Continental Subsidiary Intercompany Indebtedness.

     (c) Continental will not, and will not cause or permit any of the Continental Subsidiaries to, amend, modify or waive, or permit the amendment, modification or waiver of, any of the terms or provisions contained in any agreements relating to any Permitted Continental Senior Indebtedness, other than amendments, modifications and waivers which are not, individually or in the aggregate, in the reasonable judgment of the Agent, adverse in any material respect to the rights or interests of the Lenders.

     SECTION 8.14. CHANGES IN GAAP. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, change its fiscal year (except to cause such year to end on May 31) without the prior written consent of the Required Lenders or change its method of financial accounting except in accordance with GAAP.

     SECTION 8.15. MATERIAL AGREEMENTS. Continental will not, and will not cause or permit any of the Continental Subsidiaries to, default upon or fail to pay any Indebtedness for money borrowed as the same matures, or breach, violate or be in default under either Subordinated Note Indenture or any other Material Contract and fail to cure such breach, violation or default within any applicable cure period or permit any Major Potential Liability of Continental or any of the Continental Subsidiaries to exist.

     SECTION 8.16. SUBORDINATED DEBT. (a) Continental will not, and will not cause or permit any of the Continental Subsidiaries to, enter into any amendment, modification or waiver in respect of any provision of either Subordinated Note Indenture, or any other document or agreement evidencing or relating to the Subordinated Debt issued thereunder, if such amendment, modification or waiver has the effect of (i) changing the definitions of "Permitted Indebtedness," "Senior Indebtedness" or "Credit Facility," changing the subordination provisions, or changing covenants limiting distributions by
subsidiaries or    (ii) otherwise making the covenants and other provisions more onerous or restrictive than those in effect on the date of such Subordinated
Note Indenture.

     (b) Continental will not designate any Indebtedness as "Designated Senior Indebtedness," within the meaning of either Subordinated Note Indenture, except Indebtedness of $50,000,000 or more issued by Continental in accordance with the terms hereof in any single transaction (so long as any Indebtedness so designated shall provide that, at least three days prior to delivery of any notice under either Subordinated Note Indenture, the holders of such Designated Indebtedness shall deliver a copy of such notice to the Agent).

     (c) Neither Continental nor any of its Affiliates shall purchase or acquire, make any offer to any holder thereof to purchase or acquire, or agree to purchase or acquire, any Subordinated Debt of Continental prior to its stated maturity, except that from time to time Continental may purchase (and make offers to purchase) the Subordinated Debt outstanding on the Closing Date under the Subordinated Note Indentures upon the following conditions:

          (i) the aggregate amount of cash spent by Continental or any of its Affiliates after the Closing Date to make any purchases of such Subordinated Debt (including principal and premium, if any) shall in no event exceed $100,000,000; and

          (ii) no Default or Event of Default shall have occurred and be continuing at the time thereof or would occur immediately after giving effect thereto.

     SECTION 8.17.  FINANCIAL COVENANTS.  Continental will not:

          (a) STOCKHOLDERS' EQUITY. Permit the Stockholders' Equity of Continental as of the last day of any fiscal quarter of Continental to be less than the "CONTINENTAL MINIMUM COMPLIANCE LEVEL". The Continental Minimum Compliance Level on the Closing Date shall be equal to 95% of the Stockholders' Equity of Continental as of June 30, 1995, and shall be increased as of the last day of each fiscal quarter of Continental ending after the Closing Date by an amount equal to the sum of (i) 75% of Net Income (if positive) for such fiscal quarter, (ii) the aggregate Net Proceeds of any capital contribution received from Horizon subsequent to the Closing Date, (iii) the amount by which Indebtedness is reduced on the balance sheet of Continental and its Consolidated Subsidiaries upon the conversion or exchange subsequent to the Closing Date of any Indebtedness convertible into or exchangeable for Equity Interests and (iv) the amount of Stockholders' Equity of any person acquired after the Closing Date in a pooling of interests transaction. The foregoing increases in the Continental Minimum Compliance Level shall be fully cumulative and no reduction in the Continental Minimum Compliance Level shall be made to reflect negative Net Income for any period.

          (b) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio of Continental as of the last day of any fiscal quarter of Continental ending during any fiscal year referred to in the chart below to be less than the ratio set forth in the chart below opposite such fiscal year.

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
      Fiscal Year       1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
     ---------------------------------------------------------------------------
         1996            1.50:1.00      1.50:1.00      1.50:1.00      1.50:1.00
     ---------------------------------------------------------------------------
         1997            1.50:1.00      1.50:1.00      1.50:1.00      1.75:1.00
     ---------------------------------------------------------------------------
         1998            1.75:1.00      1.75:1.00      1.75:1.00      1.75:1.00
     ---------------------------------------------------------------------------
         1999            1.75:1.00      1.75:1.00      1.75:1.00      1.75:1.00
     ---------------------------------------------------------------------------
         2000            1.75:1.00      1.75:1.00      1.75:1.00      1.75:1.00
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

          (c) LEVERAGE RATIO. Permit the Leverage Ratio of Continental as of the last day of any fiscal quarter of Continental ending during any fiscal year referred to in the chart below to be greater than the ratio set forth in the chart below for such fiscal quarter in such fiscal year.

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     Fiscal Year        1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
     ---------------------------------------------------------------------------
         1996            0.80:1.00      0.80:1.00      0.80:1.00      0.80:1.00
     ---------------------------------------------------------------------------
         1997            0.80:1.00      0.80:1.00      0.80:1.00      0.75:1.00
     ---------------------------------------------------------------------------
         1998            0.75:1.00      0.75:1.00      0.75:1.00      0.70:1.00
     ---------------------------------------------------------------------------
         1999            0.70:1.00      0.70:1.00      0.70:1.00      0.65:1.00
     ---------------------------------------------------------------------------
         2000            0.65:1.00      0.65:1.00      0.65:1.00      0.60:1.00
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

          (d) DEBT/EBITDAR RATIO. Permit the Debt/EBITDAR Ratio of Continental as of the last day of any fiscal quarter of Continental ending during any fiscal year referred to in the chart below to be greater than the ratio set forth in the chart below for such fiscal quarter in such fiscal year.

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
      Fiscal Year       1st Quarter    2nd Quarter    3rd Quarter    4th Quarter
     ---------------------------------------------------------------------------
         1996            5.50:1.00      5.50:1.00      5.50:1.00      5.00:1.00
     ---------------------------------------------------------------------------
         1997            5.00:1.00      5.00:1.00      5.00:1.00      4.75:1.00
     ---------------------------------------------------------------------------
         1998            4.75:1.00      4.75:1.00      4.75:1.00      4.50:1.00
     ---------------------------------------------------------------------------
         1999            4.50:1.00      4.50:1.00      4.50:1.00      4.00:1.00
     ---------------------------------------------------------------------------
         2000            4.00:1.00      4.00:1.00      4.00:1.00      4.00:1.00
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

          (a) default shall be made by either Borrower in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (c) default shall be made in the due observance or performance by (i) Horizon or any Horizon Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08, 5.09, 5.10 or in Article VII or
     (ii) Continental or any

     Continental Subsidiary of any covenant, condition or agreement contained in
     Section 6.01(a), 6.05, 6.08, 6.09, 6.10 or Article VIII;

          (d) default shall be made in the due observance or performance by any Borrower or Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (c) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent or any Lender to such Borrower;

          (e) any representation or warranty made or deemed made in or in connection with any Loan Document or the extensions of credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (f) any Borrower or Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, with or without the giving of notice, the lapse of time or both, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
     (i) relief in respect of any Borrower or Subsidiary, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or Subsidiary, or for a substantial part of its property or assets, or (iii) the winding-up or liquidation of any Borrower or Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) any Borrower or Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
     (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party or for a substantial part of its property or assets,
     (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against any Borrower or Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Borrower or Subsidiary to enforce any such judgment;

          (j)(i) any person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan, or any Lien shall arise on the assets of any Borrower or Commonly Controlled Entity in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (excluding any termination of a Single Employer Plan pursuant to Section 4041(b) of ERISA) or (v) any Borrower or Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan; and, in each case in clauses (i) through
     (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve possible taxes, penalties, and other liabilities of any Borrower or Subsidiary in an aggregate amount in excess of $1,000,000 (or in the case of clause (v) above, $500,000 per annum); or any other event or condition shall occur or exist with respect to a Plan and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (k) any Lien purported to be created by any Pledge Agreement shall cease to be, or shall for any reason be asserted by any Borrower or Subsidiary not to be, a valid, perfected, first priority Lien on the Collateral covered thereby, other than as a result of an act or omission of the Agent or any Lender;

          (l) any Loan Document shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part in any material respect or shall for any reason not be, or shall be asserted by any Borrower or Subsidiary not to be, in full force and effect and enforceable in accordance with its terms;

          (m) any Material Contract or other material agreement binding on any Borrower or Subsidiary shall be declared by any Governmental Authority to be invalid or unenforceable in whole or in part in any material respect or shall for any other reason not be, or shall be asserted by any Borrower or Subsidiary not to be, in full force and effect and enforceable in accordance with its terms or shall be in default and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (n) any License shall lapse, terminate, or be suspended and such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

          (o) either (i) any Borrower or Subsidiary shall be liable, whether directly, indirectly through required indemnification of any person, or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting property or properties, whether or not owned, leased or operated by any Borrower or Subsidiary, which liability, together with all other such liabilities, could reasonably be expected to have a Material Adverse Effect or (ii) any Federal, state, regional, local or other Governmental Authority shall commence or materially escalate an investigation concerning any matter or take any other action of any kind that, together with all other such actions, could reasonably be expected to have a Material Adverse Effect;

          (p) any Borrower or Subsidiary shall, without the prior written consent of the Required Lenders, (i) take any affirmative or voluntary action to grant or suffer to exist any mortgage, pledge, security interest, encumbrance, or other Lien securing any Subordinated Debt upon any of its properties or assets, (ii) grant any guarantee of the payment or performance of any Subordinated Debt or any obligation relating thereto,
     (iii) prepay, redeem, purchase or acquire (except as permitted by Section 8.16), defease, or otherwise satisfy any Subordinated Debt (or defease any covenants in respect of any Subordinated Debt) prior to its scheduled payment date or maturity, or (iv) make an offer to any holder of Subordinated Debt to, or agree to, prepay, redeem, purchase or acquire (except as permitted by Section 8.16), defease, or otherwise satisfy such Subordinated Debt (or defease any covenants in respect of any Subordinated
     Debt) prior to its scheduled payment date or maturity;

          (q) (i) any Continental Obligations of Continental shall fail to constitute "Senior Indebtedness" under either Subordinated Note Indenture or (ii) any Borrower or Subsidiary shall take any action inconsistent with the status of the Continental Obligations of Continental as "Senior Indebtedness" under the Subordinated Note Indentures; or

          (r)  any Change in Control shall occur;

then, and in every such event, and at any time thereafter during the continuance of such event, the Agent, with the consent of the Required Lenders, may, and at the request of the Required Lenders, shall, take one or more of the following actions, at the same or different times: (i) by notice to the Borrowers terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrowers declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers to the fullest extent permitted under applicable law, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require cash collateral as contemplated by Sections 2.19(k) and 2.20(k) in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreements, the Pledge Agreements or otherwise; or (v) any combination of the foregoing; PROVIDED that in the case of (A) any of the Events of Default with respect to a Borrower described in paragraph (g) or (h) above and (B) the Event of Default specified in paragraph (r) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers to the fullest extent permitted under applicable law, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                    ARTICLE X

                           THE AGENT AND ISSUING BANK

     SECTION 10.01. APPOINTMENT AND AUTHORIZATION. (a) Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent and the Issuing Bank to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Agent or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     (b) The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and hereby agrees (in the case of clause
(ii) below, at the direction of the Required Lenders), (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its pro rata portion, as determined under Section 2.14, of each payment so received; (ii) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and
(iii) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers (including all amendments, waivers and consents entered into) pursuant to this Agreement as received by the Agent.

     SECTION 10.02. LIABILITY OF AGENT. Neither the Agent, the Issuing Bank, nor any of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower or Subsidiary of any of the terms, conditions, covenants or agreements contained in any Loan Document. Neither the Agent nor the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. Each of the Agent and the Issuing Bank may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with
Section 11.04. Each of the Agent and the Issuing Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. Each of the Agent and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. To the fullest extent permitted under applicable law, neither the Agent, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to either Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Borrower or Subsidiary of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agent and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and, to the fullest extent permitted under applicable law, shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

     SECTION 10.03. ACTION BY AGENT. The Lenders hereby acknowledge that neither the Agent nor the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agent and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article IX.

     SECTION 10.04. SUCCESSOR AGENTS. Subject to the appointment and acceptance of a successor as provided below, each of the Agent and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, subject (so long as no Event of Default shall have occurred and be continuing) to the prior written consent of the Borrowers, to appoint a successor. If a successor shall not have been so appointed by the Required Lenders, or shall not have accepted such appointment, within 30 days after the retiring Agent or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Agent or Issuing Bank, as the case may be, may, on behalf of the Lenders, appoint a successor, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as the

Agent or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of the Agent or Issuing Bank, as the case may be, hereunder, the provisions of this Article and Section 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent or Issuing Bank.

     SECTION 10.05. AGENT AND AFFILIATE. With respect to the Loans made by it hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, each of the Agent and the Issuing Bank in its individual capacity and not as the Agent or Issuing Bank shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent or Issuing Bank. Each of the Agent and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with any Borrower or Subsidiary or other Affiliate thereof as if it were not the Agent or Issuing Bank (or such Affiliate thereof).

     SECTION 10.06. INDEMNIFICATION. Each Lender agrees (a) to reimburse each of the Agent and the Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by either Borrower or any Subsidiary, and (b) to indemnify and hold harmless each of the Agent, the Issuing Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or the Issuing Bank or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by either Borrower; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent, the Issuing Bank or any of their respective directors, officers, employees or agents.

     SECTION 10.07. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

          (a) if to Horizon, to it at 6001 Indian School Road, NE, Suite 530, Albuquerque, New Mexico 87110, Attention: General
     Counsel                   (Telecopy No. (505) 881-5097);

          (b) if to Continental, to it at P.O. Box 715, 600 Wilson Lane, Mechanicsburg, Pennsylvania 17055, Attention: General
     Counsel               (Telecopy No. (717) 790-8475) with a copy to Horizon
     at the address provided in clause (a) above;

          (b) if to the Agent or the Issuing Bank, to it at 901 Main Street, 13th Floor, Dallas, Texas 75202, Attention: Agency Services (Telecopy No.
     (214) 508-2118) with copies to (i) Guillermo Borda, Vice President, at the foregoing address and (ii) Fennebresque, Clark, Swindell & Hay, at NationsBank Corporate Center, 100 North Tryon Street, Suite 2900, Charlotte, North Carolina 28202-4011, Attention of Andrew C. Karp (Telecopy No. (704) 347-3838);

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

          (d) if to the Existing Issuing Bank, to it at its address (or telecopy number) set forth on its signature page hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 11.01.

     SECTION 11.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by either Borrower herein or in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agent and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders, the Agent or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

     SECTION 11.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by each Borrower, the Agent, the Issuing Bank and the Existing Issuing Bank, when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and when the conditions set forth in Sections 4.01 and 4.02 to the first Borrowing hereunder shall have been satisfied.

     SECTION 11.04. SUCCESSORS AND ASSIGNS. (a) Subject to Section 11.04(i), whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of either Borrower, the Agent, the Issuing Bank, the Existing Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it, the Notes held by it and the participations in Letters of Credit held by it); PROVIDED, HOWEVER, that (i) any such assignment of such interests, rights and obligations shall be made pro rata between the Facilities, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the assigning Lender shall have obtained the prior written consent to such assignment of the Borrowers and the Agent (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the sum of
(A) the principal amount of the outstanding Loans subject to each such assignment and (B) the unused amount of the Commitment of the assigning Lender subject to such assignment (in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than the lesser of (I) $10,000,000 and (II) the entire remaining amount of the outstanding Loans and unused Commitment of such Lender,
(iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (v) the assignee, if it shall not be a Lender or an Affiliate thereof, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to
Section 11.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13,
2.17 and 10.05, as well as to any interest and Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim;
(ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Borrower or Subsidiary or the performance or observance by any Borrower or Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;
(iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the most recent Required Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each of the Agent and the Issuing Bank to exercise such powers under this Agreement as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental hereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent shall maintain at one of its offices in Dallas, Texas, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder or shall be an Affiliate of a Lender), the processing and recordation fee referred to in Section 11.04(b) and, if required, the written consent of each Borrower to such assignment and, if required, upon granting its own consent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank and the Lenders. Within five Business Days after receipt of notice, each Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in a principal amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of the Commitments, a new Note or Notes payable to the order of such assigning Lender in a principal amount equal to the remaining portion of the Commitments retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note or Notes shall be dated the date of the surrendered Note or Notes which they replace and shall otherwise be in substantially the form of Exhibits A-1 and A-2 hereto, as applicable. Cancelled Notes shall be returned to the applicable Borrower.

     (f) Each Lender may sell participations in all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it, the Notes held by it and the participations in Letters of Credit held by it) to one or more participants; PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) any such participation of such interests, rights and obligations shall be made pro rata between the Facilities, (iii) except in the case of a participation to a Lender or an Affiliate of a Lender, such Lender shall have obtained the prior written consent to such participation of the Borrowers and the Agent (which consent shall not be unreasonably withheld), (iv) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13 and 2.17 to the same extent as if they were Lenders and (v) the Borrowers, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's interests, rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of either Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the principal amount of any Loan, extending the Maturity Date, extending any date for the payment of any interest on any Loan or any Fees, waiving or excusing any such payment or any part thereof, decreasing the rate of interest on any Loan, changing or extending any Commitment or decreasing any Fees, reducing the amount of or postponing the date fixed for any reimbursement of a Letter of Credit Disbursement or, except in connection with a disposition approved by the Required Lenders, permitting the release or sharing of any Collateral under any Pledge Agreement or permitting the release of any guarantor from a Guarantee Agreement or increasing the aggregate Commitments of the Lenders).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.04, disclose to the assignee or participant or proposed assignee or participant any information relating to either Borrower or any of the Subsidiaries furnished to such Lender by or on behalf of such Borrower or any of the Subsidiaries; PROVIDED that, prior to any such disclosure of information designated by such Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder.

     (i) Neither Borrower shall assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise). Any purported assignment or delegation in violation of the foregoing shall be void.

     SECTION 11.05. EXPENSES; INDEMNITY. (a) Each Borrower agrees to pay (whether or not the transactions contemplated hereby shall be consummated) all reasonable out-of-pocket costs and expenses incurred by the Agent or the Issuing Bank in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents, the syndication or closing of the Facility of such Borrower, the administration of the Facility of such Borrower or any amendment, modification or waiver of the provisions hereof or thereof or incurred by the Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents or in connection with the Loans made under the Facility of such Borrower, the Notes issued under the Facility of such Borrower or the Letters of Credit issued under the Facility of such Borrower, including the reasonable fees, charges and disbursements of
(i) Fennebresque, Clark, Swindell & Hay, counsel for the Agent, (ii) any third party consultants retained to assist the Agent in analyzing any due diligence issues with respect to such Borrower and (iii) in connection with any such enforcement or protection, any other counsel for the Agent, the Issuing Bank or any Lender (including the non-duplicative allocated fees and expenses of any in-house staff counsel).

     (b) To the fullest extent permitted under applicable law, each Borrower agrees to indemnify each of the Agent, the Issuing Bank, the Lenders, the Affiliates of the Agent, the Issuing Bank or the Lenders, and their respective directors, officers, employees, agents and Controlling persons (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) the Merger or the Facility of such Borrower, (ii) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations, hereunder or thereunder or the consummation of the Merger and the other transactions contemplated hereby or thereby, (iii) the use of the Letters of Credit or the proceeds of the Loans under the Facility of such Borrower or
(iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. Each Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 11.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's willful malfeasance or gross negligence.

     (c) To the fullest extent permitted under applicable law, each Borrower agrees to indemnify each of the Agent, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any

Federal, state, local or other statute, ordinance, order, judgment, ruling or regulation relating to environmental pollution, regulation or control affecting such Borrower, any of its subsidiaries or its properties or assets, (ii) any Hazardous Materials managed by such Borrower or any of its subsidiaries,
(iii) any event, condition or circumstance involving environmental pollution, regulation or control affecting such Borrower or any of its subsidiaries or its properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. Each Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 11.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from (A) such Indemnified Party's willful malfeasance or gross negligence or (B) any activities of such Indemnified Party which render it liable as an owner or operator of a facility under Section 107 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and all regulations promulgated pursuant thereto.

     (d) In the event that the foregoing indemnity of a Borrower is unavailable or insufficient to hold an Indemnified Party harmless, then, to the fullest extent permitted under applicable law, such Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of such Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

     (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the indemnifying Borrower with reasonable promptness; PROVIDED, HOWEVER, that any failure by such Indemnified Party to notify such Borrower shall not relieve such Borrower from its obligations hereunder except to the extent such Borrower is prejudiced thereby. Such Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) such Borrower has failed to assume the defense and employ counsel as provided herein, (ii) such Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and such Borrower and representation of both such Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii) or
(iii) of the immediately preceding sentence, such Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; PROVIDED, HOWEVER, that in any event such Borrower shall not be required to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel) for all Indemnified Parties. Such Borrower shall be liable only for settlement of any claim against an Indemnified Party made with such Borrower's written consent.

     (f) The provisions of this Section 11.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this
Section 11.05 shall be payable on written demand therefor.

     SECTION 11.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted under law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 11.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY APPLY. To the extent Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Lender for the purposes of determining the Highest Lawful Rate, such Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Lender's right subsequently to change such method in accordance with applicable law. Texas Revised Civil Statute Annotated Article 5069, Chapter 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts), shall not apply to this Agreement, the Notes or the other Loan Documents.

     SECTION 11.08. WAIVERS; AMENDMENT. (a) To the fullest extent permitted under applicable law, no failure or delay of the Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. To the fullest extent permitted under applicable law, the rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. To the fullest extent permitted under applicable law, no waiver of any provision of this Agreement or any other Loan Document or consent to any departure by either Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or


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

demand on either Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

     (b) None of this Agreement, the other Loan Documents and any provision hereof or thereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; PROVIDED, HOWEVER, that no such waiver, amendment or modification shall (i) decrease the principal amount of any Loan, extend the Maturity Date, extend any date for the payment of any interest on any Loan or any Fees, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease the Fees of any Lender without the prior written consent of such Lender, (iii) reduce the amount of or postpone the date fixed for any reimbursement of a Letter of Credit Disbursement without the prior written consent of each Lender affected thereby, (iv) except in connection with a disposition approved by the Required Lenders, permit the release or sharing of any Collateral under any Pledge Agreement or permit the release of any guarantor from any Guarantee Agreement without the prior written consent of each Lender,
(v) increase the aggregate Commitments of the Lenders without the prior written consent of each Lender or (vi) amend or modify the provisions of Section 2.13,
2.14 or 2.15, the provisions of Section 11.04(i), the provisions of this Section
11.08 or the definition of "Required Lenders" or otherwise change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under any provision of this Agreement or any other Loan Document, without the prior written consent of each Lender; PROVIDED further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or Issuing Bank hereunder without the prior written consent of the Agent or the Issuing Bank, as applicable. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 11.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 11.08 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

     SECTION 11.09. INTEREST RATE LIMITATION. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, the Notes, the other Loan Documents or in any of the documents securing payment thereof or otherwise relating thereto, in no event shall the aggregate of any consideration that constitutes interest under law applicable to each Lender that is contracted for, taken, reserved, charged or received under this Agreement, the Notes, the other Loan Documents or under any of the aforesaid agreements exceed the maximum amount allowed by such applicable law. If any such excess of interest contracted for, charged or received under this Agreement, the Notes, the other Loan Documents or under the terms of any of the documents securing payment thereof or otherwise relating thereto, or if the maturity of the indebtedness evidenced by the Notes is accelerated in whole or in part, or in the event that all or part of the principal of or interest on the Notes shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement, the Notes, the other Loan Documents or under any of the documents securing payment thereof or otherwise relating thereto on the amount of principal actually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this Section 11.09 shall govern and control, (ii) neither Horizon, Continental, or any other Subsidiary nor any other person now or hereafter liable under this Agreement or the other Loan Documents for the payment of the Notes shall be obligated to pay in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the person obligated thereon under applicable usury laws, (iii) any such excess shall be applied as a credit against the then unpaid principal amount of the Notes or refunded to the person paying the same, at the holder's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest permitted under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Notes, the other Loan Documents or under such other documents or instruments which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced by the Notes, all interest at any time contracted for, charged or received from either Borrower or otherwise by the holder or holders thereof in connection with the Notes, the other Loan Documents or this Agreement.

     SECTION 11.10. ENTIRE AGREEMENT. (a) This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any agreement previously entered into among the parties with respect to the subject matter hereof and thereof is superseded by this Agreement, the other Loan Documents and the Fee Letter. Nothing in this Agreement, the other Loan Documents or the Fee Letter, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto and the other Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the other Loan Documents or the Fee Letters.

     (b) THIS WRITTEN AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 11.11. SEVERABILITY. To the fullest extent permitted under applicable law, in the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. To the fullest extent permitted under applicable law, the parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 11.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 11.03.

     SECTION 11.13. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 11.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) To the fullest extent permitted under applicable law, each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court or Federal court of the United States of America sitting in Dallas, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted under law, in such Federal court. To the fullest extent permitted under applicable law, each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Borrower or its properties in the courts of any jurisdiction.

     (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Texas State court or Federal court of the United States of America sitting in Dallas, Texas. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted under law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) To the fullest extent permitted under applicable law, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted under law.

     SECTION 11.15. SEVERAL LIABILITY. The obligations of the Borrowers hereunder are several obligations, not joint and several obligations.

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                                       109

                          HORIZON/CMS CREDIT AGREEMENT


     IN WITNESS WHEREOF, the Borrowers, the Agent, the Issuing Bank, the Existing Issuing Bank, and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              HORIZON/CMS HEALTHCARE
                              CORPORATION, as a Borrower

                              by /s/ Ernest A. Schofield
                                --------------------------------------
                              Name:   Ernest A. Schofield
                              Title:  Senior Vice President


                              CONTINENTAL MEDICAL SYSTEMS, INC.,
                              as a Borrower

                              by /s/ Ernest A. Schofield
                                --------------------------------------
                              Name:   Ernest A. Schofield
                              Title:  Senior Vice President


                              NATIONSBANK OF TEXAS, N.A.,
                              as Agent, as Issuing Bank and
                              as a Lender

                              by /s/  Guillermo Borda
                                --------------------------------------
                              Name:   Guillermo Borda
                              Title:  Vice President


                              BANK OF AMERICA NT & SA,
                              as Co-Agent and as a Lender

                              by /s/  Wyatt R. Ritchie
                                --------------------------------------
                              Name:   Wyatt R. Ritchie
                              Title:  Vice President


                              BANKERS TRUST COMPANY,
                              as a Lender

                              by /s/ Christopher Kinslow
                                --------------------------------------
                              Name:   Christopher Kinslow
                              Title:  Vice President

                          HORIZON/CMS CREDIT AGREEMENT


                              BANQUE PARIBAS,
                              as a Lender

                              by /s/ Pierre-Jean de Filippis
                                --------------------------------------
                              Name:   Pierre-Jean de Filippis
                              Title:  General Manager

                              by /s/ Rosemary Davis
                                --------------------------------------
                              Name:   Rosemary Davis
                              Title:  Vice President


                              CHEMICAL BANK,
                              as Co-Agent and as a Lender

                              by /s/ William J. Baggiano
                                --------------------------------------
                              Name:   William J. Baggiano
                              Title:  Managing Director


                              CREDIT LYONNAIS CAYMAN ISLAND
                              BRANCH,
                              as a Lender

                              by /s/ Farboud Tavangar
                                --------------------------------------
                              Name:   Farboud Tavangar
                              Title:  Authorized Signature


                              THE DAIWA BANK, LTD.,
                              as a Lender

                              by /s/ Kirk L. Stites
                                --------------------------------------
                              Name:   Kirk L. Stites
                              Title:  Vice President

                              by /s/ James T. Wang
                                --------------------------------------
                              Name:   James T. Wang
                              Title:  Vice President and Manager

                          HORIZON/CMS CREDIT AGREEMENT


                              DEUTSCHE BANK AG, LOS ANGELES
                              AND/OR CAYMAN ISLANDS BRANCHES,
                              as a Lender

                              by /s/ J. Scott Jessup
                                --------------------------------------
                              Name:   J. Scott Jessup
                              Title:  Vice President

                              by /s/ Christine N. Lane
                                --------------------------------------
                              Name:   Christine N. Lane
                              Title:  Vice President


                              FIRST INTERSTATE BANK OF TEXAS, N.A.,
                              as Co-Agent and as a Lender

                              by /s/ Rajiv Chopiza
                                --------------------------------------
                              Name:   Rajiv Chopiza
                              Title:  Banking Officer


                              MELLON BANK, N.A.,
                              as a Lender

                              by /s/ Richard A. Lopatt
                                --------------------------------------
                              Name:   Richard A. Lopatt
                              Title:  Vice President


                              NATWEST BANK N.A.,
                              as a Lender

                              by /s/ Dilcia Pena Hill
                                --------------------------------------
                              Name:   Dilcia Pena Hill
                              Title:  Vice President

                          HORIZON/CMS CREDIT AGREEMENT


                              PNC BANK NATIONAL ASSOCIATION,
                              as Co-Agent and as a Lender

                              by /s/ Joseph M. Rusnic
                                --------------------------------------
                              Name:   Joseph M. Rusnic
                              Title:  Vice President


                              SHAWMUT BANK CONNECTICUT, N.A.,
                              as Co-Agent and as a Lender

                              by /s/ Manfred O. Eigenbrod
                                --------------------------------------
                              Name:   Manfred O. Eigenbrod
                              Title:  Managing Director


                              SOCIETY NATIONAL BANK,
                              as a Lender

                              by /s/Angela G. Mago
                                --------------------------------------
                              Name:   Angela G. Mago
                              Title:  Vice President


                              THE BANK OF TOKYO TRUST COMPANY,
                              as a Lender

                              by /s/ Neal Hoffson
                                --------------------------------------
                              Name:   Neal Hoffson
                              Title:  Vice President


                              THE BOATMEN'S NATIONAL BANK OF
                              ST. LOUIS, as Co-Agent and as a Lender

                              by /s/ Juan A. Cazorla
                                --------------------------------------
                              Name:   Juan A. Cazorla
                              Title:  Assistant Vice President

                          HORIZON/CMS CREDIT AGREEMENT


                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED, LOS ANGELES AGENCY,
                              as a Lender

                              by /s/ Masatake Yashiro
                                --------------------------------------
                              Name:   Masatake Yashiro
                              Title:  General Manger


                              THE LONG-TERM CREDIT BANK OF JAPAN,
                              LTD., LA AGENCY,
                              as Co-Agent and as a Lender

                              by /s/ Yutaka Kamisawa
                                --------------------------------------
                              Name:   Yutaka Kamisawa
                              Title:  Deputy General Manager


                              THE MITSUBISHI BANK, LTD.,
                              LOS ANGELES BRANCH,
                              as Co-Agent and as a Lender

                              by /s/ Albert W. Kelley
                                --------------------------------------
                              Name:   Albert W. Kelley
                              Title:  Vice President


                              THE NIPPON CREDIT BANK, LTD.,
                              LOS ANGELES AGENCY,
                              as a Lender

                              by /s/ Yoshinobu Fukushima
                                --------------------------------------
                              Name:   Yoshinobu Fukushima
                              Title:  General Manager

                              THE SUMITOMO BANK, LIMITED,
                              as a Lender

                              by /s/ Hiroshi Amano
                                --------------------------------------
                              Name:   Hiroshi Amano
                              Title:  General Manager

                          HORIZON/CMS CREDIT AGREEMENT


                              THE SUMITOMO TRUST & BANKING CO.,
                              LTD., NEW YORK BRANCH,
                              as a Lender

                              by /s/ Suraj P. Bhatia
                                --------------------------------------
                              Name:   Suraj P. Bhatia
                              Title:  Manager, Corporate Finance Dept.


                              SUNWEST BANK OF ALBUQUERQUE, N.A.,
                              as Existing Issuing Bank

                              by /s/ Nancy K. Madigan
                                --------------------------------------
                              Name:   Nancy K. Madigan
                              Title:     Vice President
                              Address:   P.O. Box 25500, 303 Roma NW,
                                         Albuquerque, NM  87102
                              Telecopy: 505-282-4178